UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

THE CENTER FOR WOUND HEALING, INC.
(Name of Registrant As Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing the Information Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

	(1)	Title of each class of securities to which transaction applies:

Common Stock, par value $0.001 per share
	(2)	Aggregate number of securities to which transaction applies:

24,123,638 shares of Common Stock, par value $0.001 per share
(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $0.60 per share

	(4)	Proposed maximum aggregate value of transaction: $14,474,183

	(5)	Total fee paid: $1,032.01

☒	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

The Center For Wound Healing, Inc.
155 White Plains Road, Suite 200
Tarrytown, NY 10591
(914) 372-3150

information statement dated november 19, 2010

To the Stockholders of The Center for Wound Healing, Inc.:

This Information Statement is intended to provide stockholders of The Center for Wound Healing, Inc. (“CFWH”) with information about the terms of the Agreement and Plan of Merger dated as of October 5, 2010 by and among CFWH Holding Corporation, CFWH Merger Sub, Inc., which is a wholly-owned subsidiary of CFWH Holding Corporation and CFWH, the merger and the impact of the transactions contemplated thereby.

This Information Statement relates to a Voting Agreement dated October 5, 2010 pursuant to which holders of a majority of the outstanding shares of CFWH common stock executed and delivered a written consent in lieu of a meeting of stockholders adopting and approving the merger agreement and approving the merger in accordance with the merger agreement, Chapters 78 and 92A of the Nevada Revised Statutes.  The adoption of the merger agreement by the stockholders of CFWH also constitutes approval of the other transactions contemplated by the merger agreement.

This Information Statement is first being mailed on or about November 19, 2010 to the holders of record of the outstanding shares of common stock, $.001 par value per share, of CFWH as of the close of business on November 18, 2010.

we are not asking you for a proxy and
you are requested not to send us a proxy.

please note that this information statement is not a request for a vote by or proxy from any stockholder of cfwh, but rather serves as an information statement for cfwh stockholders designed solely to inform them of the merger agreement and the impact of the merger transaction contemplated thereby pursuant to the requirements of applicable law.

Brokerage houses, nominees, custodians, fiduciaries and other like parties are being asked to forward this Information Statement to the beneficial owners of CFWH common stock held of record as of the close of business on November 18, 2010.

By Order of the Board of Directors,

Andrew G. Barnett
Chief Executive Officer

November 19, 2010

Table of Contents

INFORMATION STATEMENT	1

SUMMARY TERM SHEET	1
The Parties to the Merger	1
The Center For Wound Healing, Inc.	1
CFWH Holding Corporation	1
CFWH Merger Sub, Inc.	1
The Merger	2
Per Share Merger Consideration	2
Determination of the Board of Directors	2
Share Ownership of CFWH Directors and Officers; Voting Agreement	2
Opinion of the Company’s Financial Advisor	3
Material United States Federal Income Tax Consequences	3
Procedures for Receiving the Per Share Merger Consideration	4
Dissenter’s Rights	4
Termination of the Merger Agreement	4
Conditions to Completing the Merger	6
Solicitation and Acceptance of Alternate Acquisition Proposals	7
Financing of the Merger	8
Interests of CFWH’s Directors and Executive Officers in the Merger	9
Regulatory Matters	10
Market Price of CFWH Common Stock	10

QUESTIONS AND ANSWERS ABOUT THE MERGER	10

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION	13

THE MERGER	14
General	14
Background of the Merger	14
Determination of the Board of Directors; Reasons for the Merger; Recommendations	23
Opinion of the Company’s Financial Advisor	26
Financing of the Merger	35
Effects of the Merger	36
Procedures for Receiving the Per Share Merger Consideration	37
Cancellation of Options	38
Treatment of Warrants	38
Escrow	38
Effects on CFWH if the Merger is not Completed	39
Interests of CFWH’s Directors and Executive Officers in the Merger	39
Material U.S. Federal Income Tax Consequences	41
Regulatory Matters	44
Dissenters’ Rights	44
Questions and Additional Information	44

Availability of Documents	44

THE PARTIES TO THE MERGER	44
The Center For Wound Healing, Inc.	44
CFWH Holding Corporation	45
CFWH Merger Sub, Inc.	45
Information Regarding Sverica International	45

THE MERGER AGREEMENT	45
Structure of the Merger	45
Effective Time of the Merger	45
Articles of Incorporation and Bylaws	46
Directors and Officers of Surviving Corporation	46
Conversion of Common Stock	46
Treatment of Options	46
Treatment of Warrants	46
Per Share Merger Consideration	46
Adjustments to Merger Consideration	47
Dissenting Shares; Payment of Per Share Merger Consideration	48
Closing of the Company’s Transfer Books	49
Representations and Warranties	49
Representations and Warranties of the Company	50
Covenants Relating to Conduct of Business Pending the Merger	52
Solicitation of Alternate Acquisition Proposals	54
Access to Information	55
Commercially Reasonable Efforts; Consents and Governmental Approvals; Cooperation	55
Indemnification and Insurance	55
Employee Matters	56
Anti-Takeover Laws	57
FIRPTA Certificate	57
Payment of Company Indebtedness	57
Conditions to Completing the Merger	57
Termination	59
Fees and Expenses	61
Amendment	61
Extension; Waiver; Remedies	62
Governing Law; Jurisdiction; Venue	62

DISSENTER’S RIGHTS	62

OTHER IMPORTANT INFORMATION REGARDING THE COMPANY	64
Price Range of Common Stock	64
Security Ownership of Certain Beneficial Owners and Management	65

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS	66

WHERE YOU CAN FIND ADDITIONAL INFORMATION	67

ii

The Center For Wound Healing, Inc.
155 White Plains Road, Suite 200
Tarrytown, NY 10591
(914) 372-3150

November 19, 2010

INFORMATION STATEMENT

This Information Statement is being furnished to the stockholders of The Center For Wound Healing, Inc., a Nevada corporation, in connection with the Agreement and Plan of Merger dated as of October 5, 2010, by and among CFWH Holding Corporation, CFWH Merger Sub, Inc., and The Center For Wound Healing, Inc., and the transactions contemplated by such agreement.

SUMMARY TERM SHEET

This summary term sheet summarizes selected information in this Information Statement.  It may not contain all of the information that may be important to your consideration of the proposed merger.  You should carefully read this entire Information Statement and the other documents to which this Information Statement refers for a more complete understanding of the proposed merger.

The Parties to the Merger

The Center For Wound Healing, Inc.

The Center For Wound Healing, Inc., in partnership with acute care hospitals, develops and manages wound care centers that render the specialized service of wound care and hyperbaric medicine, throughout the United States.  Its principal executive offices are located at 155 White Plains Road, Suite 200, Tarrytown, NY 10591, and its telephone number is (914) 372-3150.  References to “CFWH”, the “Company”, “we”, “our” or “us” in this Information Statement refer to The Center For Wound Healing, Inc., and its subsidiaries, unless otherwise indicted by the context.

CFWH Holding Corporation

CFWH Holding Corporation, which we refer to in this Information Statement as “Parent”, is a Delaware corporation that was formed by Sverica International LLC in connection with the proposed merger.  It has not conducted any activities to date other than activities incidental to its organization and in connection with the transactions contemplated by the merger agreement.  Parent’s principal executive offices are located at c/o Sverica International, 800 Boylston Street, 33rd Floor, Boston, MA 02199 and its telephone number is (617) 695-0221.

CFWH Merger Sub, Inc.

CFWH Merger Sub, Inc., which we refer to in this Information Statement as “Merger Sub”, is a Nevada corporation and a wholly owned subsidiary of Parent.  Merger Sub has not conducted any activities to date other than activities incidental to its organization and in connection with the transactions contemplated by the merger agreement.  Merger Sub’s principal executive offices are located at c/o Sverica International, 800 Boylston Street, 33rd Floor, Boston, MA 02199 and its telephone number is (617) 695-0221.

See “The Parties to the Merger” beginning on page 44.

The Merger

This Information Statement relates to the Agreement and Plan of Merger, dated as of October 5, 2010, among Parent, Merger Sub and the Company, which we refer to in this Information Statement as the merger agreement, pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation in the merger.  The surviving corporation following the merger will be a wholly-owned subsidiary of Parent.  See “The Merger Agreement” beginning on page 45.  As a result of the merger, the Company will cease to be an independent, publicly reporting company and the Company will no longer be required to file periodic reports with the Securities and Exchange Commission (the “SEC”) and to furnish proxy and information statements to its stockholders under provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  A copy of the merger agreement is attached as Annex A to this Information Statement.  You should read the merger agreement in its entirety because it, and not this Information Statement, is the legal document that governs the merger.

Per Share Merger Consideration

If the merger is completed, holders of shares of CFWH common Stock (other than shares that are exchanged for shares of capital stock of Parent immediately prior to the effective time of the merger and shares as to which dissenter’s rights have been validly exercised) will be entitled to receive an amount in cash, referred to in this Information Statement as the “per share merger consideration” equal to $0.60 in cash, subject to certain adjustments, without interest and less any applicable withholding taxes, for each share of CFWH common stock held.  The cash consideration that such holders of CFWH common stock will receive in the merger will be at least $0.567 per share.  See “The Merger Agreement—Per Share Merger Consideration” beginning on page 46.

Determination of the Board of Directors

After careful consideration, the Company’s board of directors has determined that the merger agreement, and the transactions contemplated thereby, are advisable, fair to and in the best interests of the stockholders of CFWH.  See “The Merger—Determination of the Board of Directors; Reasons for the Merger; Recommendations” beginning on page 23.

Share Ownership of CFWH Directors and Officers; Voting Agreement

In connection with the execution and delivery of the merger agreement, holders of a total of approximately 68.3% of the issued and outstanding shares of CFWH common stock, including all of directors and executive officers of the Company who hold shares of CFWH common stock, entered into a Voting Agreement with Parent pursuant to which such holders have agreed to vote their shares in favor of approval of the merger agreement.

The voting agreement provides that if stockholder parties to the voting agreement own at least a majority of the issued and outstanding shares of CFWH  common stock, then such holders, if they are requested to do so by the Company, must consent in writing to adopt resolutions approving and adopting the merger agreement without a meeting.  On November 2, 2010, such holders consented in writing to the adoption of a resolution approving and adopting the merger agreement and the transactions contemplated thereby.

Opinion of the Company’s Financial Advisor

On September 30, 2010, Gleacher & Company Securities, Inc., which we refer to as Gleacher & Company, rendered its oral opinion to the Board of Directors of the Company (which was subsequently confirmed in writing by delivery of Gleacher & Company’s written opinion dated the same date) to the effect that, as of September 30, 2010, the per share merger consideration to be received by the holders of Company common stock other than the excluded persons in the transaction pursuant to the merger agreement was fair, from a financial point of view, to such holders.  For purposes of Gleacher & Company’s opinion, John V. Capotorto, MD, the Chairman of the Board of Directors and Co-Medical Director of the Company, who will contribute shares of Company common stock to Parent immediately prior to the closing of the transaction in exchange for equity interests in Parent, was the excluded person.

Gleacher & Company’s opinion was directed to the Board of Directors of the Company and only addressed the fairness, from a financial point of view, of the per share merger consideration to be received by the holders of Company common stock other than the excluded persons in the transaction pursuant to the merger agreement, and did not address any other aspect or implication of the proposed transaction.  The summary of Gleacher & Company’s opinion in this Information Statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex B to this Information Statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Gleacher & Company in preparing its opinion.  However, neither Gleacher & Company’s written opinion nor the summary of its opinion and the related analyses set forth in this Information Statement are intended to be, and do not constitute advice or a recommendation to any stockholder as to how such stockholder should act or vote with respect to any matter relating to the transaction.  See “The Merger—Opinion of the Company’s Financial Advisor” beginning on page 26.

Material United States Federal Income Tax Consequences

For U.S. federal income tax purposes, your receipt of cash in exchange for your shares of CFWH common stock generally will cause you to recognize a gain or loss measured by the difference, if any, between the cash you receive in the merger and your adjusted tax basis in your shares of CFWH common stock.  Under U.S. federal income tax law, you may be subject to information reporting on cash received in the merger unless an exemption applies.  Backup withholding may also apply with respect to the amount of cash received in the merger, unless you provide proof of an applicable exemption or a correct taxpayer identification number, and otherwise comply with the applicable requirements of the backup withholding rules.  The tax consequences of the merger to you are complex and will depend upon your particular circumstances.  You should consult your own tax advisor for a full understanding of how the merger will affect your federal, state, local, non-U.S. and other taxes and, if applicable, the tax consequences of the receipt of cash in connection with the conversion of your options to purchase CFWH common stock into the right to receive the appropriate option consideration.  See “The Merger—Material U.S. Federal Income Tax Consequences” beginning on page 41.

Procedures for Receiving the Per Share Merger Consideration

See “The Merger—Procedures for Receiving the Per Share Merger Consideration” beginning on page 37.  Prior to the effective time of the merger, Parent will appoint a bank or trust company reasonably satisfactory to CFWH to act as paying agent for the payment of the merger consideration, without interest and net of any applicable withholding taxes.

If shares of CFWH common stock (excluding any shares held by Parent, CFWH and either of their subsidiaries) are held in certificated form, the paying agent will pay the per share merger consideration payable with respect to each of such shares, pursuant to the terms of the merger agreement, upon surrender of the certificates representing such shares.  If shares of CFWH common stock (other than shares held by Parent, CFWH or any of their respective subsidiaries) are registered with the transfer agent in any book-entry or uncertificated form, such stockholders will receive instructions from their broker as to how to surrender their shares and receive the per share merger consideration payable with respect to each of such shares following the completion of the merger.  AFTER THE MERGER HAS BEEN COMPLETED, YOU WILL RECEIVE A LETER OF TRANSMITTAL AND OTHER DOCUMENTS TO ENABLE YOU TO RECEIVE THE PER SHARE MERGER CONSIDERATION.  YOU SHOULD NOT FORWARD YOUR STOCK CERTIFICATES TO THE PAYING AGENT WITHOUT A LETTER OF TRANSMITTAL.

Dissenter’s Rights

Under Chapter 92A, Sections 92A.300 through 92A.500 of the Nevada Revised Statutes (“NRS”), if you do not vote in favor of the adoption of the merger agreement, the merger and the other transactions contemplated by the merger agreement, you will be entitled to payment of “fair value” for your shares (as described in such statute) as a dissenting owner if and only if you comply strictly with all of the procedural and other requirements of Sections 92A.300 through 92A.500 of the NRS.  Your rights as a dissenting owner are described in the section entitled "Dissenter's Rights" beginning on page 62.  The summary contained in that section does not purport to be a complete statement of the method of compliance with Sections 92A.300 through 92A.500 of the NRS.  The summary is qualified in its entirety by reference to the copy of Sections 92A.300 through 92A.500 of the NRS attached as Annex C to this Information Statement.

Termination of the Merger Agreement

Under certain circumstances, CFWH and Parent may terminate the merger agreement and abandon the merger prior to the effective time of the merger, whether before or after obtaining the required stockholder approval.  See “The Merger Agreement—Termination” beginning on page 59.  Circumstances under which the merger agreement can be terminated include the following:

•	by mutual written consent of the Company and Parent;

•
by either the Company or Parent if any governmental authority shall have issued an order, decree or ruling, or taken any other action permanently restraining, enjoining or otherwise prohibiting the merger and such order, decree, ruling or other action shall have become final and non-appealable; either party must have used all commercially reasonable efforts to lift and rescind such order, decree, ruling or action;

•
by either the Company or Parent, if the merger shall not have been consummated on or before April 8, 2011, the date which is 150 calendar days following the date on which the Company filed the preliminary Information Statement with the SEC;

•	by the Company, if there shall have been a breach by Parent or Merger Sub of any of their covenants or agreements or any of the representations or warranties set forth in the merger agreement;

•	by Parent, if there shall have been a breach by the Company of any of its covenants or agreements or representations or warranties set forth in the merger agreement; or

•
by Parent if (A) there shall have been any willful breach of the Company’s obligations relating to the solicitation of alternate acquisition proposals;  (B) the Company’s board of directors of the company (or a committee thereof) fails to make or include in a proxy or information statement relating to the merger its recommendation that holders of shares of CFWH common stock vote in favor of approval of the merger agreement or effects a change of such recommendation (or publicly announces any intention to do so), or (C) the Company’s board of directors (or a committee thereof) approves or recommends, or publicly proposes to approve or recommend, any alternate acquisition proposal, or (D) the Company delivers to Parent a notice of “superior proposal”.

•
by the Company if at any time prior to the time that holders of CFWH common stock vote on the merger agreement, (A) the Company  shall have delivered to Parent a notice of superior proposal, in accordance with the terms and procedures set forth in the merger agreement, (B)  following expiration of the forty-eight (48) hour period after delivery of such notice of superior proposal, the “superior proposal” described in such notice shall continue to constitute a “superior proposal”, and (C)  the Company concurrently with such termination pays to Parent in immediately available funds an amount in cash equal to all out-of-pocket expenses incurred by Parent in connection with the merger agreement and the transactions contemplated thereby and a termination fee of $1 million.

Because the holders of a majority of the issued and outstanding CFWH common stock have approved the merger agreement by written consent without a meeting, the vote of the Company’s stockholders to approve the merger agreement has already been obtained.

Conditions to Completing the Merger

The obligations of the parties to complete the merger agreement are subject to a number of conditions.  See “The Merger Agreement—Conditions to Completing the Merger” beginning on page 57.

The obligations of the Company, Parent and Merger Sub to consummate the merger are subject there being no order, stay, judgment, injunction or decree issued by any court or governmental authority of competent jurisdiction of the federal government of the United States of America or any state thereof making the merger illegal or otherwise prohibiting the consummation of the merger;

The obligations of Parent and Merger Sub to consummate the merger are subject to the satisfaction of the following additional conditions or waiver by Parent, at or prior to the effective time, of the following conditions:

•	Accuracy of the representations and warranties of the Company contained in the merger agreement;

•	Performance by the Company in all material respects of the covenants and agreements required to be performed by it under the merger agreement at or prior to the effective time of the merger;

•	The receipt of consents of specified third parties;

•	The absence of any material adverse effect on the Company after the date of the merger agreement;

•
The receipt by Parent of financing in the necessary amounts and on terms that are reasonably acceptable to Parent to permit it, together with the contemplated equity investment by Sverica provided for in the merger agreement, to satisfy its obligations to pay the aggregate merger consideration, and to make the payments required to pay the principal of, and interest on, the Company’s indebtedness to Signature Bank and Bison Capital Equity Partners II-A, L.P., and Bison Capital Equity Partners II-B, L.P. (collectively, “Bison”);

•	The release of all liens (other than permitted liens);

•	The receipt by Parent of the written resignation, effective as of the closing, of each director and officer of the Company and its subsidiaries as specified in the merger agreement;

•	No greater than five percent (5%) of the shares of CFWH common shares outstanding shall have exercised dissenter’s rights;

•
The termination of each of the existing employment and consulting agreements between the Company, on the one hand, and each of the directors and executive officers of the Company who are parties to such agreements, on the other hand;

•	The execution and delivery by each of Messrs. Andrew Barnett and David Walz and Dr. John V. Capotorto of new employment agreements with the Company as the surviving corporation in the merger;

•	The execution and delivery by Dr. Capotorto of a rollover seller agreement with Parent relating to the exchange of a portion of his shares of CFWH common stock for shares of capital stock of Parent;

•
The execution and delivery by the Company, as the surviving corporation in the merger, of a management agreement with Parent, and the making of the payment required to be made to Parent at closing pursuant to such agreement;

•
The execution and delivery by Mr. Douglas B. Trussler, in his capacity as stockholder representative, of an escrow agreement relating to the deposit into escrow agreement relating to the deposit into escrow of $200,000, such amount to be held in escrow with respect to a claim for compensation allegedly due from the Company;

•
The absence of action taken, or any statute, rule, regulation, judgment, order or injunction promulgated, entered, enforced, enacted, issued or deemed applicable to the merger by any domestic or foreign court or other governmental authority that, in the reasonable judgment of the Parent, would be expected to, directly or indirectly, prohibit or impose any material limitations on, the Parent’s ownership or operation of all or a material portion of the Company’s or any subsidiary’s businesses or assets, or compel the Parent to dispose of or hold separate any material portion of the business or assets of the Company;

•	The receipt by Parent of the legal opinion of the Company’s counsel, and upon which the lenders providing the financing for the merger may rely;

•	The absence of any damage, destruction or loss to the Company by reason of certain specified casualties;

The obligation of the Company to effect the merger is also subject to the satisfaction or waiver by the Company at or prior to the effective time of the following conditions:

•	The accuracy of the representations and warranties of Parent and Merger Sub contained in the merger agreement;

•	The performance by each of Parent and Merger Sub of their respective covenants and agreements required to be performed by them under the merger agreement at or prior to the effective time.

•	The payment by Parent of all of the Company’s indebtedness to Signature Bank and Bison, as provided in the merger agreement.

Solicitation and Acceptance of Alternate Acquisition Proposals

From and after the date of the merger agreement, CFWH is generally not permitted to directly or indirectly:

•	solicit, initiate or knowingly facilitate any acquisition proposal regarding CFWH or any proposal that is reasonably likely to lead to an acquisition proposal;

•	participate in any way in discussions or negotiations with, or furnish any non-public information to, any person that has made an acquisition proposal for CFWH;

•
withdraw or modify in a manner adverse to Parent the recommendation of CFWH’s board of directors that adoption of the merger agreement by CFWH’s stockholders is advisable and that the board has determined that the merger is fair to and in the best interests of CFWH’s stockholders;

•	other than the merger, approve or recommend any acquisition proposal; or

•	enter into any agreement or letter of intent with respect to any acquisition proposal.

The merger agreement provides that if, prior to obtaining stockholder approval of the proposed merger, the Company receives a bona fide unsolicited alternative acquisition proposal that the board of directors of the Company believes in good faith, after taking into consideration the advice of its financial advisors and outside counsel, that such acquisition proposal constitutes or would reasonably be expected to result in a superior proposal, then the Company may furnish information with respect to the Company and its subsidiaries to the person making such acquisition proposal and participate in discussions or negotiations concerning such acquisition proposal as provided in the merger agreement.

Because the holders of a majority of the issued and outstanding shares of CFWH common stock have consented to the approval of the merger agreement and the transactions contemplated thereby, including the merger, the board of directors may no longer (i) withdraw, modify, qualify, or propose publicly to withdraw, modify or qualify in a manner adverse to Parent or Merger Sub, its recommendation that the Company’s stockholders vote in favor of approval of the merger, or (ii) approve, endorse or recommend or enter into a letter of intent or similar agreement in principle or any definitive agreement contemplating or otherwise relating to, a superior proposal.

Financing of the Merger

Parent has received commitment letters from Signature Bank and from BNY Mezzanine Partners, L.P., to provide debt financing (and, in the case of BNY Mezzanine Partners, L.P., equity financing) required to consummate the merger on the terms contemplated by the merger agreement.  This debt and equity financing, together with the equity financing that Sverica has agreed to provide to Parent subject to the satisfaction of the conditions to the obligations of Parent in the merger agreement, will provide Parent with adequate debt and equity financing to consummate the merger and to pay the aggregate consideration payable to holders of shares of CFWH common stock and to pay in full the principal of, and interest on, indebtedness of the Company required to be paid at the effective time of the merger.

The obligation of Parent and Merger Sub to complete the merger is subject to Parent’s obtaining such financing.  See “The Merger—Financing of the Merger” beginning on page 35.

Mr.  Andrew G. Barnett, the Chief Executive Officer of the Company has agreed to purchase 500,000 shares of preferred stock of Parent for a total purchase price of $500,000, and Mr. David Walz, the President of the Company, has agreed to purchase 300,000 shares of preferred stock of Parent for a total purchase of $300,000.  Messrs. Barnett and Walz each also will receive a loan form Parent for half of the purchase price payable by him in such purchase.  See “The Merger—Interests of CFWH’s Directors and Executive Officers in the Merger” beginning on page 39.

John V. Capotorto, MD, the Chairman of the Board of Directors of the Company and the Company’s current Co-Medical Director, has agreed to exchange shares of CPWH common stock valued at $600,000 (at a price per share equal to the per share merger consideration) for 600,000 shares of preferred stock of Parent.  See “The Merger—Interests of CFWH’s Directors and Executive Officers in the Merger” beginning on page 39.

Interests of CFWH’s Directors and Executive Officers in the Merger

CFWH’s stockholders should be aware that certain of CFWH’s directors and executive officers have interests in the transaction that are different from, and/or in addition to, the interests of CFWH’s stockholders generally.  The CFWH board of directors was aware of these potential conflicts of interest and considered them, among other matters, in reaching their decisions and recommendations with respect to the merger agreement and related matters.

Andrew G. Barnett, the Company’s Chief Executive Officer, Mr. David Walz, the Company’s President, and John V. Capotorto, M.D., a director of the Company and the Company’s Co-Medical Director, have entered into new employment agreements with the Company that will take effect at the effective time of the merger.  Mr. Barnett will purchase shares of preferred stock of Parent representing approximately 1.68% of the issued and outstanding equity interests of Parent on a fully diluted basis, for a total purchase price of $500,000 and will receive a loan for half of such purchase price, and Mr. Walz will purchase shares of preferred stock of Parent representing approximately 1.01% of the issued and outstanding equity interests of Parent on a fully diluted basis for a total purchase price of $300,000, and will receive a loan for half of such purchase price.

Each of Messrs. Barnett and Walz and Dr. Capotorto will also receive restricted stock awards from Parent at the effective time of the merger.

Dr. Capotorto also will exchange shares of CFWH common stock valued at $600,000 (valued at the per share merger consideration) for shares of preferred stock of Parent.

It is anticipated that Phillip Forman, DPM, a director of the Company and Co-Medical Director of the Company, will enter into a new consulting agreement with the Company that will take effect at the effective time of the merger.

Each of Messrs. Barnett and Walz and Drs. Capotorto and Forman has agreed to waive the payments to which they otherwise would be entitled under his existing employment agreement by reason of a change of control of the Company, in the case of Dr. Forman, in consideration for a payment of $200,000 at the effective time of the merger.

It is also currently anticipated that the employment of Mr. Michael J. Jakolat, the Company’s Chief Financial Officer and Chief Accounting Officer, will not continue after the effective time of the merger.  Consequently, Mr. Jakolat be entitled to receive a total of approximately $291,600 under his existing employment agreement by reason of a change of control of the Company.

For more information concerning these arrangements, see “The Merger—Interests of CFWH’s Directors and Officers in the Merger” beginning on page 39.

The merger agreement also provides for the indemnification by the Company of directors, officers, employees and agents of the Company for a period of six years following the effective time of the merger and for the maintenance of directors’ and officers’ liability insurance coverage for such persons for a period of six years following the effective time of the merger.  See “The Merger Agreement—Indemnification and Insurance” beginning on page 55.

Regulatory Matters

The completion of the merger does not require the approval of any United States federal or state regulatory authority.

Market Price of CFWH Common Stock

The closing price of CFWH common stock on the OTC Bulletin Board on October 5, 2010, the last trading day prior to announcement of the proposed merger transaction, was $0.25 per share.  The maximum $0.60 per share merger consideration to be paid, without interest and gross of any applicable withholding taxes, for each share of CFWH common stock represents a premium of approximately 140% to the closing price of CFWH common stock on October 5, 2010.

QUESTIONS AND ANSWERS ABOUT
THE MERGER

The following questions and answers address briefly some questions you may have regarding the special meeting, the merger agreement and the proposed merger.  These questions and answers may not address all questions that may be important to you as a stockholder of CFWH.  Please refer to the more detailed information contained elsewhere in this Information Statement and the appendices to this Information Statement.

Q:	Why am I receiving this Information Statement?

A:
CFWH and Parent have agreed that CFWH will merge with Merger Sub, subject to certain conditions.  CFWH is providing this Information Statement in accordance with applicable law in order to notify its stockholders that the holders of approximately 68.3% of the issued and outstanding shares of CFWH common stock have consented in writing to the approval of the merger agreement and the transactions contemplated by the merger agreement, including the proposed merger, and to provide important information about the merger and the merger agreement.  You should read this information carefully and in its entirety.  We have attached a copy of the merger agreement as Annex A.

Q:	What will be the effect of the merger?

A:
Under the merger agreement, Merger Sub, a wholly owned subsidiary of Parent, will be merged with and into CFWH, with CFWH being the surviving corporation in the merger.  Merger Sub is a Nevada corporation formed by Parent for the purpose of completing the merger.  After the merger, you will no longer have an equity interest in CFWH and will not participate in any potential future earnings or growth of CFWH.

Q:	What will I receive in the merger?

A:
If the merger is completed, you will be entitled to receive $0.60 in cash, without interest and less any applicable withholding taxes, subject to certain adjustments, for each share of CFWH common stock that you own.  The minimum cash consideration that holders of CFWH common stock will receive in the merger will be $0.567 per share.

See “The Merger Agreement—Per Share Merger Consideration” and “The Merger Agreement—Treatment of Options” beginning on page 46

Q:	What vote of our stockholders is required to approve the merger agreement?

A:
Completion of the merger requires the approval of the merger agreement by the  holders of a majority of the shares of CFWH common stock outstanding.  Because the holders of approximately 68.3% of the issued and outstanding shares of CFWH common stock have consented in writing to the approval of the merger agreement and the transactions contemplated thereby, including the merger, the approval of the merger agreement and the transactions contemplated thereby, including the merger, has been obtained.

Q:	What do I need to do now?

A:	After carefully reading and considering the information contained in this Information Statement, you do not need to take any further action at this time unless you wish to dissent from the merger.

Q:	When do you expect the merger to be completed?

A:
We are working to complete the merger as soon as practicable, and we anticipate that it will be completed during the fourth quarter of 2010, and the satisfaction of the closing conditions under the merger agreement.

Q:	What is required to complete the merger?

A:
We are not required to complete the merger unless a number of conditions are satisfied or waived.  For a more complete summary of the conditions that must be satisfied or waived prior to completion of the merger, see “The Merger Agreement—Conditions to Completing the Merger” beginning on page 57.

Q:	Should I send in my stock certificates now?

A:
No.  Shortly after the merger is completed, you will receive a letter of transmittal with instructions informing you how to send in your stock certificates to the paying agent in order to receive the consideration to which you are entitled in the merger.  You should use the letter of transmittal to exchange stock certificates for that consideration.  YOU SHOULD NOT FORWARD YOUR STOCK CERTIFICATES TO THE PAYING AGENT WITHOUT A LETTER OF TRANSMITTAL.

Q:	What if my stock is uncertificated and held in “street name”?

A:
If your shares are uncertificated and held in “street name” by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee shortly after the merger is completed as to how to effect the surrender of your “street name” shares in exchange for the consideration to which you are entitled in the merger.  Shortly after the merger is completed, your broker, bank or other nominee will receive a letter of transmittal with instructions informing them how to send the paying agent book-entry account statements reflecting the ownership of such street name stock in order to receive the consideration payable in the merger.  See “The Merger—Procedures for Receiving the Per Share Merger Consideration” beginning on page 37.

Q:	What if I own options?

A:	If you are the beneficial owner of options, your options will be cancelled as of the effective time of the merger. See “The Merger—Cancellation of Options” beginning on page 38.

Q:	What if I hold warrants?

A:
If you hold warrants to purchase shares of CFWH common stock, other than certain warrants specified in the merger agreement, your warrants will be cancelled and cease to exist.  With respect to certain warrants specified in the merger agreement, such warrants will be cancelled and cease to exist following the delivery by the surviving corporation of an amount in cash in accordance with the terms of the agreement governing such warrants.  See “The Merger—Treatment of Warrants” beginning on page 46.

Q:	Will the merger be taxable to me?

A:
Yes.  The receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign income or other tax laws.  You should consult your own tax advisor for a full understanding of how the merger will affect your federal, state, local, non-U.S. and other taxes and, if applicable, the tax consequences of the receipt of cash in connection with the conversion of your options to purchase CFWH common stock into the right to receive the appropriate option consideration.  See “The Merger—Material U.S. Federal Income Tax Consequences” beginning on page 41.

Q:	Am I entitled to dissenter’s rights?

A:	Under Nevada, holders of shares of CFWH common stock are entitled to exercise dissenter’s rights in connection with the merger. See “Dissenter’s Rights” beginning on page 62.

Q:	How can I obtain additional information about CFWH?

A:
We will provide a copy of our Annual Report on Form 10-K for the year ended June 30, 2010, excluding its exhibits, and other filings with the SEC without charge to any stockholder who delivers a written request to CFWH’s investor relations department at The Center For Wound Healing, Inc., 155 White Plains Road, Suite 200, Tarrytown, NY 10591.  Our Annual Report on Form 10-K and other SEC filings also may be accessed on the Internet at www.sec.gov.  For a more detailed description of the information available, please refer to “Where You Can Find Additional Information” beginning on page 67.

Q:	Who can help answer my other questions?

A:	If you have more questions about the merger, or need additional copies of this Information Statement, you should contact the office of the Company’s Chief Executive Officer at (914) 372-3150.

CAUTIONARY STATEMENT CONCERNING
FORWARD-LOOKING INFORMATION

Certain statements in this Information Statement, and the documents to which we refer you in this Information Statement, are not historical and constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, or the PSLRA.  We claim the protection of the PSLRA’s safe harbor for forward-looking statements with respect to all of our forward-looking statements.  When we discuss our future financial performance (including future revenues, earnings, cash flows or growth rates), ongoing business strategies or prospects, and possible future Company actions, or use words such as “will,” “should,” “likely,” “believe,” “expect,” “anticipate,” “estimate” or similar expressions, we are making forward-looking statements.  These forward-looking statements represent our outlook only as of the date of this report.  While we believe that our forward-looking statements are reasonable, you should not place undue reliance on any such forward-looking statements.  Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different.  Factors that might cause such a difference include, without limitation, the risks and uncertainties discussed from time to time in this report and our other reports filed with the SEC, including the following:

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;

•	the outcome of any legal proceedings that may be instituted against CFWH, members of our board of directors and others relating to the merger agreement;

•	the inability to complete the merger due to the failure to satisfy conditions to consummate the merger;

•	the failure of the merger to close for any other reason;

•	risks that the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger;

•	a significant delay in the expected completion of the merger;

•	general economic and market conditions; and

•	the amount of the costs, fees, expenses and charges related to the merger.

Other factors not currently anticipated by management may also materially and adversely affect our financial position and results of operations.  We do not undertake, and expressly disclaim, any obligation to update or alter our statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

THE MERGER

The following is a description of the material aspects of the merger.  While CFWH believes that the following description covers the material terms of the merger, the description may not contain all of the information that is important to CFWH stockholders.  CFWH encourages you to carefully read this entire Information Statement, including the appendices (which include the merger agreement), for a more complete understanding of the merger.

General

CFWH’s board of directors has approved the merger agreement and the transactions contemplated thereby.  In the merger, Merger Sub will merge with and into CFWH, which will be the surviving corporation in the merger.  As a result of the merger, the separate corporate existence of Merger Sub shall cease and CFWH will continue as the surviving corporation of the merger.  Parent will issue to the paying agent for the benefit of holders of shares of CFWH common stock (other than certain shares being exchanged for shares of capital stock of Parent) $0.60 in cash, subject to certain adjustments as described below, for each share of CFWH common stock outstanding at the effective time of the merger.  The minimum cash consideration that holders of CFWH common stock will receive in the merger will be $0.567 per share.

Background of the Merger

The execution and delivery of the merger agreement represents the culmination of a concerted effort by the CFWH Board of Directors to achieve an opportunity for all of the Company’s stockholders to obtain cash consideration for their shares in the near term.

In response to desires expressed by certain significant holders of shares of CFWH common stock for an opportunity to obtain cash for their shares in the near term, at a meeting held on June 9, 2009, the board of directors of CFWH engaged in a general discussion of the possibility of a sale of the Company.  As part of this discussion, the directors discussed the potential timing and process involved, including the Company’s need to engage a financial advisor to assist CFWH in determining whether to pursue a potential sale of the company, soliciting indications of interest from potential purchasers and evaluating any proposed transactions.

At the recommendation of management, the CFWH board of directors engaged Gleacher & Company  Securities, Inc. (formerly known as Broadpoint Capital, Inc.) to act as the Company’s financial advisor in connection with, among other things, a possible sale of the Company on June 30, 2009.

During the summer and early fall of 2009, the Company, with the assistance of Gleacher & Company, identified potential acquirers.

During the summer and fall of 2009, Gleacher & Company, at the Company’s request, began contacting approximately 75 potential purchasers to solicit indications of interest in a possible acquisition of the Company.  Preliminary, summary information was sent to 55 of those parties. Forty-one parties executed a confidentiality agreement with the Company and received access to confidential, non-public information regarding the Company.

By November 5, 2009, a total of nine parties had submitted preliminary proposals to acquire the Company, and management made presentations to eight of those parties during the period between November 20 through December 3, 2009.

Also, during the month of December 2009, Butzel Long, the Company’s outside counsel, and the Company’s management, drafted a proposed form of merger agreement to send to potential acquirers.

On January 19, 2010, at a meeting of the Company’s board of directors, representatives of Gleacher & Company informed the board that of the nine parties which had received presentations from the Company’s management, four private equity firms had expressed a continuing interest in a possible acquisition of the Company and submitted preliminary indications of interest in acquiring the Company.  Following the receipt of preliminary indications of interest from such private equity firms, a deadline of January 26, 2010, was established for the receipt of final bids, including a proposed final price to be paid, term sheets for financing, and a mark-up of the Company’s proposed form of definitive merger agreement.

At the January 19, 2010 meeting, the board of directors of the Company, with the assistance of Gleacher & Company and Butzel Long, a professional corporation, the Company’s legal counsel, reviewed the preliminary indications of interest received from the four private equity firms.  Gleacher & Company noted that, at that time, potential purchasers of small and midsize companies were having greater difficulty in obtaining debt financing for their proposed transactions than potential purchasers of larger companies.

The board of directors, with the assistance of management and Gleacher & Company, also discussed recent trends in the Company’s cash flow and the potential impact of those trends on the acquisition prices that prospective bidders might propose.

At such meeting, Butzel Long also advised the directors that the board would have to approve any proposed merger transaction, that the board would have to recommend any merger transaction to the holders of CFWH common stock, and that the affirmative vote of a majority of the issued and outstanding shares of CFWH common stock would be required to approve any merger transaction, as well as the fact that stockholders would be entitled to exercise dissenter’s rights.

Butzel Long also reviewed certain corporate governance matters, including directors’ duty of confidentiality, the need by directors to refrain from trading in securities of the Company, and the directors’ fiduciary duties in making decisions concerning the Company, including in connection with any merger transaction.

The CFWH board of directors met on February 3, 2010, to consider, with the assistance of its legal and financial advisors, a proposal from a private equity firm (“Initial Bidder”) to acquire the Company received prior to the bid deadline of January 26, 2010.

Gleacher & Company informed the board that two other parties had declined to submit proposals prior to the bid deadline, and that a fourth party who had not submitted a proposal had requested further information.  Although the Company had provided the fourth party with additional information in response to its request, the fourth party had ultimately advised the Company that it would not be submitting a proposal to acquire the Company.

The CFWH board was advised that Initial Bidder’s proposal had ascribed an enterprise value of $42 million to the Company, which translated into a value of $0.53 per share of CFWH common stock.

The board then engaged in a discussion in which it was noted that although certain of the directors owned a significant number of the outstanding shares of CFWH common stock, it was not certain whether stockholders would approve a transaction that would yield consideration to holders of Company Common Stock of $0.53 per share.  Accordingly, it was determined that certain directors would discuss the matter with one or two significant stockholders, provided that such stockholders confirmed their agreement to keep the information confidential and not engage in any trading in CFWH common stock.

At the conclusion of the discussion, the Company’s board of directors directed Gleacher & Company to advise Initial Bidder that the board had met, that the board would follow up to seek guidance from certain major stockholders but to indicate that although the valuation of the Company set forth in the Initial Bidder’s proposal was not acceptable, the Company desired to review matters with the Initial Bidder that that might persuade the Initial Bidder to increase its valuation of the Company.

On February 4, 2010, at a meeting of the Company’s board of directors, a director advised the board that, based upon his discussions with certain key stockholders, such stockholders would consider supporting a transaction at an enterprise value of $49 million to $50 million resulting in the receipt by stockholders of cash consideration in the range of $0.80 per share, and requested that Gleacher & Company inquire whether Initial Bidder would be willing to pursue a transaction at this valuation.  At the conclusion of the discussion, management was directed to make a counterproposal to Initial Bidder regarding the acquisition of the Company at an enterprise valuation of at least $49 million.

After this meeting, discussions continued with Initial Bidder.

At a meeting held of the Company’s board of directors held on February 12, 2010, management informed the board of directors regarding discussions between the Company and Initial Bidder further to Initial Bidder’s January 26, 2010, proposal and a revised proposal that Initial Bidder submitted on February 10, 2010.

The board of directors was also advised that approximately 30 minutes prior to the start of the meeting, Gleacher & Company had received a letter from another private equity firm (“Second Bidder”), proposing the acquisition of the Company by a portfolio company of Second Bidder at an enterprise value not to exceed $40 million and that, at the request of the Company, Second Bidder had been informed that, to be considered by the board, a proposal by Second Bidder would have to reflect an enterprise value of at least $45 million to $49 million.

The Second Bidder’s proposal also required that Bison roll over (reinvest) all principal of, and accrued interest on, the notes of the Company held by Bison, into notes of the acquiring entity having substantially the same terms as currently outstanding notes of the acquiring entity.

The representatives of Bison who are directors of the Company advised that Bison would not agree to roll over its outstanding notes.

At the conclusion of this discussion, the Company’s board of directors concluded that, given the valuation range and other conditions set forth in its letter, the proposal from Second Bidder did not merit further consideration at that time.

A preliminary analysis of the revised proposal received from Initial Bidder, which ascribed an enterprise value of $45.5 million to the Company, implied that, after deducting from that enterprise value net debt anticipated by management to be outstanding at April 30, 2010 and aggregate transaction expenses of approximately $2.9 million, the cash consideration payable to holders of CFWH common stock would be approximately $0.70 per share.

The Board was also advised that the revised proposal from Initial Bidder contemplated that Drs. Capotorto and Forman and up to three other current holders of CFWH common stock approved by Initial Bidder would reinvest a total of approximately 7,139,000 shares of CFWH common stock (valued for this purpose at approximately $5 million) in return for an equity ownership interest of approximately 23.2% in the acquiring entity, and that the Company’s management would receive an option package of approximately 10.0% of the equity of the acquiring entity..

In addition, holders of shares of CFWH common stock whose shares are exchanged for cash in the transaction would share pro rata in an amount (“contingent consideration”) equal to 10% of all profits earned by Initial Bidder from the sale of 100% of the shares of capital stock of the acquiring entity at the closing of  a subsequent sale transaction or one or more comparable liquidity events, after Initial Bidder had realized a profit of at least 3.0 times on its aggregate investment in the capital stock of the acquiring entity acquired by Initial Bidder at the closing of the initial transaction.

The board of directors also discussed the contingent consideration, including a review of the applicable multiples, and the possible impact of the seasonal cyclicality of the Company’s business and results of operations on the price calculations made by Initial Bidder.

The board  of directors discussed the implications to the Company of the request by Initial Bidder for an  exclusivity period requested through April 16, 2010, noting that, under the terms of the revised Initial Bidder proposal, the Company could terminate negotiations without liability if Initial Bidder did not confirm in writing its commitment to proceed with the transaction set forth in the revised Initial Bidder proposal 30 and 60 days after the execution of the letter of intent setting forth the revised Initial Bidder proposal.  The board of directors also discussed governance and other matters relating to the Initial Bidder proposal.

At the conclusion of the discussion, the Company’s board of directors authorized the execution by the Company of a letter of intent with Initial Bidder (“Initial Bidder Letter of Intent”) provided that the Initial Bidder Letter of Intent include a reference to a fixed price per share and include certain provisions relating to corporate governance and the capitalization of the acquiring entity.  The Initial Bidder Letter of Intent (which included the proposed “contingent consideration”) was executed on February 13, 2010.

After the execution of the Initial Bidder Letter of Intent, the Company worked with Initial Bidder to assist Initial Bidder in its due diligence investigation of the Company.

At a meeting held on April 30, 2010, the Company’s board of directors met to review the progress of the potential acquisition of the Company by Initial Bidder pursuant to the Initial Bidder Letter of Intent.

Management reported that, prior to the meeting, Initial Bidder had requested that the Company extend the expiration date of the exclusivity period under the Initial Bidder Letter of Intent to June 1, 2010, and had provided a work plan setting forth the schedule of the work that would have to be completed during the month of May 2010 in order for Initial Bidder and the Company to reach a definitive agreement with respect to a transaction by June 1, 2010.

Mr. Barnett reviewed the progress of discussions concerning potential financing for the transaction, including holding discussions with Signature Bank and two other lenders.

After a discussion including an assessment of the potential consequences if the board of directors did not authorize the extension of the Initial Bidder Letter of Intent,  the board of directors authorized Mr. Barnett to execute and deliver a  letter extending the Initial Bidder Letter of Intent through June 1, 2010, on the condition that certain specified due diligence be completed on or prior to May 21, 2010 and that Initial Bidder have reaffirmed its commitment to proceed with the transaction on at the valuation set forth in the Initial Bidder Letter of Intent at that time.  The Company and Initial Bidder executed an extension of the Initial Bidder Letter of Intent the same day.

The Company continued to assist Initial Bidder in its due diligence investigation of the Company during the month of May 2010, during which Initial Bidder refined its view of the Company’s ongoing cash flow generation capacity.

On May 20, 2010, at a meeting with Mr. Barnett, representatives of Initial Bidder advised that, in light of its revised view of the Company’s ongoing cash flow generation capacity, Initial Bidder contemplated revising its proposed enterprise valuation of the Company to approximately $38.9 million, in contrast to the enterprise value of $45.5 million contemplated by the Initial Bidder Letter of Intent.  Although Initial Bidder later inquired whether the Company would be willing to consider a transaction at the revised valuation, Initial Bidder did not make any formal proposal to the Company to that effect.

At a meeting of the Company’s board of directors held on May 28, 2010, the board of directors determined that the Company would not proceed with any further discussion with Initial Bidder  on terms less favorable to the Company than those set forth in the Initial Bidder Letter of Intent, and that Mr. Barnett was instructed to notify Initial Bidder in writing on June 2, 1010, that the Company was terminating discussions with Initial Bidder regarding the potential acquisition of the Company and requesting that Initial Bidder destroy the confidential information that the Company had disclosed to Initial Bidder in accordance with the terms of the Confidentiality Agreement between Initial Bidder and the Company.

On June 2, 2010, Mr. Barnett delivered the notice of termination to Initial Bidder as instructed by the board of directors.

Following the termination of the Initial Bidder Letter of Intent, Gleacher & Company, at the request of the Company, remained in contact with certain parties that had previously expressed an interest in acquiring the Company at a valuation level lower than that contemplated by the Initial Bidder Letter of Intent.

In particular, at the request of the Company, Gleacher & Company contacted Sverica International (“Sverica”), to inquire whether Sverica would be interested in acquiring the Company at a purchase price of at least $0.70 per share of Company Common Stock.  In response to this inquiry, Sverica conducted certain due diligence by reviewing documents in the electronic data room that the Company had established to facilitate the sale process, conducting certain follow-up discussions with the Company’s management and visiting four wound care centers operated by the Company—two in the Boston area and two in the  metropolitan New York area.

On June 28, 2010, Sverica submitted a proposal to acquire the Company at a purchase price of $0.60 in cash per share of CFWH common stock which reflected an implied enterprise value of approximately $41.3 million.  Second Bidder also submitted a proposal to acquire the Company on June 24, 2010 at an implied enterprise value of $34.0 million or approximately $0.30 per share of Company common stock.

The Company’s board of directors met on June 29, 2010, and, with the assistance of its legal and financial advisors, reviewed both proposals, including proposed sources of financing for the Sverica proposal.

The board was also informed that the proposal submitted by Second Bidder contemplated that five holders of a total of approximately 15.1 million shares of CFWH common stock would be required to convert approximately 8.5 million shares of CFWH common stock into shares of Series B preferred equity of the purchasing entity.

The board of directors also was informed that under the Sverica proposal, in addition to the cash consideration of $0.60 per share of CFWH common stock, key members of the Company’s current management team, including, but not limited to, Drs. Capotorto and Forman and Mr. Barnett, would be encouraged to reinvest approximately $3 million to $4 million (a total of approximately 5.0 million to 6.7 million shares of CFWH common stock) in the purchasing entity.  The Sverica proposal also proposed an exclusivity period through September 30, 2010, with a targeted date of August 31, 2010 for the execution of a definitive acquisition agreement.  The Sverica proposal also provided for the payment by the Company to Sverica of a break-up fee of $1 million if, during the exclusivity period and during the period ending 90 days thereafter, the Company entered into a transaction with a party other than Sverica.  Sverica also would be reimbursed for this transaction fees and expenses following the closing of the transaction.

In addition, the Company’s board of directors noted that the Second Bidder transaction not only implied a much lower level of cash consideration but also required a significantly larger reinvestment by certain current holders of shares of CFWH common stock.  The board of directors also considered the complex capital structure implied by Second Bidder’s proposal, the potential challenges of combining the Company’s operations with the existing businesses operated by Second Bidder, and the lack of specificity regarding the terms of the preferred equity in which certain holders of CFWH common stock would be required to invest.

In the course of the discussion, certain directors expressed concern about the possibility of Sverica not pursuing its proposal to completion, and discussed various aspects of the due diligence process.

The Board also discussed further the circumstances that led to the termination of the Initial Bidder Letter of Intent.

In light of these concerns, the board of directors concluded that it would not be consistent with the board’s fiduciary duties as directors to pursue the Second Bidder proposal further.  The Board also concluded that it would make sense for the Company to pursue the Sverica proposal, but that the term of the proposed exclusivity period should be shortened, and authorized Mr. Barnett to execute a letter of intent with Sverica (“Sverica Letter of Intent”) that addressed these concerns.

The Company executed and delivered the Sverica Letter of Intent on June 30, 2010.

After the signing of the Sverica Letter of Intent, representatives of the Company worked with representatives of Sverica to respond to due diligence inquiries made by Sverica, and, in coordination with Sverica, met with representatives of prospective financing sources.

On July 7, 2010, the Company’s counsel circulated a draft of the merger agreement.  On August 16, 2010, Foley & Lardner LLP, counsel to Sverica, Parent and Merger Sub, circulated a revised draft of the merger agreement.  Thereafter, counsel to the parties engaged in the negotiation of various terms and provisions of the merger agreement.

On August 19, 2010 and thereafter, Foley & Lardner circulated drafts of the voting agreement, forms of employment and consulting agreements, forms of agreements relating to equity investments to be made and equity grants to be received by management and other agreements relating to the proposed exchange by certain holders of shares of CFWH common stock of a portion of their shares for shares of preferred stock of Parent.

On August 28, 2010, the Company and Sverica executed an extension of the Sverica Letter of Intent, extending the exclusivity period until September 30, 2010.

During the month of September 2010, the Company, working with its counsel, prepared initial drafts of the disclosure schedules to the merger agreement.  In response to information contained in such draft disclosure schedules, representatives of Sverica proposed adjustments to the total consideration payable to holders of shares of CFWH common stock in the merger.

At a meeting of the Company’s board of directors held on September 20, 2010, Mr. Barnett reported on the progress of the negotiation of the transaction, emphasizing in particular the progress of the discussions with prospective financing sources, the progress of the negotiation of the merger agreement and the preparation of the disclosure schedules, the negotiation of agreements with the Company’s executive officers, and the amount of outstanding indebtedness to Signature Bank and Bison that would be required to be repaid at the time of the consummation of the merger.  At that meeting, Mr. Barnett advised the board that Signature Bank was willing to provide a financing commitment only for a revolving line of credit and not a term loan, but that discussions were continuing with BNY Mezzanine Partners, L.P., regarding debt and equity financing for the merger.

By September 21, 2010, agreements in principle had been reached with Signature Bank and BNY Mezzanine Partners, L.P., regarding the debt and equity financing for the merger.

Between September 21, 2010 and September 30, 2010, the parties continued the negotiation of the merger agreement and the preparation of the disclosure schedules.

The Company also completed negotiation of the form of the proposed voting agreement and received waivers from Signature Bank and Bison of events of default that would arise by reason of the board’s approval of, or the Company’s execution and delivery of, the merger agreement.

On September 28, 2010, BNY Mezzanine Partners, L.P., delivered its commitment letter to Sverica regarding the debt and equity financing that such firm would provide in connection with the merger.  Signature Bank delivered its commitment letter to provide a revolving credit facility on September 30, 2010.

On September 30, 2010, the Company’s board of directors met to review developments in the Company’s business and developments that had resulted in the Company having to delay the filing of its Annual Report on Form 10-K for the fiscal year ended June 30, 2010, with the SEC, and to consider the merger agreement and related transactions.  At such meeting, the board of directors reviewed the text of the merger agreement, and considered the potential adjustments to the aggregate consideration that would be payable to holders of shares of CFWH common stock in the merger.  Representatives of Gleacher & Company reviewed and discussed with the board of directors their financial analysis with respect to the Company and the proposed merger and, at the request of the board of directors of the Company, rendered the oral opinion of Gleacher & Company (which was subsequently confirmed in writing by delivery of Gleacher & Company’s written opinion dated the same date) with respect to the fairness, from a financial point of view, to the holders of Company common stock other than excluded persons of the per share merger consideration to be received by such holders in the merger pursuant to the merger agreement.

Butzel Long, counsel to the Company, also reviewed the directors’ fiduciary duties in connection with their consideration of the merger agreement.  After an extensive discussion, in which the directors considered both potentially positive factors, material risks and potentially adverse factors, the Company’s board of directors unanimously approved the merger agreement and authorized management to execute and deliver the merger agreement, subject to the delivery by Drs. Forman and Capotorto of satisfactory waivers of their right to receive payments under their respective employment agreements as a consequence of a change of control of the Company.

Drs. Capotorto and Forman subsequently executed and delivered such waivers.

During the evening of September 30, 2010, at the request of Sverica, the Company executed an extension of the Sverica Letter of Intent, extending the exclusivity period until October 8, 2010.

At this time, a representative of the Company advised a representative of The Elise Trust, the Company’s largest stockholder, of the status of the negotiation of the merger agreement and to inquire whether such trust would be willing to become a party to the voting agreement.

The Elise Trust and another significant stockholder agreed to become parties to the voting Agreement on October 3, 2010.  As a result, the holders of approximately 68.3% of the issued and outstanding shares of CFWH common stock became parties to the voting agreement.

On October 3, 2010, the Company’s board of directors met to review various developments, including certain actions required to confirm the number of issued and outstanding shares of CFWH common stock and other matters that were proposed to be the subject of reduction of the aggregate consideration payable to holders of shares of CFWH common stock in the merger, including the implementation of an escrow arrangement with respect to the claim by an individual for compensation allegedly due from the Company, and directed the Company’s management to request that Sverica consider such an escrow arrangement.

Thereafter, in accordance with the direction of the Company’s board of directors, representatives of the Company and its counsel negotiated an escrow arrangement with Sverica and its counsel regarding the compensation claim, and the merger agreement was revised to address such matters.

At a meeting of the Company’s board of directors held on October 5, 2010, the directors reviewed a revised draft of the merger agreement, dated October 4, 2010, and management and Butzel Long reported to the board concerning the resolution of the matters that would be the subject of potential adjustments to the total consideration that would be payable to holders of shares of CFWH common stock pursuant to the merger agreement.  Representatives of Gleacher & Company were also present at the meeting of the Board of Directors of the Company on October 5, 2010, and at the request of the Board confirmed that if the draft, dated October 4, 2010, of the merger agreement had been available to Gleacher & Company on September 30, 2010 and the amount to be held in escrow pursuant to the merger agreement was included in the per share merger consideration, Gleacher & Company would still have been able to render its opinion, dated September 30, 2010, to the Board of Directors of the Company subject to the assumptions, qualifications, limitations and other matters set forth therein.

At the conclusion of such meeting, the Company’s board of directors unanimously adopted resolutions approving the merger agreement and the transactions contemplated thereby, including the merger, authorizing the execution and delivery by the Company of the merger agreement, and recommending that the Company’s stockholders vote to approve the merger agreement and the transactions contemplated thereby, including the merger.

The merger agreement was executed on the evening of October 5, 2010, and the Company and Sverica announced the execution of the merger agreement the next day.

On November 1, 2010, pursuant to the terms of the voting agreement, the Company requested that the stockholder parties to the voting agreement consent in writing to the adoption of resolutions approving the merger agreement and the transactions contemplated thereby, including the merger, and such stockholders executed and delivered such consents effective as of November 2, 2010.

Determination of the Board of Directors; Reasons for the Merger; Recommendations

After careful consideration, on October 5, 2010,  based on its own independent review and other factors, the Company’s board of directors determined that the merger agreement, and the transactions contemplated thereby, are advisable and fair to and in the best interests of the Company’s stockholders and unanimously approved the merger agreement.  The Company’s board of directors also unanimously recommended that holders of CFWH common stock stockholders vote in favor of approval of the merger agreement.

In considering the merger agreement and the merger, the Company’s board of directors consulted representatives of Butzel Long, the Company’s legal counsel, regarding the fiduciary duties of the members of the board of directors and the terms of the merger agreement.

In the course of reaching its determination, the board of directors considered a number of potentially positive factors in its deliberations, including the following:

•
the current and historical market prices of CFWH common stock including, the fact that the $0.60 per share cash merger consideration represents a premium of approximately 140% to its closing price of $0.25 per share on October 5, 2010, the last trading day prior to the day on which the merger agreement was executed;

•
possible alternatives to the sale of CFWH, such as continuing to operate CFWH on a stand-alone, independent basis, and the risks associated with such alternatives, including the risks associated with CFWH’s ability to maintain or expand its business (organically or through acquisitions) or improve its profitability and cash flow, and to reduce the amount of its debt and the rates of interest that it pays on such debt, compared to the certainty to stockholders of realizing a fair value for their investment at this time if the merger is consummated;

•
the sale process conducted by CFWH, with the assistance of Gleacher & Company, which involved engaging in initial discussions with numerous parties, and CFWH’s prior efforts to reach a definitive agreement for the acquisition of CFWH, as more fully described under “The Merger—Background of the Merger”;

•
the relative certainty of the value of the $0.60 cash per share merger consideration and the limited maximum amount of the potential adjustments, which all would be known at the effective time of the merger;

•	the relative likelihood that the proposed merger would be consummated on a timely basis, including the fact that the consummation of the merger does not require regulatory approval;

•	the views expressed by CFWH’s management regarding, among other things:

•             the Company’s financial condition, results of operations, business and prospects, including our current business development efforts and new centers in process;

•             recent trends in the industry in which CFWH operates;

•             the relative illiquidity of CFWH’s common stock due to low trading volume, which has made it extremely difficult for larger holders to liquidate their ownership without creating significant downward pressure on the market price; and

•             the low likelihood that the Company would achieve a higher value on a stand-alone basis in the long-term;

•
the fact that holders of approximately 68.3% of the issued and outstanding shares of CFWH common stock agreed to enter into the voting agreement with respect to the merger at the time the merger agreement was approved by the Company’s board of directors;

•
the fact that after the effective time of the merger CFWH would no longer be a publicly reporting company, with resultant savings in management time and expenses, including accounting and legal expenses;

•
the financial analysis reviewed and discussed with the Company’s board of directors by representatives of Gleacher & Company, as well as the oral opinion of Gleacher & Company provided to the Company’s the board of directors on September 30, 2010 (which was subsequently confirmed in writing by delivery of Gleacher & Company’s written opinion dated the same date) with respect to the fairness, from a financial point of view to the holders of CFWH common stock other than the excluded persons of the per share merger consideration to be received by such holders in the merger pursuant to the merger agreement;

•	the reasonableness of the terms and conditions of the merger agreement, including the covenants, representations and warranties required to be made by CFWH; and

•	the ability of the board of directors to consider unsolicited proposals under the circumstances provided in the merger agreement; and

•	the limitation of the damages recoverable by Parent in the event of a breach by the Company of the merger agreement to the payment of Parent’s out-of-pocket expenses.

The Company’s board of directors also considered the following material risks or potentially adverse factors in making its determination:

•	the fact that CFWH will cease to be a publicly reporting company and stockholders who receive the consideration payable in the merger will no longer participate in any of its potential future growth;

•	the fact that gains from all-cash transactions are generally taxable to CFWH’s stockholders for U.S. federal income tax purposes;

•	the fact that the merger may not be completed prior to December 31, 2010, which could result in gains being taxed at a higher rate;

•	the interests of certain of CFWH’s directors and executive officers may be different from, or in addition to, the interests of CFWH’s other stockholders;

•	the closing conditions of the merger, including the fact that consummation of the merger is subject to a financing condition;

•
the terms of the merger agreement that place significant limitations on CFWH’s ability to solicit and consider competing proposals and to terminate the merger agreement and accept a superior proposal, particularly after CFWH’s stockholders have approved the proposed merger;

•
the fact that the damages recoverable by CFWH from Parent by reason of a willful breach of the merger agreement by Parent are limited to CFWH’s out of pocket expenses incurred after CFWH’s execution of the letter of intent with Sverica on June 30, 2010, and that such out-of-pocket expenses do not include certain fees payable to Gleacher & Company by the Company;

•	the risk of diverting management focus and resources from operational matters while working to implement the merger;

•	the possibility of disruption to CFWH’s operations following the announcement of the merger, and the resulting effect if the merger does not close; and

•
the restrictions on the conduct of CFWH’s business prior to completion of the merger which could delay or prevent it from undertaking business opportunities that arise pending completion of the merger.

The preceding discussion is not meant to be an exhaustive description of the information and factors considered by CFWH’s board of directors, but is believed to address the material information and factors considered.  In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, CFWH’s board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the various factors considered in reaching its determination.  In considering the factors described above, individual directors of CFWH may have assigned different weights to particular factors.

Opinion of the Company’s Financial Advisor

On September 30, 2010, Gleacher & Company rendered its oral opinion to the Board of Directors of the Company (which was subsequently confirmed in writing by delivery of Gleacher & Company’s written opinion dated the same date) to the effect that, as of September 30, 2010, the per share merger consideration to be received by the holders of Company common stock other than the excluded persons in the transaction pursuant to the merger agreement was fair, from a financial point of view, to such holders.  For purposes of Gleacher & Company’s opinion, the excluded persons were John V. Capotorto, MD, the Chairman of the Board of Directors and Co-Medical Director of the Company, who will contribute shares of Company common stock to Parent immediately prior to the closing of the transaction in exchange for equity interests in Parent.

            Gleacher & Company’s opinion was directed to the board of directors of the Company and only addressed the fairness, from a financial point of view, of the per share merger consideration to be received by the holders of Company common stock other than the excluded persons in the transaction pursuant to the merger agreement, and did not address any other aspect or implication of the proposed transaction.  The summary of Gleacher & Company’s opinion in this Information Statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex B to this Information Statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Gleacher & Company in preparing its opinion.  However, neither Gleacher & Company’s written opinion nor the summary of its opinion and the related analyses set forth in this Information Statement are intended to be, and do not constitute, advice or a recommendation to any stockholder as to how such stockholder should act or vote with respect to any matter relating to the transaction.

In arriving at its opinion, Gleacher & Company:

1.	reviewed certain publicly available financial statements and other business and financial information of the Company, including research analyst reports;

2.	reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

3.	analyzed certain financial forecasts (including adjustments thereto) prepared by the management of the Company;

4.	discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

5.	reviewed the reported prices and trading activity for the Company common stock;

6.
compared the financial performance of the Company and the prices and trading activity of the Company common stock with that of certain other publicly traded companies and their securities that Gleacher & Company considered to be generally relevant;

7.	reviewed the financial terms, to the extent publicly available, of certain transactions that Gleacher & Company considered to be relevant;

8.	reviewed a draft, dated September 29, 2010, of the merger agreement; and

9.	performed such other analyses, studies and investigations, and considered such other factors, as Gleacher & Company deemed appropriate.

Gleacher & Company assumed and relied upon without independent verification the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information provided to, reviewed by or discussed with Gleacher & Company (including information that was available from public sources) for the purposes of its opinion.  With respect to the financial projections (including adjustments thereto) provided to Gleacher & Company, with the Company’s consent, Gleacher & Company assumed that such forecasts, as so adjusted, were reasonably prepared on bases that reflected the best currently available estimates and judgments of senior management of the Company as to the future financial performance of the Company and the other matters covered thereby.  Gleacher & Company assumed no responsibility for and expressed no view as to such forecasts or any estimate, judgment or assumptions on which they were based, and Gleacher & Company relied upon the assurances of the senior management of the Company that they were unaware of any facts or circumstances that would make the information provided to or reviewed by Gleacher & Company incomplete or misleading.  Gleacher & Company did not perform any independent valuation or appraisal of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company or its subsidiaries nor was Gleacher & Company furnished with any such valuations or appraisals.  In particular, Gleacher & Company did not express any opinion as to the value of any asset or liability (contingent or otherwise) of the Company or any of its subsidiaries, whether at current market prices or in the future.  Gleacher & Company did not assume any obligation to conduct, nor did it conduct, any physical inspection of the properties or facilities of the Company.  In arriving at its opinion, Gleacher & Company did not take into account any litigation that is pending or may be brought against the Company or any of its affiliates or representatives.  In addition, Gleacher & Company did not evaluate the solvency of any party to the merger agreement under any state or federal laws or rules, regulations, guidelines or principles relating to bankruptcy, insolvency or similar matters.

For purposes of rendering its opinion, Gleacher & Company assumed that there had not occurred any material change in the assets, liabilities, financial condition, results of operations, business or prospects of the Company or any of its subsidiaries since the respective dates on which the most recent financial statements or other information, financial or otherwise, relating to the Company or any of its subsidiaries, were made available to Gleacher & Company.  Gleacher & Company also assumed, with the Company’s consent, that the final executed merger agreement would not differ in any material respect from the draft merger agreement reviewed by Gleacher & Company, that the representations and warranties of each party set forth in the merger agreement were true and correct, that each party to the merger agreement would perform all of the covenants and agreements required to be performed by it thereunder and that all conditions to the transaction set forth in the merger agreement would be timely satisfied and not modified or waived and that the transaction would be consummated in accordance with the terms set forth in the merger agreement without modification, waiver or delay, except, in each case, as would not be material to Gleacher & Company’s analyses.  Gleacher & Company also assumed, at the direction of the Company, that any adjustments to the per share merger consideration pursuant to the merger agreement would not in any way be material to its analyses or its opinion.  In addition, Gleacher & Company assumed, with the Company’s consent, that any governmental, regulatory or third party consents, approvals or agreements necessary for the consummation of the transaction would be obtained without any imposition of a delay, limitation, restriction or condition that would, in any respect material to its analyses, have an adverse effect on the Company or the contemplated benefits of the transaction.  In addition, Gleacher & Company are not legal, accounting, regulatory or tax experts and with the Company’s consent Gleacher & Company relied, without independent verification, on the assessment of the Company and its advisors with respect to such matters.  Gleacher & Company’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to Gleacher & Company as of, the date of its opinion.  It should be understood that, although subsequent developments may affect Gleacher & Company’s opinion and the assumptions used in preparing its opinion, Gleacher & Company does not have any obligation to update, revise or reaffirm its opinion.  Gleacher & Company did not express any view or opinion as to the price at which any shares of Company common stock or any other security may trade at any time, including subsequent to the date of its opinion.

Gleacher & Company’s opinion addressed only the fairness, from a financial point of view, to the holders of Company common stock other than the excluded persons of the per share merger consideration to be received by such holders in the transaction pursuant to the merger agreement, and Gleacher & Company did not express any view as to the fairness of the transaction to, or any consideration of, the holders of any other class of securities of the Company, creditors or other constituencies of the Company or its subsidiaries or any group thereof or of any other term of the proposed transaction or the other matters contemplated by the merger agreement.  Gleacher & Company was not asked to, nor did it, offer any opinion as to any other term or aspect of the merger agreement or any other agreement or instrument contemplated by or entered into in connection with the transaction or the form or structure of the merger agreement or the likely timeframe in which the transaction will be consummated.  Furthermore, Gleacher & Company expressed no opinion with respect to the amount or nature of, or any other aspect relating to, any compensation to any officers, directors or employees of any party to the transaction or otherwise, or any class of such persons, relative to the per share merger consideration to be received by the holders of Company common stock in the Transaction or with respect to the fairness of any such compensation.  Gleacher & Company did not express any opinion as to any tax or other consequences that may result from the transactions contemplated by the merger agreement, nor does Gleacher & Company’s opinion address any legal, tax, regulatory or accounting matters, as to which Gleacher & Company understood the Company had received such advice as the Company deemed necessary from qualified professionals, and which advice Gleacher & Company relied upon in rendering its opinion.  Gleacher & Company expressed no view or opinion as to the financing of the transaction or the terms or conditions upon which it will be obtained.  Gleacher & Company’s opinion did not address the underlying business decision of the Company to engage in the transaction or the relative merits of the transaction as compared to any strategic alternatives that may be available to the Company.

Gleacher & Company’s opinion was provided for the information and assistance of the board of directors of the Company (solely in its capacity as such) in connection with its consideration of the transaction and did not constitute a recommendation as to whether the board of directors of the Company or the Company should proceed with the transaction, nor did it constitute advice or a recommendation to any holder of Company common stock as to how such holder should vote or act with respect to the transaction or any matter related thereto.  The issuance of Gleacher & Company’s opinion was approved by the Fairness Committee of Gleacher & Company.

Financial Analyses

In preparing its opinion to the board of directors, Gleacher & Company performed a variety of analyses, including those described below.  The summary of Gleacher & Company’s financial analyses described below is not a complete description of the analyses underlying Gleacher & Company’s fairness opinion.  The preparation of a fairness opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of those methods to the unique facts and circumstances presented.  As a consequence, neither Gleacher & Company’s opinion nor the analyses underlying its opinion are readily susceptible to partial analysis or summary description.  Gleacher & Company arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, analytic method or factor.  Accordingly, Gleacher & Company believes that its analyses must be considered as a whole and that selecting portions of its analyses, analytic methods and factors, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

In performing its analyses, Gleacher & Company considered business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion.  No company, transaction or business used in Gleacher & Company’s analyses for comparative purposes is identical to the Company or the proposed merger.  While the results of each analysis were taken into account in reaching its overall conclusion with respect to fairness, Gleacher & Company did not make separate or quantifiable judgments regarding individual analyses.  The implied valuation reference ranges indicated by Gleacher & Company’s analyses are illustrative and not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses.  In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond our control and the control of Gleacher & Company.  Much of the information used in, and accordingly the results of, Gleacher & Company’s analyses are inherently subject to substantial uncertainty.

Gleacher & Company’s opinion and analyses were provided to the board of directors of the Company in connection with its consideration of the proposed transaction and Gleacher & Company’s analyses were among many factors considered by the board of directors of the Company in evaluating the proposed merger.  Neither Gleacher & Company’s opinion nor its analyses were determinative of the aggregate consideration or of the views of the board of directors of the Company or the Company’s management with respect to the proposed merger.

The following is a summary of the material valuation analyses performed in connection with the preparation of Gleacher & Company’s opinion rendered to the board of directors of the Company on September 30, 2010.  The analyses summarized below include information presented in tabular format.  The tables alone do not constitute a complete description of the analyses.  Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying and the assumptions, qualifications and limitations affecting each analysis, could create a misleading or incomplete view of Gleacher & Company’s analyses.

For purposes of its analyses, Gleacher & Company reviewed a number of financial metrics including:

Enterprise Value – generally the value as of a specified date of the relevant company’s outstanding equity securities (taking into account its outstanding warrants and other convertible securities) plus the value of its minority interests plus the value as of such date of its net debt (the value of its outstanding indebtedness, preferred stock and capital lease obligations less the amount of cash on its balance sheet).

EBITDA – generally the amount of the relevant company’s earnings before interest, taxes, depreciation, and amortization for a specified time period.

Unless the context indicates otherwise, enterprise values used in the selected companies analysis described below were calculated using the closing price of the common stock of the selected companies listed below as of September 29, 2010, and the transaction values for the companies used in the selected transactions analysis described below were calculated as of the announcement date of the relevant transaction based on the publicly disclosed terms of the  transaction and other publicly available information.  Estimates of EBITDA for the Company were based on estimates provided by the Company’s management, as adjusted by the Company’s management for expenses associated with the Company’s stock-based compensation and certain non-recurring items, which we refer to as Adjusted EBITDA.  Estimates of EBITDA for the selected companies listed below for the fiscal year ending December 31, 2010 and 2011 were based on publicly available research analyst estimates for those companies.

Selected Companies Analysis

Gleacher & Company calculated the multiples of enterprise value to Adjusted EBITDA for the selected companies in the healthcare services industry.

The calculated multiples included:

Enterprise Value as a multiple of last twelve months (or LTM) Adjusted EBITDA; and
Enterprise Value as a multiple of calendar year (or CY) 2010E Adjusted EBITDA.

The selected companies were selected because they were deemed to be similar to the Company in one or more respects which included nature of business, size, diversification, financial performance and geographic concentration.  No specific numeric or other similar criteria were used to select the selected companies and all criteria were evaluated in their entirety without application of definitive qualifications or limitations to individual criteria.  As a result, a significantly larger or smaller company with substantially similar lines of businesses and business focus may have been included while a similarly sized company with less similar lines of business and greater diversification may have been excluded.  Gleacher & Company identified a sufficient number of companies for purposes of its analysis but may not have included all companies that might be deemed comparable to the Company.  The selected healthcare services companies were:

Emergency Medical Services Corp.
Alliance Healthcare Services, Inc.
Hanger Orthopedic Group Inc.
RadNet, Inc.
Air Methods Corp.
Rural/Metro Corp.
Integramed America Inc.

The selected healthcare services companies analysis indicated the following:

Multiple Description	Max		Min		Median		Mean		Implied Multiples for the Company based on the closing price of Company common stock on 9/29/10		Implied Multiples for the Company based on per share merger consideration

Enterprise Value as a multiple of:
LTM Adjusted EBITDA	8.3	x	4.1	x	6.7	x	6.5	x	5.8	x	7.2	x
CY 2010E Adjusted EBITDA	7.8	x	3.8	x	6.7	x	6.2	x	7.1	x	8.8	x

Gleacher & Company applied multiples based on the selected companies analysis to corresponding financial data for the Company based on financial information and projections provided by the Company’s management.  The selected companies analysis indicated (i) an implied reference range of approximately $0.44 to $0.49 per share of Company common stock based on the Company’s LTM Adjusted EBITDA, and (ii) an implied reference range of approximately $0.11 to $0.20 per share of Company common stock based on the Company’s CY 2010E Adjusted EBITDA, in each case as compared to the proposed per share merger consideration of $0.60 per share of Company common stock.

Selected Transactions Analysis

Gleacher & Company calculated multiples of enterprise value to Adjusted EBITDA and certain other financial data based on the purchase prices paid in selected publicly-announced transactions involving target companies that provide outsourced services to hospitals or operate outpatient healthcare facilities and target companies in healthcare services industry that it deemed relevant.

The calculated multiples included:

Enterprise Value as a multiple of LTM Adjusted EBITDA; and
Enterprise Value as a multiple of Next Twelve Months (NTM) Adjusted EBITDA.

The selected transactions were selected because the target companies were deemed to be similar to the Company in one or more respects including the nature of their business, size, diversification, financial performance and geographic concentration.  No specific numeric or other similar criteria were used to select the selected transactions and all criteria were evaluated in their entirety without application of definitive qualifications or limitations to individual criteria.  As a result, a transaction involving the acquisition of a significantly larger or smaller company with substantially similar lines of businesses and business focus may have been included while a transaction involving the acquisition of a similarly sized company with less similar lines of business and greater diversification may have been excluded.  Gleacher & Company identified a sufficient number of transactions for purposes of its analysis, but may not have included all transactions that might be deemed comparable to the proposed transaction.  The selected transactions involving target companies that provide outsourced services to hospitals or operate outpatient healthcare facilities were:

Date Announced	Acquiror	Target
12/20/07	CML Healthcare Income Fund	ARS Holding, Inc.
10/19/07	Vestar Capital Partners, Inc.	Radiation Therapy Services, Inc.
04/24/07	Crestview Partners, L.P.	Symbion, Inc.
03/22/07	Oaktree Capital Management, LLC / MTS Health Investors, LLC	Alliance Imaging, Inc.
01/08/07	Welsh, Carson, Anderson & Stowe	United Surgical Partners International
07/06/06	Primedex Health Systems, Inc.	Radiologix, Inc.
03/22/04	Welsh, Carson, Anderson & Stowe	US Oncology, Inc.

The selected transactions involving target companies in the healthcare services industry since September 27, 2009 with transaction values less than $600 million were:

09/27/10	Virtual Radiologic Corporation	NightHawk Radiology Holdings, Inc.
08/23/10	Kindred Healthcare, Inc.	Vista Healthcare, LLC
06/21/10	Select Medical Holdings Corporation	Regency Hospital Company, L.L.C.
04/27/10	Highland Capital Management, L.P.	American HomePatient, Inc.
11/03/09	RehabCare Group, Inc.	Triumph HealthCare Holdings, Inc.

The selected transactions analysis indicated the following:

Multiple Description	Max		Min		Median		Mean

Enterprise Value as a multiple of:
LTM Adjusted EBITDA	12.7	x	4.9	x	6.9	x	7.9	x
NTM Adjusted EBITDA	11.5	x	4.9	x	7.4	x	8.2	x

Gleacher & Company applied multiple ranges based on the selected transactions analysis to corresponding financial data for the Company based on financial information and projections provided by the Company’s management.  The selected transactions analysis indicated (i) an implied reference range of approximately $0.54 to $0.77 per share of Company common stock based on the Company’s LTM Adjusted EBITDA, and (ii) an implied reference range of approximately $0.34 to $0.49 per share of Company common stock based on the Company’s NTM Adjusted EBITDA, in each case as compared to the proposed per share merger consideration of $0.60 per share of Company common stock.

Discounted Cash Flow Analysis

Gleacher & Company also calculated the net present value of the Company’s unlevered, after-tax cash flows based on the financial projections (including adjustments thereto) prepared and provided to Gleacher & Company by Company management.  In performing this analysis, Gleacher & Company used discount rates ranging from 12.5% to 14.5% based on, among other things, the Company’s weighted average cost of capital and a range of implied perpetuity growth rates of 2.5% to 3.5% based on discussions with the Company’s management.  The discounted cash flow analyses indicated an implied reference range of approximately $0.36 to $0.96 per share of Company common stock, as compared to the proposed per share merger consideration of $0.60 per share of Company common stock.

Other Considerations

Premiums Paid Analysis

Gleacher & Company also observed the premiums paid in fifty-six transactions involving target companies in the U.S. healthcare industry since January 1, 2007 with transaction values between $20 million to $200 million.  Gleacher & Company compared the implied premiums in those transactions based on the average trading price of the target companies’ common stock for the 1 day, 1 week and 1 month periods prior to the public announcement of the relevant transaction to the implied premium of the per share merger consideration to the average trading price of Company common stock for the 1 day, 1 week and 1 month periods prior to September 29, 2010.  The premiums paid analysis indicated the following:

Implied Premium based on average closing price of common stock for relevant period prior to announcement	Mean	Median	Implied Premium for Based on Proposed Per Share Merger Consideration and Average Closing Price of Company Common Stock
1 day	44.8%	38.1%	114.3%
1 week prior	43.0%	36.2%	111.3%
1 month prior	42.3%	41.0%	132.0%

General

The Company engaged Gleacher & Company pursuant to a letter agreement dated as of June 30, 2009 to act as the Company’s financial advisor in connection with the proposed merger.  The Company engaged Gleacher & Company based on Gleacher & Company’s experience and reputation and knowledge of the Company and its industry.  The Company agreed to pay Gleacher & Company a customary fee for its services as financial advisor to the Company in connection with the transaction, a substantial portion of which will become payable upon consummation of the transaction and a portion of which became payable upon Gleacher & Company rendering its opinion to the Board of Directors of the Company.  In addition, the Company has agreed to reimburse certain of Gleacher & Company’s expenses incurred in connection with its engagement and to indemnify Gleacher & Company and certain related parties for certain potential liabilities relating to or arising out of its engagement.

In addition, Gleacher & Company and certain of its affiliates, and certain of Gleacher & Company’s and its affiliates respective employees, may have invested in companies affiliated or associated with the Company and Sverica and investment funds managed by entities affiliated or associated with them.  Gleacher & Company and its affiliates may have in the past provided, and may in the future provide, financial advice and services to the Company, Parent and their respective affiliates, including Sverica, or any company that may be involved in the transaction for which Gleacher & Company and its affiliates have received and would expect to receive compensation.  In the ordinary course of business Gleacher & Company and certain of its affiliates may trade the securities of the Company for its own account and for accounts of customers, and may at any time hold a long and short position in any such securities.

Financing of the Merger

The total amount of cash required to pay the aggregate consideration payable to holders of shares of CFWH common stock, to refinance certain existing indebtedness of the Company and to pay fees and expenses is estimated to be approximately $43.1 million, though this amount will vary depending upon when the effective time of the merger occurs.

Parent has received a commitment letter from Signature Bank to provide a revolving line of credit of up to $6 million and a commitment letter from BNY Mezzanine Partners, L.P. to provide a total of up to $17.5 million of debt financing and $3.0 million of equity financing required to consummate the merger on the terms contemplated by the merger agreement.

In addition, Sverica has agreed, subject to the satisfaction of the conditions to the obligations of Parent in the merger agreement, to purchase up to $20,828,912 of capital stock of Parent.

The proceeds of the debt financing and equity investments described above will provide Parent with adequate equity and debt financing to consummate the merger and to pay the aggregate consideration payable to holders of shares of CFWH common stock in the merger and to pay in full the principal of, and interest on, indebtedness of the Company required to be paid at the effective time of the merger.

The obligation of Parent to complete the merger is subject to Parent’s obtaining the financing described above in the necessary amounts and on terms reasonably acceptable to Parent to permit Parent to pay the aggregate consideration payable in the merger and to pay the principal of, and interest on, indebtedness of the Company required to be paid at the effective time of the merger, including the satisfaction or waiver of all conditions precedent to the consummation of such financing.  The merger agreement provides that the financing shall be deemed to be reasonably acceptable to Parent if each of the lenders named above is willing to complete a loan to Parent (and, in the case of BNY Mezzanine Partners, L.P. to provide the equity financing) in no less than the amounts set forth in the respective commitment letters described above substantially on the terms described in such commitment letters.

Mr.  Andrew G. Barnett, the Chief Executive Officer of the Company has agreed to purchase 500,000 shares of preferred stock of Parent for a total purchase price of $500,000, and Mr. David Walz, the President of the Company, has agreed to purchase 300,000 shares of preferred stock of Parent for a total purchase of $300,000.  Messrs. Barnett and Walz each also will receive a loan from Parent for half of the purchase price payable by him in such purchase. See “The Merger—Interests of CFWH’s Directors and Executive Officers in the Merger.”

John V. Capotorto, MD, a director of the Company and the Company’s current Co-Medical Director, has agreed to exchange shares of CPWH common stock valued at $600,000 (at a price per share equal to the per share merger consideration) for 600,000 shares of preferred stock of Parent.  See “The Merger—Interests of CFWH’s Directors and Executive Officers in the Merger.”

Effects of the Merger

If the conditions to the closing of the merger are either satisfied or waived, Merger Sub will merge with and into CFWH, with CFWH continuing as the surviving corporation in the merger.  The surviving corporation initially will be a wholly owned subsidiary of Parent following the merger.  As a result of the merger, CFWH will cease to be an independent, publicly reporting company and the Company will no longer be required to file periodic reports with the SEC and to furnish proxy and information statements to its stockholders under provisions of the Exchange Act.

If the merger is completed, each share of CFWH common stock issued and outstanding immediately prior to the effective time of the merger, will be converted into the right to receive an amount in cash equal to the per share merger consideration, without interest and less any applicable withholding taxes.  The receipt of cash in exchange for shares of CFWH common stock in the merger will constitute a taxable transaction to U.S. persons for U.S. federal income tax purposes.  At the effective time of the merger, each outstanding option to acquire CFWH common stock (whether or not vested) will be cancelled because the per share merger consideration is less than the exercise price of such options.

At the effective time of the merger, current CFWH stockholders will cease to have ownership interests in CFWH or rights as CFWH stockholders.  Therefore, such current stockholders of CFWH will not participate in any future earnings or growth of CFWH and will not benefit from any appreciation in the value of CFWH.

CFWH common stock is currently registered under the Exchange Act, and is quoted on the Over-the-Counter Bulletin Board system and the Financial Industry Regulatory Authority Electronic Bulletin Board under the symbol “CFWH.OB.”  As a result of the merger, Parent will own all of the capital stock of CFWH.  After the merger, CFWH common stock will cease to be publicly traded.  In addition, registration of CFWH common stock under the Exchange Act will be terminated.  This termination will make certain provisions of the Exchange Act, such as the requirement of furnishing a proxy or information statement in connection with stockholders’ meetings, no longer applicable to CFWH.  After the effective time of the merger and assuming the termination of CFWH common stock’s registration under the Exchange Act, CFWH will also no longer be required to file periodic reports with the SEC.

At the effective time of the merger, the individuals designated in the merger agreement will become the initial directors of the surviving corporation, each to hold office in accordance with the articles of incorporation and bylaws of the surviving corporation.  The individuals designated in the merger agreement will be the officers of the surviving corporation, each to hold office in accordance with the articles of incorporation and bylaws of the surviving corporation.  The articles of incorporation of CFWH will be amended to read in the form of the articles of incorporation of Merger Sub in effect as of the effective time except that such articles will provide that the name of the corporation is “The Center For Wound Healing, Inc.” The bylaws of CFWH will be amended to read in the form of the bylaws of Merger Sub in effect as of the effective time of the merger.

Procedures for Receiving the Per Share Merger Consideration

Prior to the effective time of the merger, Parent will appoint a bank or trust company reasonably satisfactory to CFWH to act as paying agent for the payment of the merger consideration, without interest and net of any applicable withholding taxes.

Promptly after the effective time of the merger, Parent will cause the paying agent to mail or deliver a letter of transmittal containing instructions for each record holder of CFWH common stock (other than Parent, CFWH and either of their subsidiaries) to effect the necessary exchanges for the per share merger consideration.  A record holder of shares of CFWH common stock will be entitled to receive such per share merger consideration for the number of shares registered in his or her name only upon surrender to the paying agent of the holder’s share certificate(s).  Stockholders holding their shares in street name will receive instructions from their broker as to how to surrender their street name shares and receive the merger consideration following the completion of the merger.  YOU SHOULD NOT FORWARD YOUR STOCK CERTIFICATES TO THE PAYING AGENT WITHOUT A LETTER OF TRANSMITTAL.

Cancellation of Options

Because the exercise price of all outstanding options to acquire shares of CFWH common stock exceeds the maximum per share merger consideration of $0.60 per share, all options to purchase shares of CFWH common stock outstanding immediately prior to the effective time will be cancelled without consideration.

Treatment of Warrants

As of the effective time of the merger, each outstanding warrant to purchase shares of CFWH common stock, other than certain warrants specified in the merger agreement, will be cancelled and cease to exist because the exercise price of such warrants exceeds the maximum per share merger consideration of $0.60 per share.

With respect to certain warrants to purchase CFWH common stock specified in the merger agreement, such warrants will be cancelled and cease to exist following the delivery by the surviving corporation in an amount in cash in accordance with the terms of the agreement governing such warrants.  The aggregate consideration payable to holders of shares of CFWH common stock in the merger will be reduced by $50,000 or such lesser amount as the holders of such warrants have agreed in writing prior to the closing, to accept in full payment for such warrants upon the completion of the merger.

Escrow

With respect to a claim by an individual for compensation allegedly due from the Company, the aggregate consideration payable to holders of CFWH common stock will be reduced by such amount, if any, that the claimant has agreed in writing, prior to the closing of the merger, to accept in full settlement of such claim.

If such claim has not been settled prior to the closing of the merger, then Parent will deposit a total of $200,000 of the consideration otherwise payable to holders of shares of CFWH common stock in the merger with an escrow agent, such amount to be held in escrow until the earlier to occur of (i) the settlement or other resolution of such claim or (ii) one year after the closing date of the merger, except that if litigation, arbitration or a written demand for payment with respect to such claim has been made and is pending as of such date, the escrowed amount will continue to be held in escrow until the final resolution of such litigation, arbitration or written demand for payment.

Following the closing, Mr. Douglas B. Trussler, a current director of the Company, will act as a stockholder representative with respect to such claim, and he shall be entitled to direct the defense and/or settlement of such claim, provided that the stockholder representative may not, without the written consent of Parent, settle such claim for an amount which, together with the costs and expenses of the defense and/or settlement (including legal fees) of such claim, exceeds the amount deposited in escrow.

If the stockholder representative has incurred legal or other expenses in connection with the defense and/or settlement of such claim of $50,000, Parent shall assume control over the direction of the defense and/or settlement of such claim in its sole discretion, and the stockholder representative shall not undertake any further action or incur any further expenses in connection with such claim.

To the extent that any funds deposited in escrow remain after any resolution of such claim, such funds will be distributed by the escrow agent to former holders of shares of CFWH common stock.

The maximum amount distributable to holders of shares of CFWH common stock out of the escrow would be approximately 0.009 per share.  It is impossible to at this time whether any portion of the escrowed amount will be available for distribution to former holders of shares of FWH common stock and, if so, when such amount will be distributed.

Effects on CFWH if the Merger is not Completed

If the merger is not completed for any reason, neither our stockholders nor holders of options or warrants that may be exercised for CFWH common stock will receive any consideration in respect of their shares of CFWH common stock or options or warrants to purchase such shares as a result of the merger, but will continue to hold their shares, options or warrants.  Instead, CFWH will remain an independent publicly reporting company and CFWH common stock will continue to be listed and traded on the OTC Bulletin Board and registered under the Exchange Act.  In addition, if the merger is not completed, we expect that management will operate the business in a manner similar to the manner in which it is being operated today and that stockholders will continue to be subject to the same risks and opportunities to which they currently are subject, as described in our most recent Annual Report on Form 10-K.  Accordingly, if the merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your CFWH common stock or options to acquire CFWH common stock that may be exercised.  From time to time, CFWHs board of directors will evaluate and review the business operations, properties and capitalization of CFWH, among other things, take such actions or make such changes as are deemed appropriate and may continue to seek to identify strategic alternatives to maximize stockholder value.  If the merger is not consummated for any reason, there can be no assurance that any other transaction acceptable to CFWH as fair to, and in the best interests of, our stockholders will be offered, or that the business, prospects or results of operations, financial condition, or cash flows of CFWH will not be adversely impacted.

In addition, if the merger agreement is terminated under certain circumstances, CFWH will be obligated to pay a termination fee and expense fee to Parent.

Interests of CFWH’s Directors and Executive Officers in the Merger

 CFWH’s stockholders should be aware that certain of CFWH’s directors and executive officers have interests in the transaction that are different from, and/or in addition to, the interests of CFWH’s stockholders generally.  The CFWH board of directors was aware of their potential conflicts of interest and considered them, among other matters, in reaching their decisions and recommendations with respect to the merger agreement and related matters.

Mr. Andrew G. Barnett, the Company’s Chief Executive Officer has entered into a new employment agreement with the Company for an initial term of five years that will take effect at the effective time of the merger.  Mr. Barnett’s initial base salary under such employment agreement will be $415,000 per year, subject to annual increase as provided in such employment agreement.  Mr. Barnett also will be entitled to receive annual bonuses as provided in such employment agreement.  Mr. Barnett also has agreed to purchase 500,000 shares of preferred stock of Parent, representing approximately 1.68% of the issued and outstanding equity interests of Parent on a fully-diluted basis, for a total purchase price of $500,000, and will receive a loan from the Company for half of the purchase price for such shares.  Mr. Barnett also will receive a restricted stock grant for shares of common stock of Parent representing approximately 4.0% of the issued and outstanding equity interests of Parent on a fully diluted basis.  In conjunction with these arrangements, Mr. Barnett agreed to waive the payments he otherwise would be entitled to receive under his existing employment agreement following a change to control of the Company.

Mr. David Walz, the Company’s President, has entered into a new employment agreement with the Company for an initial term of five years that will take effect at the effective time of the merger.  Mr. Walz’ initial base salary will be $319,861 per year, subject to annual increase as provided in such employment agreement.  Mr. Walz also will be entitled to receive annual bonuses as provided in such employment agreement.  Mr. Walz also has agreed to purchase 300,000 shares of preferred stock of Parent, representing approximately 1.01% of the issued and outstanding equity interests of Parent on a fully-diluted basis, for a total purchase price of $300,000, and will receive a loan from the Company for half of the purchase price for such shares.  Mr. Walz also will receive a restricted stock grant for shares of common stock of Parent representing approximately 1.5% of the issued and outstanding equity interests of Parent on a fully diluted basis.  In conjunction with these arrangements, Mr. Walz agreed to waive the payments he otherwise would be entitled to receive under his existing employment agreement following a change to control of the Company.

John V. Capotorto, M.D., the Chairman of the Board of Directors of the Company and the Company’s current Co-Medical Director, also has agreed to exchange share of CFWH common stock valued at $600,000 (at a price per share equal to the per share merger consideration) for shares of preferred stock of Parent.

Dr. Capotorto also has entered into a new employment agreement with the Company to serve as the Medical and Compliance Director for an initial term of two years that will take effect at the effective time of the merger.  Dr. Capotorto’s initial base salary under such employment agreement will be $342,171 per year, subject to annual increase as provided in his employment agreement.  Dr. Capotorto also will be entitled to receive annual bonuses as provided in such employment agreement.  Dr. Capotorto also will receive a restricted stock grant for shares of common stock of Parent representing approximately 0.25% of the issued and outstanding equity interests of Parent on a fully diluted basis.  In conjunction with these arrangements, Dr. Capotorto agreed to waive the payments he otherwise would be entitled to receive under his existing employment agreement following a change of control of the Company.

Phillip Forman, DPM, a director and Co-Medical Director of the Company, has agreed to waive the payments he otherwise would be entitled to receive under his existing employment with the Company following a change of control of the Company in consideration for a payment of $200,000 at the effective time.  It is also anticipated that Dr. Forman will enter into a one-year consulting agreement with the Company that will take effect at the effective time of the merger.   Dr. Forman will be compensated at the rate of $150,000 per year for his services under such consulting agreement.

It is also anticipated that the employment of Mr. Michael J. Jakolat, the Company’s Chief Financial Officer and Chief Accounting Officer, will not continue after the effective time of the merger.  Consequently, Mr. Jakolat will be entitled to receive a total of approximately $291,600 under his existing employment agreement by reason of a change of control of the Company.

The merger agreement also provides that, for a period of six years following the effective time of the merger, Parent shall cause the Company to indemnify and hold harmless each of the present and former directors, employees and agents of the Company from and against damages, costs and expenses incurred or suffered in connection with litigation and claims relating to the business of the Company or such individual’s status as a director, officer, employee or agent of the Company prior to the closing of the merger, to the fullest extent permitted by applicable law, and to maintain in effect the provisions of the Company’s existing articles of incorporation and by-laws relating to the advancement of expenses, and either to maintain the Company’s existing directors’ and officers’ liability insurance policy in effect at no cost to the beneficiaries, or purchase a six-year extended reporting period endorsement under such policy.  The Company also has the option to purchase such an endorsement prior to the effective time of the merger.  See “The Merger Agreement—Indemnification and Insurance.”

Material U.S. Federal Income Tax Consequences

The following discussion describes the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of our common stock.  This discussion is based upon the Internal Revenue Code of 1986, as amended, or the Code, the Treasury Regulations promulgated thereunder, or the Treasury Regulations, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service, or the IRS, all as in effect on the date of this Information Statement.  These authorities may change at any time, possibly retroactively, and any such change could affect the continuing validity of this discussion.  We have not requested a ruling from the IRS with respect to the U.S. federal income tax consequences described in this Information Statement and, accordingly, we cannot assure you that the IRS will not take a contrary position regarding the tax consequences of the merger.  The statements in this discussion are not binding on the IRS or any court and, accordingly, we cannot assure you that the tax consequences described in this discussion will not be challenged by the IRS, or if challenged, will be sustained by a court.  This discussion does not address any tax consequences arising under the laws of any state, locality or foreign jurisdiction or the U.S. federal estate or gift tax laws.  Accordingly, this discussion is not a comprehensive description of all of the tax consequences that may be relevant to any particular holder of our common stock.

This discussion assumes that holders hold shares of our common stock as capital assets within the meaning of Section 1221 of the Code and does not address the tax consequences that may be relevant to a particular holder subject to special treatment under U.S. federal income tax law, including but not limited to:

•	U.S. expatriates;

•	non-U.S. holders (as defined below);

•	banks or other financial institutions;

•	tax-exempt organizations;

•	tax-qualified retirement plans;

•	regulated investment companies;

•	passive foreign investment companies;

•	insurance companies;

•	traders in securities that elect mark-to-market;

•	brokers or dealers in securities or foreign currencies;

•	persons subject to the alternative minimum tax;

•	persons who hold shares of our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment; and

•	partnerships or other entities treated as partnerships for U.S. federal income tax purposes and partners in such partnerships.

This discussion does not address the U.S. federal income tax consequences of the merger to holders who acquired our common stock through stock option or other compensatory arrangements, nor does it address the receipt of cash in connection with the cancellation of any stock options or other compensatory stock-based awards, or any other matters relating to equity compensation or benefit plans.

As used in this discussion, a U.S. holder is any beneficial owner of our common stock who is treated for U.S. federal income tax purposes as:

•	an individual citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or (2) has validly elected under the applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

A non-U.S. holder is a beneficial owner of our common stock other than a U.S. holder.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of its partners will depend on a partner’s status and the activities of the partnership.  Partnerships and their partners should consult their tax advisors regarding the particular U.S. federal income tax consequences to them of the merger.

Consequences of the Merger

The receipt of cash in exchange for shares of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes.  A U.S. holder who receives cash in exchange for our shares of common stock pursuant to the merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received and the holder’s adjusted tax basis in the shares of our common stock exchanged for cash pursuant to the merger.  Gain or loss recognized on a sale of our common stock must be determined separately for each identifiable block of common stock (i.e., shares of common stock acquired at the same cost in a single transaction).  Any such gain or loss will be long-term capital gain or loss if the U.S. holder has held the common stock for more than one year as of the effective date of the merger.  It is expected that the merger consideration will be paid on or before December 31, 2010.  If that occurs, long-term capital gains of non-corporate U.S. holders will be subject to U.S. federal income tax at a maximum rate of 15%.  However, it is possible that the effective date of the merger could be delayed beyond December 31, 2010 and effective January 1, 2011 the maximum U.S. federal long-term capital gains tax rate for a non-corporate stockholder is scheduled to increase to 20%.  Capital gains of corporate U.S. holders will be subject to U.S. federal income tax at the regular tax rates applicable to corporations.  The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Payments made to certain U.S. holders in the merger will be subject to information reporting and may be subject to backup withholding (currently at a rate of 28%).  Certain holders (including corporations) are not subject to backup withholding.  To avoid backup withholding, U.S. holders that do not otherwise establish an exemption should complete and return the substitute Form W-9 that each holder will receive with the letter of transmittal following completion of the merger.  The substitute Form W-9 will require a U.S. holder to provide its taxpayer identification number and certify that such holder is a U.S. person, the taxpayer identification number provided is correct and that such holder is not subject to backup withholding.  A U.S. holder who fails to provide its correct taxpayer identification number or falsely certifies that it is not subject to backup withholding may be subject to penalties imposed by the IRS.  Backup withholding is not an additional tax.  Taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund of any excess amounts withheld by timely filing a claim for refund with the IRS.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE MAY NOT APPLY TO A PARTICULAR HOLDER DEPENDING ON THE PARTICULAR HOLDER’S PARTICULAR SITUATION.  THIS DISCUSSION DOES NOT ADDRESS EVERY U.S. FEDERAL INCOME TAX CONSIDERATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER OF OUR COMMON STOCK.  YOU SHOULD CONSULT YOUR TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES, OF THE DISPOSITION OF OUR COMMON STOCK PURSUANT TO THE MERGER, INCLUDING ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS.

Regulatory Matters

The completion of the merger does not require the approval of any United States federal or state regulatory authority.

Dissenter’s Rights

Under Chapter 92A, Sections 92A.300 through 92A.500 of the NRS, if you do not vote in favor of the adoption of the merger agreement, the merger and the other transactions contemplated by the merger agreement, you will be entitled to payment of the “fair value” of your shares (as described in the statute) as a dissenting owner if and only if you comply strictly with all of the procedural and other requirements of Sections 92A.300 through 92A.500 of the NRS.  Your rights as a dissenting owner are described in the section entitled "Dissenter's Rights" beginning on page __.  The summary contained in that section does not purport to be a complete statement of the method of compliance with Sections 92A.300 through 92A.500.  The summary is qualified in its entirety by reference to the copy of Sections 92A.300 through 92A.500 attached as Annex C to this Information Statement.

Questions and Additional Information

If you have more questions about the merger or if you need additional copies of this Information Statement, please contact the office of the Company’s Chief Executive Officer at The Center For Wound Healing, Inc., 155 White Plains Road, Tarrytown, NY 10591, or by telephone at (914) 372-3150.

Availability of Documents

The information referenced in this Information Statement and filed by CFWH concurrently with this Information Statement will be made available for inspection and copying at the principal executive offices of CFWH during its regular business hours by any interested holder of CFWH common stock.

We will provide a copy of our Annual Report on Form 10-K for the year ended June 30, 2010, excluding its exhibits, and other filings with the SEC without charge to any stockholder who delivers a written request to our Corporate Secretary at The Center For Wound Healing, Inc., 155 White Plains Road, Suite 200, Tarrytown, NY 10591 48823.  Our Annual Report on Form 10-K and other SEC filings also may be accessed on the Internet at www.sec.gov and on our website at www.centerwh.com. Our website address is provided as an inactive textual reference only.  The information provided on our website is not part of this Information Statement, and therefore is not incorporated by reference.

THE PARTIES TO THE MERGER

The Center For Wound Healing, Inc.

In partnerships with acute care hospitals, we develop and manage wound care centers that render the specialized service of wound care and hyperbaric medicine throughout the United States.  Our principal executive offices are located at 155 White Plains Road, Tarrytown, NY 10591, and our telephone number is (914) 372-3150.

CFWH Holding Corporation

CFWH Holding Corporation, which we refer to in this Information Statement as “Parent”, is a Delaware corporation that was formed by Sverica International in connection with the proposed merger.  It has not conducted any activities to date other than activities incidental to its organization and in connection with the transactions contemplated by the merger agreement.  Parent’s principal executive offices are located at c/o Sverica International, 800 Boylston Street, 33rd Floor, Boston, MA 02199 and its telephone number is (617) 695-0221.

CFWH Merger Sub, Inc.

CFWH Merger Sub, Inc., which we refer to in this Information Statement as “Merger Sub”, is a Nevada corporation and a wholly owned subsidiary of Parent.  Merger Sub has not conducted any activities to date other than activities incidental to its organization and in connection with the transactions contemplated by the merger agreement.  Merger Sub’s principal executive offices are located at c/o Sverica International, 800 Boylston Street, 33rd Floor, Boston MA 02199 and its telephone number is (617) 695-0221.

Information Regarding Sverica International

Sverica International is a leading private equity firm with over $425 million of assets under management across three funds.  The firm acquires, invests in and actively builds companies that are, or could become, leaders in their industries.

THE MERGER AGREEMENT

The following is a summary of the material terms of the merger agreement, which is qualified in its entirety by the merger agreement.  A copy of the merger agreement is attached to this Information Statement as Annex A and is incorporated herein by reference.  This summary may not contain all of the information that is important to you.  Stockholders are urged to read the merger agreement in its entirety.

Structure of the Merger

At the effective time, Merger Sub shall be merged with and into the Company.  The Company shall be the surviving corporation in the merger and shall continue its existence under the NRS.  In connection with the merger, the separate corporate existence of Merger Sub shall cease.

Effective Time of the Merger

The merger will become effective upon the filing with the Secretary of State of the State of Nevada of executed articles of merger, which time is referred to as the “effective time.”

Articles of Incorporation and Bylaws

•
The articles of incorporation of the Company shall be amended and restated in its entirety to read as the articles of incorporation of Merger Sub as in effect immediately prior to the effective time, except that Section 1 of such articles of incorporation shall be amended to read:  “The name of the corporation is The Center for Wound Healing, Inc.”

•	The bylaws of the Company shall be amended and restated in their entirety to read as the bylaws of Merger Sub as in effect immediately prior to the effective time.

Directors and Officers of Surviving Corporation

At the effective time, the individuals designated in the merger agreement shall become the initial directors and officers of the surviving corporation, each to hold office in accordance with and subject to the articles of incorporation and bylaws of the surviving corporation.

Conversion of Common Stock

At the effective time of the merger each share of CFWH common stock (other than shares exchanged for shares of capital stock of Parent and shares as to which dissenter’s rights have been validly exercised), shall be converted into the right to receive an amount in cash equal to the per share merger consideration, without interest thereon.  All shares so converted shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of such shares shall have the right to receive the per share merger consideration in exchange.  Shares of CFWH common stock owned by Parent, Merger Sub or any of their respective affiliates or subsidiaries or held by the Company or any of its subsidiaries shall be cancelled as of the effective time without any consideration being exchanged.

Treatment of Options

As of the effective time, each outstanding option to purchase shares of CFWH common stock issued pursuant to the Company’s 2006 Stock Option Plan (whether vested or unvested) shall, by virtue of the merger be cancelled and cease to exist because the per share merger consideration is less than the exercise price of such options.

Treatment of Warrants

As of the effective time, each outstanding warrant to purchase shares of the Company’s common stock (whether vested or unvested), other than certain warrants as specified in the merger agreement, will be cancelled without consideration and cease to exist.

Per Share Merger Consideration

•	Merger consideration means amount equal to (a) $14,474,183 less (b) the “closing adjustment amount” described below.

•
Closing adjustment amount means the sum of the amounts set forth on a schedule to be delivered by the Company to Parent, including (i) any amount by which any of (A) consideration payable with respect to the outstanding options, (B) consideration payable with respect to outstanding warrants (other than warrants held by Bison) or (C) consideration payable with respect to the warrants held by Bison exceeds zero dollars ($0); (ii) payments required to be made to executive officers of the Company pursuant to their existing employment agreements by reason of a change of control of the Company  and (iii) certain additional adjustments described below.

•	Per share merger consideration means the amount equal to the merger consideration divided by the number of shares of CFWH common stock issued and outstanding on the closing date of the merger.

•
Adjustments by reason of change in CFWH capital stock.  If, during the period between the date of the merger agreement and the effective time, any change in the outstanding shares of capital stock of the Company shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, or any other similar event, the merger consideration and any other amounts payable pursuant to the merger agreement shall be appropriately adjusted.

Adjustments to Merger Consideration

The merger agreement provides that the aggregate cash consideration payable to holders of shares of CFWH common stock in the merger is subject to the following adjustments:

With respect to certain warrants to purchase shares of CFWH common stock, the aggregate consideration payable to holders of shares of CFWH common stock in the merger will be reduced by $50,000 or such lesser amount as the holders of such warrants have agreed in writing, prior to the closing, to accept in full payment for such warrants upon completion of the merger.

With respect to certain tax matters, the aggregate consideration payable to holders of shares of CFWH common stock will be reduced by $50,000 or such lesser aggregate amount as all applicable tax authorities have agreed in writing, prior to the closing of the merger, to accept in complete satisfaction of such tax matters.

With respect to the claim by an individual for compensation allegedly due from the Company, the aggregate consideration payable to holders of CFWH common stock will be reduced by such amount, if any, that the claimant has agreed in writing, prior to the closing of the merger, to accept in full settlement of such claim.

If such claim has not been settled prior to the closing of the merger, then Parent will deposit a total of $200,000 of the consideration otherwise payable to holders of shares of CFWH common stock in the merger with an escrow agent, such amount to be held in escrow the earlier to occur of (i) the settlement or other resolution of such claim or  (ii) one year after the closing date of the merger, except that if litigation, arbitration or a written demand for payment with respect to such claim has been made and is pending as of such date, the escrowed amount will continue to be held in escrow until the final resolution of such litigation, arbitration or written demand for payment.  For further information concerning the escrow, see “The Merger—Escrow” above.

The aggregate consideration payable to holders of shares of CFWH common stock also will be reduced by approximately $491,600, the aggregate amount of payments required to be made to individual directors and officers as a consequence of a change of control of the Company.

If the aggregate consideration payable in the merger to holders of shares of CFWH common stock in the merger is reduced by the full amount of the adjustments described above, then the per share merger consideration will be at least $0.567 per share.

Dissenting Shares; Payment of Per Share Merger Consideration

Dissenting Shares.  Shares of CFWH common stock issued and outstanding immediately prior to the effective time of the merger that are held by a holder who has properly perfected dissenter’s rights shall not be converted into or be exchangeable for the right to receive the per share merger consideration, unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their rights to dissent under the NRS.  Dissenting shares shall be entitled to payment in accordance with NRS Section 92A.460.  If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right to dissent, such holder’s shares shall thereupon be converted into and become exchangeable only for the right to receive, as of the effective time and the time that such right to appraisal shall have been irrevocably lost, withdrawn or expired, the per share merger consideration, without any interest thereon.

Payment of Per Share Merger Consideration; Cancellation of Options and Warrants. Prior to the closing of the merger, Parent shall deposit with a bank or trust company (“paying agent”) cash in an amount sufficient to pay the aggregate consideration payable at the closing in exchange for all shares of CFWH common stock and outstanding immediately prior to the effective time.  Outstanding options and warrants will be cancelled without consideration, except as otherwise provided in the merger agreement.

Each holder of shares of CFWH common stock shall be entitled to receive the per share merger consideration payable at the closing to such holder in accordance with the merger agreement.  No interest will be paid or accrued.

As soon as reasonably practicable after the effective time of the merger, the paying agent will mail to the record holders of the certificates representing CFWH common stock (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify, and (ii) instructions for use in effecting the surrender of stock certificates in exchange for the per share merger consideration.  Upon surrender of a Company stock certificate to the paying agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the paying agent or Parent, (A) the holder of such stock certificate shall be entitled to receive in exchange therefor the per share merger consideration with respect to the number of shares of CFWH common stock represented by such stock certificate, and (B) the stock certificate so surrendered shall be canceled.  Until surrendered each stock certificate that previously represented CFWH common stock shall be deemed, from and after the effective time, to represent only the right to receive the applicable per share merger consideration.  If any stock certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the payment of the per share merger consideration with respect to such stock certificate, require the owner of such lost, stolen or destroyed stock certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against the paying agent, Parent or the surviving corporation with respect to such stock certificate.

Any portion of the payment fund that remains unclaimed as of the date that is six (6) months after the effective time of the merger shall be delivered to the surviving corporation upon demand.  Any former holders of shares of CFWH common stock, who, at the end of such six (6) month period, have not received the per share merger consideration, payable at the closing, shall thereafter look to Parent and the surviving corporation in the merger for payment of such per share merger consideration, without any interest thereon.  Neither Parent nor the surviving corporation shall be liable to any holder of shares of CFWH common stock for any monies properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

Any portion of the payment fund representing consideration payable in respect of shares of CWWH common stock as to which appraisal rights have been perfected shall be returned to Parent upon demand.

Closing of the Company’s Transfer Books

At the effective time of the merger, all holders of certificates representing shares of CFWH common stock that were outstanding immediately prior to the effective time shall cease to have any rights as stockholders of the Company other than the right to receive the per share merger Consideration as provided in the merger agreement, and the stock transfer books of the Company shall be closed with respect to all shares of CFWH common stock outstanding immediately prior to the effective time, and no further transfer of any such shares of CFWH common stock shall be made on such stock transfer books after the effective time.  If, after the effective time, a valid CFWH stock certificate is presented to the paying agent or to the surviving corporation or Parent, such stock certificate shall be canceled and shall be exchanged for the applicable per share merger consideration as provided in the merger agreement, except in the case of dissenting shares.

Representations and Warranties

The merger agreement contains representations and warranties by each of the parties to the merger agreement.  The representations and warranties made by the Company, Parent and Merger Sub are qualified and subject to important limitations agreed to by the parties in connection with negotiating the terms of the merger agreement.  Furthermore, the representations and warranties were made as of specific dates and in some cases may be subject to important exceptions, limitations and supplemental information contained in the confidential disclosure schedules of the Company provided to Parent and Merger Sub in connection with the signing of the merger agreement and may be additionally subject to standards of materiality applicable to the Company, Parent and Merger Sub that may be different from those that are applicable to you or generally applicable under federal securities laws.  In addition, the representations and warranties may have been included in the merger agreement for the purpose of allocating risk between the Company, Parent and Merger Sub, rather than to establish matters of fact.  While the Company does not believe that the disclosure schedules contain information that securities laws require us to disclose, other than information that has already been so disclosed, the disclosure schedules contain information that may modify, qualify or create exceptions to the representations and warranties set forth in the merger agreement.  The disclosure schedules contain certain information that has been included in the Company’s prior public disclosures and may contain additional non-public information.  Information concerning the subject matter of the Company’s representations and warranties may have changed since the date of the merger agreement, and subsequent information may or may not be fully reflected in our public disclosures, except to the extent required by law.  The representations and warranties in the merger agreement and the description of them in this document should be read in conjunction with the other information contained in the Company’s reports, statements and filings publicly filed with the SEC.

Representations and Warranties of the Company

In the merger agreement, the Company made representations and warranties to Parent and Merger Sub, subject to identified exceptions and qualifications, including those relating to:

•	the organization, valid existence and qualification to do business of the Company and its subsidiaries;

•	the completeness of the Company’s organizational documents furnished to Parent;

•	the capital structure of the Company;

•
the requisite corporate power and authority of the Company to execute and deliver the merger agreement and to perform its obligations and consummate the transactions contemplated by the merger agreement;

•	the due execution and delivery of the merger agreement by the Company and the validity and binding effect of the merger agreement on the Company;

•
the absence of any conflicts with or violations of the Company organizational documents or laws applicable to the Company or its subsidiaries as a result of the execution and delivery of the merger agreement by the Company and the performance of the merger agreement and the consummation of the merger by the Company;

•
the absence of any undisclosed breach, default, loss of benefits, need for consent, change of control payments or other right of termination, acceleration or cancellation or similar events under any contract as a result of the execution and delivery of the merger agreement by the Company, and the performance of the merger agreement and the consummation of the merger by the Company;

•
the absence of misstatements or omissions in the reports and other documents filed by the Company with the SEC since June 30, 2007, and the compliance of such documents with the requirements of the Securities Act of 1933 and the Exchange Act, as of their respective filing dates;

•
the fair presentation of the financial position, results of operations and cash flows of the Company and its subsidiaries in the financial statements contained in the Company’s SEC filings since June 30, 2007;

•	the absence of certain changes or events since March 31, 2010;

•	the absence of certain undisclosed material related party transactions, loans and guaranties involving the Company or its subsidiaries;

•	the existence of insurance policies and the absence of certain undisclosed claims and liabilities on behalf or against the Company and its subsidiaries;

•	the absence of certain undisclosed employment claims and liabilities of the Company and its subsidiaries;

•	the absence of certain undisclosed employment claims and liabilities of the Company and its subsidiaries with respect to any benefit plan;

•	the absence of litigation against the Company and its subsidiaries;

•	the payment of required taxes by the Company and its subsidiaries, and other tax matters;

•	compliance by the Company with applicable law;

•	the possession of all permits by the Company and its subsidiaries necessary to carry on their business and the compliance by the Company and its subsidiaries with such permits;

•	the compliance by the Company and its subsidiaries with environmental laws, applicable permits, and other environmental matters;

•	the ownership, license and lawful use of intellectual property used by the Company and its subsidiaries, and other intellectual property matters;

•	the leased real property and the personal property used by the Company and its subsidiaries and other matters relating to their assets and properties;

•
the maintenance by Company and each of its subsidiaries of accurate, correct and complete records itemizing and describing the type, quality, and quantity of its inventory and equipment and the book value thereof and certain matters relating to the Company’s accounts receivable and relationships with customers and suppliers;

•	certain matters with respect to the Company and its subsidiaries’ material contracts;

•	the Company’s outstanding indebtedness; and

•	the absence of undisclosed brokers entitled to fees in connection with the merger.

Some of the representations and warranties referred to above are qualified by a material adverse effect standard.

Representations and Warranties of Parent and Merger Sub.  The merger agreement also contains various representations and warranties made by Parent and Merger Sub to the Company, subject to identified exceptions and qualifications, including those relating to:

•	the organization, valid existence and qualification to do business of Parent and its subsidiaries;

•
the requisite corporate power and authority of each of Parent and Merger Sub to execute and deliver the merger agreement and to perform its obligations and consummate the transactions contemplated by the merger agreement;

•
the absence of any conflicts with or violations of Parent’s or Merger Sub’s organizational documents or laws applicable to Parent or its subsidiaries as a result of the execution and delivery of the merger agreement by Parent and Merger Sub, and the performance of the merger agreement and the consummation of the merger by each of them;

•
the absence of any breach, default, loss of benefits, need for consent, or other right of termination, acceleration or cancellation or similar events under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit or other legally binding obligation to which Parent or any of its subsidiaries is a party as a result of the execution and delivery of the merger agreement by Parent and Merger Sub, and the performance of the merger agreement and the consummation of the merger by each of them;

•	the sufficiency of funds available to Parent to pay the merger consideration, warrant consideration and the option consideration;

•
Immediately following the effective time and after giving effect to the Merger the surviving corporation and each of its subsidiaries will not be insolvent, have unreasonably small capital and have incurred debts beyond its ability to pay them as they become due;

•
prior to the Effective Time Merger Sub, will have engaged in no other business activities and will have incurred no liabilities or obligations other than as contemplated in the merger agreement and related agreements; and

•	the absence of undisclosed brokers entitled to fees in connection with the merger.

Covenants Relating to Conduct of Business Pending the Merger

From the date of the merger agreement to the effective time of the merger, subject to identified exceptions, and unless Parent otherwise consents in writing (such consent not to be unreasonably withheld or delayed), the Company must:

•	conduct its operations in the ordinary course of business substantially consistent with past practice;

•	use its commercially reasonable efforts to maintain its relationships with officers, key employees and customers; and

•	use its commercially reasonable efforts to preserve substantially intact its business organization and goodwill.

In addition, subject to identified exceptions, from the date of the merger agreement to the effective time of the merger, the Company and its subsidiaries are not permitted to do any of the following without the prior written consent of Parent (such consent not to be unreasonably withheld or delayed):

•	amend its articles of incorporation or bylaws or similar governing documents;

•
issue, sell, grant options or rights to purchase, deliver, transfer, pledge, encumber or otherwise subject to any lien or agree to commit to or authorize or propose to do any of the foregoing with respect to, any equity securities of the Company or any equity interests of any subsidiary of the company, other than the issuances of shares of CFWH common stock pursuant to the exercise of options or warrants outstanding on the date of the merger agreement;

•
(i) adjust, split, combine, recapitalize or reclassify its capital stock, or (ii) acquire or redeem, directly or indirectly, or amend the terms of, any equity securities of the Company or equity interests in any subsidiary of the Company (other than securities of wholly-owned subsidiaries);

•	declare, set aside or pay any dividend or other distribution with respect to any shares of its capital stock, or, enter into any agreement with respect to the voting of its capital stock;

•	make any change to any of the accounting methods, principles or practices used by it, except as required by any applicable requirement law or U.S. Generally Accepted Accounting Principles (“GAAP”);

•	settle or compromise any U.S. or non-U.S. federal, state or local income tax liability in excess of $50,000 individually or $100,000 in the aggregate;

•
(i) grant any loan or increase in compensation (including incentive compensation), benefits or perquisites, (ii) grant any increase in severance or termination pay or termination benefits, (iii) enter into any employment, loan, retention, consulting, indemnification, or similar agreement, (iv) enter into any change of control, severance, termination or similar agreement, (v) amend, waive or otherwise modify in any material respect any of the terms of any employee stock option or stock option plan of the Company, or (vi) establish or amend any benefit plan or trust agreement or other operative document relating to any benefit plan;

•
enter into any material new line of business outside of its existing business; or enter into any agreement or arrangement that limits or otherwise restricts the Company or any of its subsidiaries or any successor thereto from engaging or competing in any line of business or in any geographic area;  or enter into any partnership arrangements, joint venture arrangements or strategic alliances;

•
(A) commence any action, suit or proceeding, or (B) compromise, settle or agree to settle any proceeding other than compromises, settlements or agreements that involve the payment of monetary damages not in excess of $50,000 individually or $100,000 in the aggregate and do not concede any fault on the part of the Company or any of its subsidiaries or impose any material restrictions on any of their future activities;

•
except for permitted liens, sell, pledge, dispose of, transfer, lease, license or encumber, or authorize the sale, pledge, disposition, transfer, lease, license or encumbrance of, any property or assets of the Company or any of its subsidiaries valued in excess of $100,000 individually or in the aggregate;

•	incur or modify any indebtedness, except for indebtedness under the Company’s existing credit facilities (or renewals or refinancing thereof with the same lenders);

•
(i) adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries other than a liquidation of a wholly-owned subsidiary in connection with which all liabilities of such subsidiary are assumed by the Company or any of its wholly-owned subsidiaries, or (ii) acquire any corporation, partnership or other business organization or division thereof or any material equity interest therein;

•
authorize or make any new capital expenditures (i) in excess of $50,000 individually or $100,000 in the aggregate, or (ii) which are not made in the ordinary course of business consistent with past practice and current plans previously disclosed to Parent in writing;

•
amend, modify, extend, renew or terminate, other than in accordance with its terms in effect as of the date hereof, any existing real property lease, or enter into any new lease, sublease, license or other agreement for the use or occupancy of any real property with a term longer than five years or a total rental obligation over the term of such lease, sublease, license or other agreement of $50,000 individually or $100,000 in the aggregate for the same properties, other than leases or other contractual obligations with hospitals relating to new centers entered into in the ordinary course of business on terms materially consistent with past practice and current plans previously disclosed to Parent in writing;

•
write up, write down, or write off the book value of any assets material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, other than in the ordinary course of business consistent with past practice or as required by GAAP;

•	enter into any material transaction or contract except in the ordinary and usual course of business consistent with past practice;

•
enter into any transaction or take any other action that would reasonably be expected to prevent or materially delay the completion of the merger or result in any of the conditions to the completion of the merger not being satisfied;

•	fail to timely file with the SEC any form, report, schedule, statement, financial statement or other document required to be filed by the Company; or

•	authorize, commit or agree to take any of the foregoing actions.

Solicitation of Alternate Acquisition Proposals

From the date of the merger agreement until the effective date of the merger, the Company and its representatives may not directly or indirectly:

•	solicit, initiate or knowingly facilitate any acquisition proposal or any proposal that is reasonably likely to lead to any alternative acquisition proposal for the Company;

•	participate in any way in discussions or negotiations with, or furnish any non-public information to, any person that has made any alternative acquisition proposal for the Company;

•
withdraw or modify in a manner adverse to Parent the recommendation of the Company’s board of directors that adoption of the merger agreement by the Company’s stockholders is advisable and that the board has determined that the merger is fair to and in the best interests of the Company’s stockholders (referred to as the “board’s recommendation”);

•	other than the merger, approve or recommend any alternative acquisition proposal for the company; or

•	enter into any agreement or letter of intent with respect to any acquisition proposal

Because the holders of a majority of the issued and outstanding shares of CFWH common stock have consented to the approval of the merger agreement, and the transactions contemplated thereby, the board of directors of the Company may not (i) withdraw, modify, qualify, or propose publicly to withdraw, modify or qualify in a manner adverse to Parent or Merger Sub, the board’s recommendation, or (ii) approve, endorse or recommend or enter into a letter of intent or similar agreement in principle or any definitive agreement contemplating or otherwise relating to a superior proposal for the acquisition of the Company as described in the merger agreement.

Access to Information

From the date of the merger agreement until the effective time or the date the merger agreement is terminated the Company will (i) give Parent and Merger Sub and their respective representatives reasonable access to all employees, offices and other facilities and to all books and records of the Company as Parent or Merger Sub may reasonably request, (ii) permit Parent and Merger Sub to make such inspections of the Company and its subsidiaries and their respective properties and assets as they may reasonably require and (iii) cause its officers and those of its subsidiaries and use its commercially reasonable efforts to cause its representatives (including legal and accounting) to furnish Parent and Merger Sub and their respective representatives with such financial and operating data and other information with respect to the business, properties and personnel of the Company and its subsidiaries as Parent or Merger Sub may from time to time reasonably requested.

Commercially Reasonable Efforts; Consents and Governmental Approvals; Cooperation

Each of the parties to the merger agreement has agreed to use its respective commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the merger agreement.

Indemnification and Insurance

The merger agreement provides that Parent shall cause the Company, as the surviving corporation in the merger, to continue to indemnify and hold harmless each of the present and former directors, officers, employees and agents of the Company, in their capacities as such, from and against all damages, costs and expenses actually incurred or suffered in connection with any threatened or pending action, suit or proceeding or any arbitration or administrative or other proceeding relating to the business of the Company and its subsidiaries or the status of such individual as a director, officer, employee or agent prior to the closing, to the fullest extent permitted by any applicable law.  The merger agreement also requires that Parent retain in the articles of incorporation and by-laws of the Company, as the surviving corporation in the merger, any indemnification provision or provisions, including provisions respecting the advancement of expenses, in effect on the date of the closing for the benefit of the (current or former) officers, directors, employees and agents of the Company as of the closing of the merger, an prohibits Parent from amending such governing documents as they relate to such persons (except to the extent that such amendment preserves or broadens the indemnification or other rights theretofore available to such persons).  These obligations will continue in effect for a period of six (6) years following the closing of the merger and are intended to benefit each director, officer, agent or employee of the Company who has held such capacity on or prior to the date of the closing of the merger, and is now or hereafter entitled to indemnification or advancement of expenses pursuant to any provisions contained in the Company’s existing articles of incorporation or by-laws of the Company.

The merger agreement also requires Parent to cause the Company, as the surviving corporation in the merger, to either (i) maintain, at no expense to the beneficiaries, in effect for six years from the effective time of the merger, the current policies of the directors’ and officers’ liability insurance maintained by the Company with respect to matters pertaining to the Company’s or its subsidiaries’ directors and officers existing or occurring at or prior to the effective time of the merger (including the transactions contemplated by the merger agreement), or (ii) purchase a six-year extended reporting period endorsement with respect to the current policies of the directors’ and officers’ liability insurance maintained by the Company that contains terms and conditions (including, without limitation, coverage amounts) that are at least as favorable in the aggregate as the terms and conditions of such current policies, and maintain such endorsement in full force and effect for its full term.  The merger agreement also permits the Company (with the consent of Parent, such consent not to be unreasonably withheld) to obtain such “tail” or extended period policy prior to the effective time of the merger.

If a claim for indemnification or advancement of expenses by person who is entitled to be indemnified as described above is not paid in accordance with the provisions set forth in the merger agreement, such indemnified person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.

Employee Matters

Prior and after the effective time of the merger, the Company and Parent will, and will cause its subsidiaries to, honor, in accordance with their terms, all existing employment, change in control, severance or other agreements between the Company or any of its subsidiaries, and any officer, director or employee of the Company or any of its subsidiaries.

Parent shall cause the surviving corporation and each of its subsidiaries, for the period commencing at the effective time and ending on the first anniversary of the closing date, to maintain for the individuals employed by the Company or any of its subsidiaries at the effective time compensation, incentive plans, severance and benefits (excluding any equity-based compensation or benefits) that are substantially comparable in the aggregate to the benefits maintained for and provided to current employees as a group immediately prior to the effective time;

Parent will, and will cause the surviving corporation to, cause service rendered by current employees of the Company and its subsidiaries prior to the effective time to be taken into account for vesting, eligibility and benefits purposes (but excluding for benefits accruals purposes with respect to any existing defined benefit plans or where such credit would result in a duplication of benefits) under any employee benefit plan of Parent, the surviving corporation and its Subsidiaries which is made available to any current employee, to the same extent as such service was or should have been taken into account under the corresponding plan (if any) of the Company and its subsidiaries for those purposes, except where it would result in a duplication of benefits.

Anti-Takeover Laws

The Company shall take all reasonable steps to exclude the applicability of, or to assist Parent in any challenge to the validity or applicability to the merger or any other transaction contemplated by this Agreement of, any “moratorium,” “control share acquisition,” “business combination,” “fair price” or other form of anti-takeover laws or regulations of any jurisdiction that may purport to be applicable to this Agreement or the transactions contemplated hereby.

FIRPTA Certificate

At the closing, the Company shall deliver to Parent a statement, issued by the Company pursuant to Treasury Regulations Sections 1.1445-2(c)(3) and 1.897-2(h), certifying that the Company has not been a United States real property holding corporation during the applicable period specified in Section 897 of the Internal Revenue Code of 1986, as amended.

Payment of Company Indebtedness

Immediately prior to the effective time of the merger, Parent shall pay, or caused to be paid, all of the outstanding principal of, and interest on, indebtedness owed by the Company to Signature Bank and Bison as provided in the merger agreement.

Conditions to Completing the Merger

Conditions to Each Party’s Obligations.  The obligations of the Company, Parent and Merger Sub to consummate the merger are subject there being:

•
No Injunctions or Restraints; Illegality.  No order, stay, judgment, injunction or decree issued by any court or governmental authority of competent jurisdiction of the federal government of the United States of America or any state thereof making the merger illegal or otherwise prohibiting the consummation of the merger shall be in effect, and no governmental authority shall have instituted any proceeding seeking any such order, stay, judgment, injunction or decree and such proceeding remains unresolved;

Conditions to the Obligations of Parent and Merger Sub.  The obligations of Parent and Merger Sub to consummate the merger are subject to the satisfaction of the following additional conditions or waiver by Parent, at or prior to the effective time, of the following conditions:

•
Representations and Warranties.  The representations and warranties of the Company contained in the merger agreement shall be true and correct as of the closing date as though made as of such date (unless any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct only as of such earlier date);

•
Performance of Obligations of the Company.  The Company shall have performed in all material respects the covenants and agreements required to be performed by it under the merger agreement at or prior to the effective time of the merger.

•	Consents. The Company shall have obtained all consents, approvals, authorizations, qualifications and order of all governmental entities and their parties as specified in the merger agreement.

•
No Material Adverse Effect.  Since the date of the merger agreement, there shall not have occurred any material adverse effect and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, are reasonably likely to have a material adverse effect.

•
Financing.  Parent shall have obtained financing in the necessary amounts and on terms that are reasonably acceptable to Parent to permit it, together with the equity investment that Sverica has agreed to make pursuant to the merger agreement, to satisfy its obligations to pay the aggregate merger consideration, and to make the payments required to pay the principal of, and interest on, the Company’s indebtedness to Signature Bank and Bison.

•	Resignations. Parent shall have received the written resignation, effective or of the closing, of each director and office of the Company and its subsidiaries as specified in the merger agreement.

•	Release of Liens. All liens (other than permitted liens) shall have been released.

•
Dissenters’ Shares.  No greater than five percent (5%) of the shares of CFWH common shares outstanding shall have perfected dissenter’s rights, and the Parent shall have received a certificate to such effect signed by the Chief Executive Officer of the Company.

•
Termination of Employment and Consulting Agreements.  Each of the employment and consulting agreements between the Company, on the one hand, and each of Messrs. Barnett, Walz and Jakolat and Drs. Capotorto and Forman, on the other hand, shall have been terminated.

•
Employment and Related Agreements.  Each of Messrs. Barnett and Walz and Dr. Capotorto shall have executed and delivered a new employment agreement with the Company (as the surviving corporation in the merger), and if applicable, a stock purchase agreement and stockholders agreement regarding such person’s investment in shares of capital stock of Parent.

•
Rollover Seller Agreement.  Dr. Capotorto shall have executed and delivered a rollover seller agreement with Parent relating to his exchange of a portion of his shares of CFWH common stock for shares of capital stock of Parent.

•
Management Agreements.  The surviving corporation shall have executed and delivered a management agreement with Parent in form and substance satisfactory to Parent and made the payments required to be made to Parent on the closing date under such agreements.

•
Escrow Agreement.  Mr. Douglas B. Trussler, in his capacity as stockholder representative, shall have executed and delivered an escrow agreement in form and substance satisfactory to Parent relating to the deposit into escrow of $200,000, such amount to be held in escrow with respect to claims for compensation allegedly due from the Company.

•
Decrees, Judgments, etc.  There shall not have been any action taken, or any statute, rule, regulation, judgment, order or injunction promulgated, entered, enforced, enacted, issued or deemed applicable to the merger by any domestic or foreign court or other Governmental Authority that, in the reasonable judgment of the Parent, would be expected to, directly or indirectly, prohibit or impose any material limitations on, the Parent’s ownership or operation of all or a material portion of the Company’s or any subsidiary’s businesses or assets, or compel the Parent to dispose of or hold separate any material portion of the business or assets of the Company or any subsidiary or the Parent or Merger Sub, in each case taken as a whole.

•
Legal Opinion.  Parent shall have received the legal opinion of Butzel Long, a professional corporation, counsel to the Company, in form and substance reasonably satisfactory to Parent and its counsel, and upon which the lenders providing the financing for the merger may rely.

•
Casualty or Other Events.  Since the date of the merger agreement, the Company shall not have sustained any damage, destruction or loss by reason of fire, explosion, earthquake, casualty, labor trouble (including but not limited to any claim of wrongful discharge or other unlawful labor practice), requisition or taking of property by any government or agent thereof, windstorm, embargo, riot, act of God or public enemy, flood, accident, revocation of license or right to do business, total or partial termination, suspension, default or modification of contracts, governmental restriction or regulation, other calamity, or other similar or dissimilar event (whether or not covered by insurance) that has resulted or would be reasonably likely to result in a material adverse effect.

Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the effective time of the following conditions:

•
Representations and Warranties.  The representations and warranties of Parent and Merger Sub shall be true and correct as of the closing date as though made as of such date (unless any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct only as of such earlier date);

•
Performance of Obligations of Parent and Merger Sub.  Each of Parent and Merger Sub shall have performed in all material respects the covenants and agreements required to be performed by it under this Agreement at or prior to the effective time.

•	Payment of Existing Company Indebtedness. Parent shall have paid, or caused to be paid, all of the Company’s indebtedness to Signature Bank and Bison, as described above.

Termination

The merger agreement may be terminated and the merger may be abandoned, at any time prior to the closing (whether before or after the holders of CFWH common stock have approved the merger agreement, by written notice by the terminating party or parties (with any termination by Parent also being an effective termination by Merger Sub) to the other party or parties specifying the provision or provisions of the merger agreement to which such termination is effected:

•	by mutual written consent of the Company and Parent;

•
by either the Company or Parent if any governmental authority of competent jurisdiction shall have issued an order, decree or ruling, or taken any other action permanently restraining, enjoining or otherwise prohibiting the merger and such order, decree, ruling or other action shall have become final and non-appealable; provided that either party must have used all commercially reasonable efforts to lift and rescind such order, decree, ruling or action;

•
by either the Company or Parent, if the merger shall not have been consummated on or before April 8, 2011, the date which is 150 calendar days following the date on which the Company filed the preliminary Information Statement with the SEC;

•
by the Company, if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in the merger agreement on the part of Parent or Merger Sub, which breach, either individually or in the aggregate, would result in the failure of Parent to satisfy the  conditions set forth in the merger agreement regarding the accuracy of the representatives and warranties of Parent or the performance by Parent of its covenants and agreements in the merger agreement;

•
by Parent, if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in the merger agreement on the part of the Company (other than with respect to willful breaches of the provisions of the merger agreement relating to the solicitation of alternate acquisition proposals and the holding by the Company of a meeting of its stockholders to consider and vote upon the merger agreement);

•
by Parent if (A) there shall have been any willful breach of the Company’s obligations relating to the solicitation of alternate acquisition proposals and the holding by the Company of a meeting of its stockholders to consider and vote upon the merger agreement (B) the Company’s board of directors of the company (or a committee thereof) fails to make or include its recommendation that holders of shares of CFWH common stock vote in favor of approval of the merger agreement or effects a change of such recommendation (or publicly announces any intention to do so), or (C) the Company’s board of directors (or a committee thereof) approves or recommends, or publicly proposes to approve or recommend, any acquisition proposal, or (D) the Company delivers to Parent a notice that it has received an alternative acquisition proposal that is likely to be completed on a timely basis and is more favorable to the Company’s stockholders from a financial point of view (a “notice of superior proposal”); or

•
by the Company if at any time prior to the time that holders of CFWH common stock vote on the merger agreement, (A) the Company shall have delivered to Parent a notice of superior proposal, in accordance with the terms and procedures set forth in the merger agreement, (B) following expiration of the forty-eight (48) hour period after delivery of such notice of superior proposal, the “superior proposal” described in such notice shall continue to constitute a “superior proposal”; and (C) the Company concurrently with such termination pays to Parent in immediately available funds an amount in cash equal to all out-of-pocket expenses incurred by Parent in connection with the merger agreement and the transactions contemplated thereby and a termination fee of $1 million.

Because the holders of a majority of the issued and outstanding CFWH common stock have approved the merger agreement by written consent without a meeting, the vote of the Company’s stockholders to approve the merger agreement has already been obtained.

Fees and Expenses

Whether or not the merger is consummated, except as otherwise specifically provided, all costs and expenses incurred in connection with the merger agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses, except that:

•
If the Company terminates the merger agreement pursuant to a breach of any of the covenants or agreement or any representations or warranties by the Parent or Merger Sub, then if the breach on which such termination is based is a willful breach of the merger agreement, the Company shall have the right to receive from Parent, as liquidated damages and not as a penalty, an amount in cash equal to all out-of-pocket costs and expenses incurred by the Company in connection with the merger agreement from and after June 30, 2010, the terms of the execution by the Company of its letter of intent with Sverica, but not including any fees payable to Gleacher & Company.  In the event of such termination, Sverica agrees to unconditionally guarantee or cause its affiliates to unconditionally guarantee the payment by Parent of this amount.

•
If Parent terminates the merger agreement pursuant to of any of the covenants or agreements or any representations or warranties by the Company, then if the breach on which such termination is based is a willful breach of this Agreement, Parent shall have the right receive from the Company, as liquidated damages and not as a penalty, an amount in cash equal to all out-of-pocket- expenses incurred by Parent in connection with the merger agreement and the transactions contemplated thereby.

•
If Parent terminates the merger agreement pursuant to a willful breach by the Company, the Company’s board of directors fails to approve and recommend the merger, or the Company delivers a “notice of superior proposal”, then the Company shall pay Parent, Merger Sub and/or one of its affiliates, as designated in writing by Parent an amount in cash equal to all out-of-pocket expenses incurred by Parent in connection with the merger agreement and the transactions contemplated thereby and an expense fee of $1 million

•
Following the closing of the merger, the surviving corporation will reimburse Parent for all of out-of-pocket expenses incurred by Parent in connection with the merger agreement and the transactions contemplated thereby.

Amendment

The merger agreement may not be amended, changed, supplemented or otherwise modified except by an instrument in writing signed on behalf of all of the parties.

Extension; Waiver; Remedies

Each party to the merger agreement (by action of its board of directors or equivalent governing body, may extend the time for the performance, waive any inaccuracies in the representations and warranties, or waive compliance with any of the agreements or conditions

Governing Law; Jurisdiction; Venue

The merger agreement will be governed by and construed in accordance with the laws of the State of New York (without giving effect to conflict of law principles thereof), provided that any matters of corporate law related to the Merger, the Company and the Merger Sub shall be governed by the NRS.  The parties waive any right to trial by jury with respect to any action related to or arising out of this Agreement or any transaction contemplated by the merger agreement.

DISSENTER’S RIGHTS

Under Nevada law, holders of CFWH common stock are entitled to dissent from the merger and receive the “fair value” of their shares of CFWH common stock.  The discussion below is not a complete summary regarding your dissenter’s rights under Nevada law and is qualified in its entirety by reference to the text of the relevant provisions of Nevada law, which are attached to this Information Statement as Annex C.  Stockholders intending to exercise dissenter’s rights should carefully review Annex C.  Failure to follow precisely any of the statutory procedures set forth in Annex C may result in a termination or waiver of these rights.

If the Merger is completed, dissenting holders of CFWH common stock who follow the procedures specified in NRS Sections 92A.300 to 92A.500, inclusive, within the appropriate time periods will be entitled to receive payment of “fair value” for such shares in cash as determined by the Nevada law in lieu of the consideration that such stockholder would otherwise be entitled to receive under the merger agreement.

The following is a brief summary of NRS Sections 92A.300 to 92A.500, inclusive, which explain the procedures for dissenting from the Merger and obtaining payment of the fair value in lieu of the consideration otherwise available for Stockholders in the Merger.  Failure to follow the procedures described in NRS Sections 92A.300 to 92A.500, inclusive, precisely could result in the loss of dissenter’s rights.  This Information Statement constitutes notice to holders of CFWH common stock concerning the availability of dissenter’s rights under NRS Sections 92A.300 to 92A.500, inclusive.  A stockholder of record wishing to assert dissenter’s rights must hold the shares of CFWH capital stock on the date of making a demand for dissenter’s rights with respect to such shares and must continuously hold such shares through the effective time of the Merger.

Stockholders who desire to exercise their dissenter’s rights must satisfy all of the conditions of NRS Sections 92A.300 to 92A.500, inclusive.  A form of written notice of election of dissenter’s rights and demand for payment has been included as Annex D attached to this Information Statement (the “Dissenter’s Notice”).  The Dissenter’s Notice along with the original stock certificate, if it exists, representing such stockholder’s shares of capital stock of CFWH  must be filed with CFWH before December 19, 2010 (the “Demand Deadline”).  Delivery to CFWH of the Dissenter’s Notice must be in addition to and separate from a vote against the Merger.  Stockholders electing to exercise their dissenter’s rights must not vote “for” the adoption and approval of the merger agreement, but any vote against the adoption and approval of the Merger Agreement will not alone constitute a demand for payment within the meaning of NRS Sections 92A.300 to 92A.500, inclusive, without also delivering the Dissenter’s Notice and original stock certificates, if any, to CFWH.

The Dissenter’s Notice must be executed by or for the stockholder of record, fully and correctly, as such Stockholder’s name appears on the stock certificate or CFWH’s stockholder ledger.  If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, this demand must be executed by or for the fiduciary.  If the shares are owned by or for more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners.  An authorized agent, including an agent for two or more joint owners, may execute the demand for payment for a stockholder of record.  However, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner.  A person having a beneficial interest in CFWH common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below in a timely manner to perfect whatever dissenter’s rights the beneficial owners may have.

A CFWH stockholder who elects to exercise dissenter’s rights must mail or deliver his, her or its Dissenter’s Notice and original stock certificates, if any, to CFWH at The Center for Wound Healing Inc., 155 White Plains Road, Tarrytown, NY 10591, Attention: Corporate Secretary prior to the Demand Deadline.  The Dissenter’s Notice should specify the stockholder’s name and mailing address, and that the stockholder is thereby dissenting from the Merger and demanding payment for his, her or its CFWH common stock.  Within ten days after the effective time of the Merger, CFWH must provide notice of the effective time of the Merger to all CFWH stockholders who have complied with NRS Sections 92A.300 to 92A.500, inclusive, and have not voted for the merger.  Stockholders who do not demand payment and do not deliver their stock certificates, if any exist, to CFWH by the Demand Deadline are not entitled to payment for such shares.

Within 30 days after receipt of Dissenter’s Notices and stock certificates, if any, CFWH is required to offer payment of the amount it estimates to be the fair value of such dissenter’s shares, plus accrued interest to each dissenter who complied with NRS Sections 92A.300 to 92A.500, inclusive.  Such offer for payment must be accompanied by, among other things, CFWH’s calculation of the fair market value and accrued interest as well as CFWH’s balance sheet as of the end of most recent fiscal year.

Within 30 days after CFWH has made an offer for payment of the fair value of the stockholder’s shares, a dissenter may notify CFWH in writing of his, her or its own estimate of the fair value of the shares and the amount of interest due, and demand payment of such estimate, less any payment already made by CFWH, or, if the stockholder thinks CFWH has calculated the fair value incorrectly, reject CFWH’s offer and demand payment of his, her or its estimate of the fair value and interest due.  If a demand for payment remains unsettled, CFWH must commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest.  If CFWH does not commence the proceeding within 60 days, it must pay each dissenter whose demand remains unsettled the amount demanded.  The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court.

Stockholders considering dissenter’s rights and payment of fair value for their shares should note that the fair value of their shares determined under NRS Sections 92A.300 to 92A.500, inclusive, could be more, the same or less than the consideration they would receive pursuant to the merger agreement if they did not seek payment for their shares.  The costs of the appraisal proceeding may be determined by the court and taxed against the parties as the court deems equitable under the circumstances.  The exchange of shares for cash pursuant to the exercise of dissenter’s rights will be a taxable transaction for United States federal income tax purposes and possibly state, local and foreign income tax purposes as well.

Any stockholder who has duly demanded appraisal in compliance with NRS Sections 92A.300 to 92A.500, inclusive, will not, after the effective time of the Merger, be entitled to vote for any purpose the shares subject to demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective time of the merger.

Failure by any holder of CFWH common stock to comply fully with the procedures described above and set forth in Annex C to this Information Statement may result in termination of such stockholder’s dissenter’s rights.  In view of the complexity of exercising your dissenter’s rights under Nevada law, if you are considering exercising these rights you should consult with your legal counsel.

OTHER IMPORTANT INFORMATION REGARDING THE COMPANY

Price Range of Common Stock

 CFWG common stock is quoted on the Over-The-Counter Bulletin Board system and the Financial Industry Regulatory Authority Electronic Bulletin Board under the symbol "CFWH.OB."

Quarter Ended	High	Low

September 2008	$1.50	$0.75
December 2008	$1.10	$0.36
March 2009	$0.45	$0.05
June 2009	$0.90	$0.10

September 2009	$0.80	$0.40
December 2009	$0.70	$0.45
March 2010	$0.65	$0.36
June 2010	$0.45	$0.25

The quotations set forth above reflect inter-dealer prices, without retail markup, markdown, or commission, and may not necessarily represent actual transactions.

The reported closing price of CFWH common stock on October 5, 2010, the last trading day before the merger agreement was announced, was $0.25 per share.  The reported closing price of CFWH common stock, as reports reported on November 18, 2010, was $0.525 per share.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the ownership of the common stock as of November 18, 2010, except as otherwise indicated, by

•	each current director,

•	each of our executive officers

•	all current directors and executive officers as a group, and

•	each person who is known by us to own beneficially 5% or more of our outstanding shares of common stock.

The number of shares beneficially owned is determined under rules of the Securities and Exchange Commission, or SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire on November 18, 2010, or within 60 days thereafter through the exercise of any stock option or other right.  Unless otherwise indicated, each holder has sole investment and voting power with respect to the shares set forth in the following table:

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT OF OWNERSHIP (1) (2) (3)	PERCENT OF CLASS (4)
The Elise Trust P.O. Box 562, Goldens Bridge, NY 10526	4,221,181	17.5%
Andrew G. Barnett	1,036,450	4.1
Paul Basmajian	337,776	1.3
Peter Macdonald (5)	7,941,926	24.8
John Capotorto, M.D.	4,242,266	17.6
John DeNobile	2,050,924	8.5
Phillip Forman, M.D.	3,894,682	16.1
Douglas B. Trussler (5)	7,941,926	24.8
David Walz	525,999	2.16
Michael J. Jakolat	250,000	1.0%
Directors and executive officers as a group (9 persons)	20,280,423	60.0%

(1) Unless otherwise indicated, the address of each beneficial owner is c/o The Center for Wound Healing, Inc., 155 White Plains Road, Suite 200, Tarrytown, NY 10591.

(2) Under the rules of the SEC, a person is deemed to be the beneficial owner of a security if that person, directly or indirectly has or shares the powers to direct the voting of the security or the power to dispose or direct the disposition of the security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same securities.

(3) Includes shares which may be acquired through stock options or warrants exercisable through December 13, 2010 in the following amounts: Barnett - 950,000; Basmajian - 110,000; Walz - 435,000 and Jakolat – 250,000.

(4) Based on 24,123,638 shares of CFWH common stock issued and outstanding as of November 18, 2010; a total of 1,495,000 exercisable stock options; and a total of 7,941,926 outstanding warrants.  Beneficial ownership of particular securities is reflected in the above table in accordance with the rules of the SEC.

(5)  Includes the following for which the named person has shares voting and investment power: warrants held by Bison Capital Equity Partners II-A, L.P. to purchase a total of 526,153 shares of Common Stock at the initial exercise price of $5.00 per share and warrants held by Bison Capital Equity Partners II-B, L.P. to purchase a total of 7,415,773 shares of Common Stock at the initial exercise price of $5.00 per share.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

If the merger is completed, we will no longer be a publicly held company and there will be no public participation in future meetings of our stockholders held after the merger is completed.  If the merger is not completed, however, we expect to hold an annual meeting of stockholders in 2011.

Stockholder proposals intended to be presented at the 2011 annual meeting of stockholders, if such a meeting is held, which are eligible for inclusion in our information statement for that meeting under Rule 14a-8 under the Exchange Act must be received by us not later than December 31, 2010, in order to be considered for inclusion in our information statement relating to that meeting.  Such proposals should be addressed to the Secretary at our principal executive offices (the address for which is on the front of this Information Statement) and should satisfy the informational requirements applicable to stockholder proposals contained in the applicable rules of the SEC.

Only persons who are stockholders both as of the giving of notice and the date of the stockholder meeting and who are eligible to vote at the stockholder meeting are eligible to propose business to be brought before a stockholder meeting.  The proposing stockholder (or his qualified representative) must attend the stockholder meeting in person and present the proposed business in order for the proposed business to be considered.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

CFWH files annual, quarterly and current reports, information statements and other information with the SEC.  You may read and copy any reports, information statements or other information that we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

CFWH’s public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the SEC by CFWH at the “For Investors” page on its corporate website at www.centerwh.com. Any person, including any beneficial owner, to whom this Information Statement is delivered may request copies of reports, information statements or other information concerning us by written or telephonic request directed to the investor relations department at CFWH, 155 White Plains Road, Suite 200, Tarrytown, NY 10591, (914) 372-3150.

You should rely only on the information contained in this Information Statement or incorporated by reference in this Information Statement in connection with your consideration of the subject matter of this Information Statement.  No persons have been authorized to give any information or to make any representations other than those contained in this Information Statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person.  This Information Statement is dated November 19.  You should not assume that the information contained in this Information Statement is accurate as of any date other than that date, and the mailing of this Information Statement to stockholders shall not create any implication to the contrary.

The merger agreement contains a number of representations and warranties which CFWH and Parent have made to each other.  The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the merger agreement.  These disclosure schedules contain information that has been included in the prior public disclosures of CFWH, as well as additional non-public information.  While CFWH does not believe that this non-public information is required to be publicly disclosed under the applicable securities laws, that information does modify, qualify and create exceptions to the representations and warranties set forth in the merger agreement.  In addition, these representations and warranties were made as of the date of the merger agreement.  Information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement, which subsequent information may or may not be fully reflected in the public disclosures of CFWH.  Moreover, representations and warranties are frequently utilized in merger agreements as a means of allocating risks, both known and unknown, rather than to make affirmative factual claims or statements.  Accordingly, you should not rely on the representations and warranties as current characterizations of factual information about CFWH or Parent.

Annex A

AGREEMENT AND PLAN OF MERGER

AMONG

CFWH HOLDING CORPORATION,

CFWH MERGER SUB, INC.

AND

THE CENTER FOR WOUND HEALING, INC.

Dated as of October 5, 2010

TABLE OF CONTENTS

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4

Section 8.10	Counterparts	53
Section 8.11	Certain Definitions	54

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AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of October 5, 2010 by and among CFWH HOLDING CORPORATION a Delaware corporation (“Parent”), CFWH MERGER SUB, INC. a Nevada corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and THE CENTER FOR WOUND HEALING, INC., a Nevada corporation (the “Company”).

RECITALS

The Board of Directors of the Company has determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, and determined that the terms of this Agreement are fair to, and in the best interests of, the stockholders of the Company.

The Board of Directors of the Company has adopted resolutions approving this Agreement and the transactions contemplated hereby, and recommending the approval and adoption of this Agreement and the transactions contemplated hereby, including the Merger, by the stockholders of the Company.

The Boards of Directors of Parent and Merger Sub have each approved, and the Board of Directors of Merger Sub has declared it advisable for Merger Sub to enter into, this Agreement providing for the Merger in accordance with the NRS, upon the terms and subject to the conditions set forth herein.

Concurrently with the execution and delivery of this Agreement, as a condition and inducement to Parent’s willingness to enter into this Agreement, certain of the holders of the outstanding shares of the Company’s Common Stock have executed and delivered to Parent the Voting Agreement, pursuant to which they have agreed, among other things, to vote the shares of Common Stock owned by such holders to vote in favor of the Merger

Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
THE MERGER

Section 1.01   The Merger.  Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the NRS, at the Effective Time, Merger Sub shall be merged with and into the Company (the “Merger”).  The Company shall be the surviving corporation in the Merger (the “Surviving Corporation”) and shall continue its existence under the NRS.  In connection with the Merger, the separate corporate existence of Merger Sub shall cease.

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Section 1.02   Consummation of the Merger.  Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated hereby (the “Closing”) will take place at 10:00 a.m., New York City local time, as promptly as practicable but in no event later than the second Business Day after the satisfaction or waiver (by the party entitled to grant such waiver) of the conditions (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) set forth in Article VI, at the offices of Foley & Lardner LLP, 111 Huntington Avenue, Boston, Massachusetts 02199 or at such other place, date and time as the Company and Parent may agree in writing.  The date of the Closing is referred to as the “Closing Date.”  On the Closing Date and on the terms and subject to the conditions hereof, Merger Sub and the Company shall cause the Merger to be consummated by filing with the Secretary of State of the State of Nevada (the “Nevada Secretary”) executed articles of merger (the “Articles of Merger”), as required by the NRS and shall take all such reasonable further actions as may be required by Law to make the Merger effective.  The time the Merger becomes effective in accordance with applicable Law is referred to as the “Effective Time.”

Section 1.03   Effects of Merger.  The Merger shall have the effects set forth herein and in the applicable provisions of the NRS.

Section 1.04   Articles of Incorporation and Bylaws.  At the Effective Time, the Articles of Incorporation of the Company shall be amended and restated in its entirety to read as the articles of incorporation of Merger Sub as in effect immediately prior to the Effective Time, and as so amended shall be the articles of incorporation of the Surviving Corporation, except that Section 1 of such articles of incorporation shall be amended to read:  “The name of the corporation is The Center for Wound Healing, Inc.”  At the Effective Time, the Bylaws of the Company shall be amended and restated in their entirety to read as the bylaws of Merger Sub as in effect immediately prior to the Effective Time, and as so amended shall be the bylaws of the Surviving Corporation, until thereafter amended in accordance with the NRS.

Section 1.05   Directors and Officers of Surviving Corporation.  At the Effective Time, the individuals listed on Schedule 1.05 attached hereto shall become the initial directors and officers of the Surviving Corporation, each to hold office in accordance with and subject to the articles of incorporation and bylaws of the Surviving Corporation.

Section 1.06   Conversion of Common Stock.  Each Participating Share, other than Dissenting Shares, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted at the Effective Time into the right to receive the Per Share Merger Consideration in cash, without interest thereon.  At the Effective Time, all Participating Shares so converted shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of such Participating Shares shall cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration as provided herein.  Each Excluded Share shall be cancelled as of the Effective Time without any consideration being exchanged therefor.

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Section 1.07   Conversion of Common Stock of Merger Sub.  Each share of common stock, $.01 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one share of common stock of the Surviving Corporation.

Section 1.08   Treatment of Options.  As of the Effective Time, each outstanding option to purchase shares of Common Stock issued pursuant to the Company’s 2006 Stock Option Plan (an “Option”) (whether vested or unvested) shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and cease to exist in exchange for the right to receive the following payments: an amount in cash equal to the product of (A) the excess, if any, of (1) the Per Share Merger Consideration over (2) the exercise price of the Option as of the Effective Time multiplied by (B) the number of shares of Common Stock issuable upon exercise in full of the Option (irrespective of any vesting or exercisability provisions with respect to such Option) (the “Option Consideration”).  At the Effective Time, all Options so converted shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of such Options shall cease to have any rights with respect thereto, except the right to receive the Option Consideration as provided herein.

Section 1.09   Treatment of Warrants.  As of the Effective Time, each outstanding warrant to purchase shares of Common Stock (a “Warrant”) (whether vested or unvested), other than the Warrants held by Bison (the “Bison Warrants”) shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and cease to exist in exchange for the right to receive the following payments: an amount in cash equal to the product of (A) the excess, if any, of (1) the Per Share Merger Consideration over (2) the exercise price of the Warrant as of the Effective Time multiplied by (B) the number of shares of Common Stock issuable upon exercise in full of the Warrant (irrespective of any vesting or exercisability provisions with respect to such Warrant)  (the “Warrant Consideration”).  As of the Effective Time, the Company’s obligations with respect to the Bison Warrants shall be satisfied in exchange for the payment of the Put Price, as such term is defined in the Bison Securities Purchase Agreement (the “Bison Warrant Consideration”).  At the Effective Time, all Warrants (including the Bison Warrants) so converted shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of such Warrants shall cease to have any rights with respect thereto, except the right to receive the Warrant Consideration, or the Bison Warrant Consideration, as applicable, as provided herein.

Section 1.10   Withholding.  Notwithstanding Sections 1.08, 1.09 and 2.02, all amounts payable under Section 1.06, Section 1.08 or Section 1.09 shall be subject to withholding for Taxes to the extent required by applicable law, and any amount so withheld shall be deemed paid to the applicable Option or Warrant holder and shall be timely remitted by the withholding party to the applicable taxing authority.

Section 1.11   Merger Consideration.

(a)           “Merger Consideration” means the amount equal to (a) $14,474,183 less (b) the Closing Adjustment Amount.

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(b)           “Closing Adjustment Amount” means the sum of the amounts listed on the Closing Date Adjustment Schedule, including (i) any amount by which any of (A) the Option Consideration, (B) the Warrant Consideration or (C) the Bison Warrant Consideration exceeds zero dollars ($0); (ii) the Change in Control Payments; and (iii) the amount set forth on Section 1.11 of the Company Disclosure Schedules.    The Company shall prepare the Closing Date Adjustment Schedule, setting forth the Closing Adjustment Amount and the components thereof, prior to the Closing Date, and deliver such Closing Date Adjustment Schedule, certified by its Chief Executive Officer, not later than one Business Day prior to the day on which the Closing Date is anticipated to occur.  The Closing Date Adjustment Schedule shall be subject to the reasonable review by the Parent.

(c)           “Per Share Merger Consideration” means the amount equal to the Merger Consideration divided by the number of Shares issued and outstanding on the Closing Date.

Section 1.12   Adjustments.  If, subject to Section 5.01, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, or any other similar event, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted.

ARTICLE II
DISSENTING SHARES; PAYMENT FOR PARTICIPATING SHARES, OPTIONS AND WARRANTS

Section 2.01   Dissenting Shares.  Shares of Common Stock issued and outstanding immediately prior to the Effective Time that are held by a holder who (a) has not voted such shares in favor of the adoption of this Agreement and the Merger, (b) is entitled to, and who has, properly demanded and perfected dissenter’s rights for such shares of Common Stock in accordance with NRS Section 92A.420 and (c) has not effectively withdrawn or forfeited such dissenter’s rights prior to the Effective Time (the “Dissenting Shares”) shall not be converted into or be exchangeable for the right to receive the Per Share Merger Consideration, unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their rights to dissent under the NRS.  Dissenting Shares shall be entitled to payment in accordance with NRS Section 92A.460.  If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right to dissent, such holder’s Shares shall thereupon be converted into and become exchangeable only for the right to receive, as of the Effective Time and the time that such right to appraisal shall have been irrevocably lost, withdrawn or expired, the Per Share Merger Consideration, without any interest thereon.  The Company shall give Parent (a) prompt written notice of any demands for appraisal of any Shares, attempted withdrawals of such demands and any other instruments served pursuant to the NRS and received by the Company relating to rights to be paid the “fair value” of Dissenting Shares, as provided in the NRS and (b) the opportunity to participate in negotiations and proceedings with respect to demands for appraisal under the NRS.  The Company shall not, except with the prior written consent of Parent which will not be unreasonably withheld or delayed, voluntarily make or agree to make any material payment with respect to any demands for appraisals of capital stock of the Company, offer to settle or settle any such demands.

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Section 2.02   Payment for Participating Shares, Options and Warrants.

(a)           Prior to the filing of the Articles of Merger with the Nevada Secretary, Parent shall deposit, or shall cause to be deposited, with a bank or trust company designated by the Company and reasonably acceptable to Parent (the “Paying Agent”), cash in an amount (such amount being hereinafter referred to as the “Payment Fund”) sufficient to pay the aggregate consideration payable at the Closing in exchange for all Participating Shares and unexercised Options and Warrants (including the Bison Warrants) outstanding immediately prior to the Effective Time.

(b)           Subject to compliance with any requirements of the Paying Agent (and any withholding for Taxes) and the provisions of Section 2.02(g), each holder of Participating Shares, Options and Warrants (including the Bison Warrants) shall be entitled to receive the Per Share Merger Consideration, Option Consideration, Warrant Consideration and/or Bison Warrant Consideration, as applicable, payable at the Closing to such holder in accordance with this Agreement as promptly as reasonably practicable after the Effective Time.  No interest will be paid or accrued on the Per Share Merger Consideration, Option Consideration, Warrant Consideration or Bison Warrant Consideration payable with respect to Participating Shares, Options, Warrants or Bison Warrants.

(c)           As soon as reasonably practicable after the Effective Time, the Paying Agent will mail to the record holders of the certificates representing the Common Stock (the “Company Stock Certificates”) (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Paying Agent), and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for the Per Share Merger Consideration. Upon surrender of a Company Stock Certificate to the Paying Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Paying Agent or Parent, (A) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor the Per Share Merger Consideration with respect to the number of shares of Common Stock represented by such Company Stock Certificate, and (B) the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 2.02, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive the applicable Per Share Merger Consideration as contemplated by Section 1.06 and this Section 2.02.  If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the payment of the Per Share Merger Consideration with respect to such Company Stock Certificate, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against the Paying Agent, Parent or the Surviving Corporation with respect to such Company Stock Certificate.

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(d)          Any portion of the Payment Fund (including the proceeds of any investments thereof) that remains unclaimed by the former holders of Participating Shares, Options and Warrants (including the Bison Warrants) as of the date that is six (6) months after the Effective Time shall be delivered to the Surviving Corporation upon demand.  Any former holders of Participating Shares, Options and Warrants (including the Bison Warrants) who, at the end of such six (6) month period, have not received the Per Share Merger Consideration, Option Consideration, Warrant Consideration or Bison Warrant Consideration as the case may be, payable at the Closing, shall thereafter look to Parent and the Surviving Corporation for payment of such Per Share Merger Consideration, Option Consideration, Warrant Consideration or Bison Warrant Consideration, as the case may be, without any interest thereon.  Neither Parent nor the Surviving Corporation shall be liable to any holder of Shares or holder of an Option or Warrant for any monies properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(e)          The Paying Agent shall invest any cash included in the Payment Fund as reasonably directed by Parent or, after the Effective Time, the Surviving Corporation; provided that (i) no such investment shall relieve Parent, the Surviving Corporation or the Paying Agent from making the payments required by this Article II, and following any losses Parent shall promptly provide additional funds to the Paying Agent for the benefit of the holders of the Participating Shares, Options and Warrants (including the Bison Warrants) in the amount of such losses, and (ii) such investments shall be solely in short-term obligations of the United States of America or guaranteed by the United States of America and backed by the full faith and credit of the United States of America, in either case with maturities of no more than 30 days.  After payment of the Per Share Merger Consideration, the Option Consideration, Warrant Consideration or the Bison Warrant Consideration, as applicable, any interest or income produced by such investments will be payable to the Surviving Corporation or Parent, as Parent directs.

(f)           Any portion of the Payment Fund representing Merger Consideration payable in respect of Dissenters’ Shares for which appraisal rights have been perfected shall be returned to the Parent, upon demand.

(g)          Notwithstanding anything to the contrary set forth in this Agreement, the Parties have agreed that if certain matters set forth on Section 1.11 of the Company Disclosure Schedules (the “Escrow Matters”) are not resolved prior to the Closing Date: (i) Parent shall deposit the Escrow Amount with the Escrow Agent pursuant to the Escrow Agreement and the provisions of such Section 1.11 of the Company Disclosure Schedules; (ii) the Escrow Amount shall not be payable to the holders of Participating Shares, Options or Warrants at the Closing, and all such payments to such holders shall be reduced accordingly; and (iii) the Escrow Agreement shall provide that the portion of the Escrow Amount, if any, remaining after resolution of the Escrow Matters shall be paid to such holders as promptly as reasonably practicable after the resolution of the Escrow Matters.

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Section 2.03   Closing of the Company’s Transfer Books.  At the Effective Time: (a) all holders of certificates representing shares of Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company other than the right to receive the Per Share Merger Consideration as provided in Section 1.06, and (b) the stock transfer books of the Company shall be closed with respect to all shares of Common Stock outstanding immediately prior to the Effective Time.  No further transfer of any such shares of Common Stock shall be made on such stock transfer books after the Effective Time.  If, after the Effective Time, a valid Company Stock Certificate is presented to the Paying Agent or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged for the applicable Per Share Merger Consideration as provided in this Article II, subject to Section 2.01 in the case of Dissenting Shares.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
OF THE COMPANY

Except as set forth in the disclosure schedules with respect to this Agreement delivered by the Company to Parent prior to the execution of this Agreement (the “Company Disclosure Schedules”), the Company represents and warrants to Parent and Merger Sub as follows:

Section 3.01   Organization and Qualification.

(a)           The Company and each of its Subsidiaries is a duly organized and validly existing corporation or other legal entity in good standing under the Laws of its jurisdiction of formation or organization, with all requisite entity power and authority to own, lease and operate its properties and conduct its business as currently conducted and as proposed to be conducted.  The Company and each of its Subsidiaries is duly qualified and in good standing as a foreign entity authorized to do business in each of the jurisdictions in which the character of the properties owned, leased or operated by it or the conduct of the business transacted by it makes such qualification necessary, except where the failure to be so qualified and in good standing has not had and is not reasonably likely to have a Material Adverse Effect.  The Company has heretofore provided to Parent true, correct and complete copies of the Articles of Incorporation and Bylaws of the Company and the articles of incorporation and bylaws (or similar governing documents), each as currently in effect, for each of the Company’s Subsidiaries and the Company and each of its Subsidiaries is in compliance in all respects with its respective articles of incorporation and bylaws (or similar governing documents).  Section 3.01(a) of the Company Disclosure Schedules sets forth a list of all Subsidiaries of the Company, the state of incorporation or organization and the foreign jurisdictions in which each such Subsidiary is qualified to do business.

(b)           Section 3.01(b) of the Company Disclosure Schedules sets forth with respect to the Company and each of its Subsidiaries:  (i) all directors and officers, (ii) all bank, payroll and securities brokerage accounts and all authorized signers for each such account; and (iii) all powers of attorney granted to any Person that are currently in effect.

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Section 3.02   Capitalization.

(a)           The authorized capital stock of the Company consists of 300,000,000 shares of Common Stock, of which no more than 24,606,643 shares are issued and outstanding as of the date of this Agreement.  In addition, as of the date of this Agreement, there are outstanding Options to purchase an aggregate of 3,952,500 shares of Common Stock and Warrants to purchase an aggregate of 14,085,676 shares of Common Stock, including 7,941,926 shares of Common Stock issuable upon exercise of the Bison Warrants.  All of the outstanding Shares have been duly authorized and validly issued and are fully paid and nonassessable and are free of preemptive rights.  The Company has no Shares reserved for issuance except with respect to the exercise of the Options and Warrants (including the Bison Warrants) described in this Section 3.02(a), each of which is listed on Section 3.02(a) of the Company Disclosure Schedules, together with the name of the holder thereof, the number of Shares subject to such Option or Warrant, the number of vested Shares, the date of expiration and the exercise price thereof.  The cancellation of the Options and Warrants as set forth in Sections 1.08 and 1.09 will be in accordance with the terms of such Options and Warrants and any plans or agreements related thereto, and the Surviving Corporation will have no obligation to issue, transfer or sell any shares of capital stock or other securities of the Surviving Corporation in connection therewith. The Shares constitute the only class of securities of the Company or any of its Subsidiaries registered or required to be registered under the Exchange Act.

(b)           Except for the Options and Warrants (including the Bison Warrants) described in paragraph (a), there are no outstanding (i) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities or other ownership interests in the Company, (ii) options, warrants, rights or other agreements or commitments to acquire from the Company, or obligations of the Company to issue, any capital stock, voting securities or other ownership interests in (or securities convertible into or exchangeable for capital stock or voting securities or other ownership interests in) the Company, (iii) obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to the issuance of any capital stock, voting securities or other ownership interests in the Company (the items in clauses (i), (ii) and (iii), together with the Shares, being referred to collectively as “Company Securities”) or (iv) obligations of the Company or any of its Subsidiaries to make any payments directly or indirectly based (in whole or in part) on the price or value of the Shares.  There are no outstanding obligations, commitments or arrangements, contingent or otherwise, of the Company or any of its Subsidiaries to purchase, redeem or otherwise acquire any Company Securities.  Except as disclosed in Section 3.02(b) of the Company Disclosure Schedules, there are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of capital stock of the Company.

(c)           The amount of each of (i) the Option Consideration, (ii) the Warrant Consideration and (iii) the Bison Warrant Consideration as of the date of this Agreement is, and as of the Closing Date shall be, zero dollars ($0).

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(d)           Section 3.02(d)(i) of the Company Disclosure Schedules lists each Subsidiary of the Company and sets forth the Company’s percentage ownership and, with respect to non-Wholly-Owned Subsidiaries, ownership type in each such Subsidiary.  Each of the outstanding shares of capital stock or other securities of or interests in each such Subsidiary is duly authorized, validly issued, fully paid and nonassessable and the Company or one or more of its direct or indirect Wholly-Owned Subsidiaries is the record and beneficial owner of the applicable equity interests of each Subsidiary of the Company, free and clear of all Liens other than Permitted Liens.  There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock, voting securities or other ownership interests in any Subsidiary of the Company, (ii) options, warrants, rights or other agreements or commitments to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in (or securities convertible into or exchangeable for capital stock, voting securities or other ownership interests in) any Subsidiary of the Company, or (iii) obligations of the Company or any of its Subsidiaries to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to the issuance of any capital stock, voting securities or other ownership interests in any Subsidiary of the Company (the items in clauses (i), (ii) and (iii), together with the capital stock of such Subsidiaries, being referred to collectively as “Subsidiary Securities”).  There are no (x) outstanding obligations of the Company or any of its Subsidiaries to purchase, redeem or otherwise acquire any outstanding Subsidiary Securities, or (y) voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of capital stock of any Subsidiary of the Company.  Neither the Company nor any of its Subsidiaries owns, directly or indirectly, any capital stock or other equity securities of any entity that is not a Subsidiary of the Company.

Section 3.03   Authority; Board Action.

(a)           The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to receipt of the Company Stockholder Vote and the satisfaction of the conditions set forth in Article VI, to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than the Company Stockholder Vote and the filing of the Articles of Merger with the Nevada Secretary.  This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by each of Parent and Merger Sub, constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Requirements of Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b)          The Company’s Board of Directors has, by resolutions duly adopted at a meeting duly called and held, (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, and determined that the terms of this Agreement are fair to, and in the best interests of, the stockholders of the Company and (ii) approved this Agreement and the transactions contemplated hereby, and, subject to Section 5.03(d), resolved to recommend the approval and adoption of this Agreement and the transactions contemplated hereby, including the Merger, by the stockholders of the Company (the “Company Board Recommendation”).

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(c)           The approval by the Board of Directors of the Company of this Agreement, the Merger and the other transactions contemplated hereby referred to in Section 3.03(b) constitutes approval of this Agreement, the Merger and the other transactions contemplated hereby for purposes of Section 78.438 of the NRS and represents the only action necessary to ensure that the restrictions contained in Section 78.438 of the NRS do not and will not apply to the performance of this Agreement, the consummation of the Merger or the other transactions contemplated hereby.  No other antitakeover Law is applicable to this Agreement, the Merger or the other transactions contemplated hereby.

Section 3.04   Consents and Approvals; No Violation.

(a)           Neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions by the Company contemplated hereby will, assuming that the conditions set forth in Article VI are satisfied, (i) violate or conflict with or result in any Breach of any provision of (A) the Articles of Incorporation or Bylaws or (B) the respective certificates of incorporation or bylaws or other similar governing documents of any Subsidiary, (ii) assuming all consents, approvals and authorizations contemplated by clauses (i) and (ii) of subsection (b) below have been obtained and are effective, any applicable waiting periods have expired and all filings described in such clauses have been made, conflict with or violate in any material respect any Laws binding upon the Company, any of its Subsidiaries or any of their respective assets or properties, or (iii) except as set forth in Section 3.04 of the Company Disclosure Schedules, violate or conflict with, or result in a Breach of any provision of, or require any consent, waiver or approval, or result in a default or result in the loss of a material benefit under, or give rise to any right of termination, cancellation, amendment, modification or acceleration (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default or give rise to any such right) under any of the terms, conditions or provisions of any Contract or result in the creation of any Lien (other than a Permitted Lien) upon any properties, assets or rights of the Company or any of its Subsidiaries, except as, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

(b)           The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby by the Company do not and will not require any material consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Authority, except (i)  the filing of the Articles of Merger with the Nevada Secretary, and (ii) filing of the Proxy Statement and any other filings required under the Exchange Act with the SEC.

Section 3.05   SEC Documents; Financial Statements; Internal Controls.

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(a)           The Company has filed with the SEC all forms, reports, schedules, statements, financial statements and other documents required to be filed with the SEC by the  Company (together with all information incorporated therein by reference, the “SEC Documents”) since June 30, 2007.  No Subsidiary of the Company is required to file any form, report, schedule, statement or other document with the SEC.  As of their respective dates or, if amended prior to the date hereof, as of the amendment date, the SEC Documents complied, and any SEC Documents filed with the SEC after the date hereof will comply, in all material respects with the requirements of the United States Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents at the time it was filed or, if amended prior to the date hereof, as of the amendment date, contained, or if filed after the date hereof, as of the filing date, will contain, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Except to the extent that information contained in any SEC Document filed and publicly available prior to the date of this Agreement (each, a “Filed SEC Document”) has been revised or superseded by a later filed SEC Document, none of the SEC Documents contains, and no Filed SEC Document filed after the date of this Agreement will contain, any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)           The financial statements (including the notes thereto) of the Company included in the SEC Documents comply as to form, as of their respective dates of filing or, if amended prior to the date hereof, as of the date of filing of the amendment, and any SEC Documents filed after the date hereof will comply as to form, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) (except in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present, or will fairly present, in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments that will not be material in amount or effect).  The Company has heretofore made available or promptly will make available to the Parent a complete and correct copy of all amendments or modifications to the Filed SEC Documents (in draft or final form) which are required to be filed with the SEC but have not yet been filed with the SEC.  Except for liabilities and obligations incurred (A) in connection with this Agreement or the transactions contemplated hereby or (B) reflected or reserved against in the consolidated balance sheet of the Company as of March 31, 2010, including the notes thereto, the Company and its Subsidiaries have no liabilities of any nature (whether accrued, absolute, contingent or otherwise) that individually or in the aggregate have had or would reasonably be expected to have a Material Adverse Effect.

(c)           The Company maintains internal controls over financial reporting (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) in compliance with the requirements of the Exchange Act.  The Company’s internal control over financial reporting is a process designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and is effective in performing the functions for which it was established.  Since the end of the Company’s most recent audited fiscal year, there has been (i) no significant deficiency or material weakness in the design or operation of the Company’s internal control over financial reporting (whether or not remediated) which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

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(d)           The Company maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) consisting of controls and other procedures designed to ensure that information the Company is required to disclose in reports it files or submits under the  Exchange Act is recorded, processed, summarized and reported within the time periods specified by the SEC’s rules and forms and that such information is accumulated and communicated to management, including the Company’s Chief Executive Officer and Chief Financial Officer. The principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 and any related rules and regulations promulgated by the SEC (the “Sarbanes-Oxley Act”), and the statements made in each such certification are accurate; the Company, its subsidiaries and its directors and officers are each in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act.

Section 3.06   Absence of Certain Changes.  Since March 31, 2010:

(a)           The Company and its Subsidiaries have conducted their businesses in all material respects only in the ordinary course consistent with past practice except for the transactions contemplated by this Agreement, and have not taken, permitted or suffered any action or occurrence that, if taken, permitted or suffered after the date hereof, would not be permitted under paragraphs (a) through (s) of Section 5.01 hereof, and there has not occurred a Material Adverse Effect.

(b)           The Company has not sustained any damage, destruction or loss by reason of fire, explosion, earthquake, casualty, labor trouble (including but not limited to any claim of wrongful discharge or other unlawful labor practice), requisition or taking of property by any government or agent thereof, windstorm, embargo, riot, act of God or public enemy, flood, accident, revocation of license or right to do business, total or partial termination, suspension, default or modification of Contracts, governmental restriction or regulation, other calamity, or other similar or dissimilar event (whether or not covered by insurance) that has resulted or would be reasonably likely to result in a Material Adverse Effect.

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Section 3.07   Related Party Transactions; Loans and Guarantees.  Except pursuant to this Agreement and the transactions contemplated hereby or as disclosed in Section 3.07 of the Company Disclosure Schedules:  (a) there are no material transactions or series of related transactions, agreements, arrangements or understandings, which involve any current or future obligations, nor are any such transactions or series of related transactions currently proposed, between the Company or any of its Subsidiaries, on the one hand, and any of the Company’s Affiliated Persons, on the other hand, and true, complete and correct copies of such agreements and arrangements have been made available by the Company to Parent; (b) neither the Company nor any Subsidiary has made any loan to any Person which is outstanding in whole or in part, and neither the Company nor any Subsidiary has guaranteed the payment of any loan or debt of any Person pursuant to which the Company or any Subsidiary has or could have any current or future obligation, except for travel or similar advances made to non-officer employees in connection with their employment duties in the ordinary and usual course of business, consistent with past practice; and (c) none of the Company’s Affiliated Persons has, directly or indirectly, (i) an economic interest in any entity which furnishes or sells (or has, during the previous twelve (12) months, furnished or sold) services or products that the Company or any Subsidiary furnishes or sells, or proposes to furnish or sell, (ii) an economic interest in any entity that purchases from or sells or furnishes to (or has, during the previous twelve (12) months, purchased from or sold or furnished to) the Company or any Subsidiary any goods or services, or (iii) a beneficial interest in any Contract of the Company or any Subsidiary; provided, however, that no such Company Affiliated Person shall be deemed to have such an economic interest solely by virtue of holding less than one percent (1%) of the outstanding voting stock of a corporation whose equity securities are traded on a recognized stock exchange in the United States.

Section 3.08   Insurance.  Section 3.08 of the Company Disclosure Schedules sets forth a true and complete list of (a) all liability and other insurance policies insuring the Company and its Subsidiaries against losses arising out of or related to the businesses of the Company and its Subsidiaries (and accurately describes the coverage carried and expiration dates of such policies) and all key man life insurance policies owned or maintained by the Company; and (b) a list of all pending claims under each such policy. Each of the Company and its Subsidiaries is covered by insurance in scope and amount customary and reasonable for the businesses in which it is engaged and will be so covered after consummation of the transactions contemplated hereby.  The insurance policies listed in Section 3.08 of the Company Disclosure Schedules constitute insurance protection against all liability, claims and risks occurring in the ordinary course of business customarily included within comprehensive liability coverage and at amounts and levels customarily maintained for a business of this type.  All such policies are in full force and effect and are valid, outstanding and enforceable, and all premiums due thereon have been paid in full.  No such policy will terminate or lapse (or be affected in any other materially adverse manner) by reason of the transactions contemplated by this Agreement.  The Company and its Subsidiaries have complied in all material respects with the provisions of each policy under which it is the insured party, and all material claims under such policies have been filed in a timely fashion.  No insurer under any insurance policy has canceled or generally disclaimed liability under any such policy or, to the Company’s knowledge, indicated any intent to do so or not to renew any such policy, and no event specific to the Company or any Subsidiary has occurred which could reasonably be expected to result in a material retroactive upward adjustment in premiums under any such insurance policies or which could reasonably be expected to result in a material prospective upward adjustment in such premiums.

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Section 3.09   Employee Matters.

(a)           The Company and each of its Subsidiaries has complied in all material respects with every Requirement of Law relating to the hiring, employment, termination, and classification of employees including, without limitation, provisions thereof relating to wages, overtime, hours, equal opportunity, mandatory or protected leaves of absence, meal and rest periods, record-keeping and collective bargaining.  There are no labor relations problems being experienced by the Company or any Subsidiary (including any union organization activities, threatened or actual strikes or work stoppages, slowdowns or material grievances).  There has been no “mass layoff” or “plant closing” as defined by the Worker Adjustment and Retraining Notification Act with respect to the Company or any Subsidiary within the six (6) months prior to date of this Agreement.

(b)           (i) Neither the Company nor any Subsidiary is delinquent in payments to any employee for any wage, salary, commission, bonus or other compensation for any services performed by them to date, amounts required to be reimbursed to such employees, or amounts that must be paid to an employee upon termination of employment in any material respect; (ii) there is no unfair labor practice complaint against the Company or any Subsidiary pending before the National Labor Relations Board or any other Governmental Authority; (iii) no labor union currently represents the employees of the Company or any Subsidiary, nor is the Company or any of its Subsidiaries the subject of any proceeding  seeking to compel it to bargain with any labor union; (iv) there is not pending or, to the Company’s Knowledge, threatened, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving the Company or any of its Subsidiaries ; and (v) no employee of the Company or any Subsidiary has made a formal or informal complaint that, if true, would constitute a material violation of any Law.

(c)           To the Company’s Knowledge, no employee of the Company or any Subsidiary is bound by any agreement with any other Person that is violated or breached by such employee performing the services that he or she is currently performing for the Company or such Subsidiary.  Except as set forth on Section 3.09(c) of the Company Disclosure Schedules, every employee of the Company and each of its Subsidiaries is employed on an at-will basis and no employee has a Contract with the Company or any Subsidiary that would interfere with the ability of the Company or such Subsidiary to discharge any such employee.

Section 3.10   Employee Benefit Plans.

For purposes of this Section 3.10, the term “Company and its Subsidiaries” shall include any Person organized under the laws of the United States or operating therein that is or would be aggregated with the Company and its Subsidiaries under Section 414(b), (c), (m), or (o) of the Code (an “ERISA Affiliate”').  However, this Section 3.10 shall not apply to a “Multiemployer Plan” (as defined in Section 4001(a)(3) of ERISA), except as expressly referred to herein.

(a)           Section 3.10 of the Company Disclosure Schedules sets forth a true, correct and complete list of:

(i)           Each termination, change in control or severance agreement involving Company and its Subsidiaries, on the one hand, and any of their respective employees, on the other hand;

(ii)         All employee benefit plans, as defined in ERISA Section 3(3);

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(iii)         All other profit-sharing, bonus, stock option, stock purchase, stock bonus, restricted stock, stock appreciation right, phantom stock, vacation pay, holiday pay, tuition reimbursement, scholarship, severance, dependent care assistance, excess benefit, incentive compensation, salary continuation, supplemental retirement, employee loan or loan guarantee program, split dollar, cafeteria plan, and other benefits or compensation arrangements; and

(iv)         Each Multiemployer Plan;

in each case of the foregoing clauses (i) through (iv), maintained or contributed to by each of the Company and its Subsidiaries for the benefit of its employees (or former employees) and/or their beneficiaries or under which a Company or any Subsidiary may incur any liability.  All of these types of arrangements (excluding any Multiemployer Plan) shall be collectively referred to as “Benefit Plans.”

(b)          The Company has delivered to Purchaser a true and complete copy of the following documents, to the extent that they are applicable:

(i)          Each Benefit Plan and any related funding agreements (e.g., trust agreements or insurance Contracts), including all amendments and any related actuarial reports and the most recent periodic accounting of related plan assets;

(ii)         The current summary plan description and all subsequent summaries of material modifications of each Benefit Plan;

(iii)         The most recent Internal Revenue Service determination letter for each Benefit Plan that is intended to qualify for favorable income Tax treatment under Section 401(a) or 501(c)(9) of the Code, which determination letter reflects all amendments that have been made to the plan (except as set forth in Section 3.10 of the Company Disclosure Schedules); and

(iv)        The three (3) most recent Form 5500s (including all applicable Schedules and the opinions of the independent accountants) that were required to be filed on behalf of any Benefit Plan.

(c)          All costs of administering and contributions required to be made to each Benefit Plan under the terms of that Benefit Plan, ERISA, the Code, or any other applicable law have been timely made, and are fully deductible in the year for which they were paid.  All other amounts that should be accrued to date as liabilities of the Company and its Subsidiaries under or with respect to each Benefit Plan (including administrative expenses and incurred but not reported claims) for the current plan year of the plan have been recorded on the Books of the Company and its Subsidiaries.  There will be no liability of the Company or any Subsidiary (i) with respect to any Benefit Plan that has previously been terminated or (ii) under any insurance policy or similar arrangement procured in connection with any Benefit Plan in the nature of a retroactive rate adjustment, loss sharing arrangement, or other liability arising wholly or partially out of events occurring before the Effective Time.

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(d)          Each Benefit Plan has been operated at all times in accordance with its terms, and complies currently, and has complied in the past, both in form and in operation, with all applicable laws, including ERISA and the Code.  The Internal Revenue Service has issued a favorable determination letter with respect to each Benefit Plan that is intended to qualify under Section 401(a) or 501(c)(9) of the Code.

(e)          No event has occurred (either before or after the date of the letter) that would disqualify any Benefit Plan.

(f)          Neither the Company nor any Subsidiary maintain any plan that provides (or will provide) medical, death or other benefits to one or more former employees or independent contractors (including retirees) following termination of employment, other than benefits that are required to be provided under COBRA or any state law continuation coverage or conversion rights. The Company and its Subsidiaries have complied in all material respects with the continuation coverage requirements of COBRA.

(g)          There are no investigations, proceedings, lawsuits or claims pending or, to the Company’s Knowledge, threatened relating to any Benefit Plan.

(h)          The Company and its Subsidiaries do not have any intention or commitment, whether legally binding or not, to create any additional Benefit Plan, or to modify any existing Benefit Plan so as to increase benefits to participants or the cost of maintaining the plan. The benefits under all Benefit Plans are as represented, and have not been, and will not be increased subsequent to the date documents were provided to Parent except in the ordinary course of business and as required by any such Benefit Plan.  No statement, either oral or written, has been made by the Company or any Subsidiary (or any agent of the Company or any Subsidiary) to any Person regarding any Benefit Plan that is not in accordance with the Benefit Plan that could have adverse economic consequences to the Company or any Subsidiary.

(i)           None of the Persons performing services for the Company or any Subsidiary has been improperly classified as being independent contractors, leased employees, or as being exempt from the payment of wages for overtime.

(j)           None of the Benefit Plans provide any benefits that (i) become payable or become vested solely as a result of the consummation of the transactions contemplated by this Agreement or (ii) would result in excess parachute payments (within the meaning of Section 280G of the Code), either (A) solely as a result of the consummation of the transactions contemplated by this Agreement or (B) as a result of the consummation of this transaction and any actions taken by the Company or any Subsidiary after the Effective Date. Furthermore, the consummation of this transaction will not require the funding (whether formal or informal) of the benefits under any Benefit Plan (e.g., contributions to a "rabbi trust").

(k)           None of the assets of any Benefit Plan that is a "pension plan" within the meaning of Section 3(2) of ERISA are invested in a group annuity contract or other insurance Contract that is subject to any surrender charge, interest rate adjustment, or other similar expense upon its premature termination.

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(l)           No Benefit Plan has any interest in any annuity Contract or other investment or insurance contract issued by an insurance company that is the subject of bankruptcy, conservatorship, rehabilitation, or similar proceeding.

(m)         With respect to each Benefit Plan that is subject to Title IV of ERISA:

(i)          No amount is due or owing from the Company or any Subsidiary to the PBGC, other than a liability for premiums under ERISA Section 4007;

(ii)         All premiums have been paid to the PBGC on a timely basis;

(iii)        The value, determined on a termination basis using the actuarial assumptions stated in the plan, of all accrued and ancillary benefits (whether or not vested) under each such plan did not exceed, as of the most recent valuation date, and will not exceed as of the Effective Time, the then-current fair market value of the assets of the plan;

(iv)        No reportable events (within the meaning of ERISA Section 4043) have occurred;

(v)         There is no accumulated funding deficiency (within the meaning of Code Section 412 or ERISA Section 302), whether or not such deficiency has been waived;

(vi)        There is no “unfunded benefit liability” (within the meaning of Section 4001(a)(18) of ERISA, but excluding from the definition of “current value of assets” accrued but unpaid contributions); and

(vii)       the Company and each ERISA Affiliate has made when due any “required installments” within the meaning of Section 430(j) of the Code and Section 303(j) of ERISA, whichever may apply.

(n)          None of the Company or any Subsidiary has incurred any withdrawal liability (including any contingent or secondary withdrawal liability) to any Multiemployer Plan, and no event has occurred, and there exists no condition or set of circumstances, that presents a material risk of the occurrence of any withdrawal (partial or otherwise) from, or the partition, termination, reorganization, or insolvency of any Multiemployer Plan that could result in any liability on behalf of the Company or any Subsidiary to a Multiemployer Plan.  All contributions required to be made by the Company and its ERISA Affiliates to any Multiemployer Plan have been timely made.

(o)          The aggregate liability of the Company and its Subsidiaries to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent plan year of the Multiemployer Plan ended prior to the date hereof would not exceed ($100,000). To the Company’ Knowledge, there has been no material change in the (i) financial condition of any Multiemployer Plan, (ii) actuarial assumptions, (iii) required level of Company or any Subsidiary contributions, or (iv) level of benefits provided under any Multiemployer Plan since the close of the most recent plan year of the Multiemployer Plan that, individually or in the aggregate, would materially increase the amount of this liability.

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(p)          No Termination Event has occurred or is reasonably expected to occur that, when taken together with all other such Termination Events, could reasonably be expected to result in material liability to the Company and its Subsidiaries.

(q)          The Company and its Subsidiaries have previously administered and shall continue to administer all of their “nonqualified deferred compensation plans” (within the meaning of Code Section 409A) and all Benefit Plans (each, a "409A Plan") to be in full compliance in all material respects, in both form and operation, with the requirements of Code Section 409A and the regulations and guidance promulgated thereunder.  No payment made or to be made under a 409A Plan is or will be subject to any taxes or penalties imposed by Code Section 409A.  No stock option, stock appreciation rights or other equity based compensation awards issued or to be issued by any of the Company and its Subsidiaries (each, an "Equity Award”) shall be subject to the requirements of Code Section 409A and the issuance of all Equity Awards shall be supported by a valuation that is entitled to the presumption of reasonableness provided by Treasury Regulation I.409A-l(b)(5)(iv)(b)(2)(i). All existing 409A Plan documents are in full compliance with the requirements of Code Section 409A and do not require any amendments or modifications to achieve compliance with Code Section 409A.

(r)           Section 3.10 of the Company Disclosure Schedule sets forth the amount of any payments that are required to be made by the Company at or prior to the Closing or that the Surviving Corporation may be required to make at or following the Closing pursuant to any agreement to which any director or officer of the Company is a party on the date hereof, by reason of the consummation of the transactions contemplated by this Agreement and assuming that such agreement has not been modified, terminated or superseded at the time of the Closing, setting forth the name of the applicable officer or director, and the amount of the payment obligation that would be payable to such officer or director (collectively, the “Change in Control Payments”).

Section 3.11   Litigation.  There is no litigation, claim, action, suit, proceeding, arbitration, mediation or investigation by a Governmental Authority or other Person pending or, to the Company’s Knowledge, threatened in writing against or relating to the Company or any of its Subsidiaries or any properties or assets of the Company or any of its Subsidiaries that (i) if adversely decided would reasonably be expected to result in Damages payable by the Company or any of its Subsidiaries in an amount, individually or, with respect to related matters, in the aggregate in excess of $100,000, (ii) in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby, or (iii) if adversely determined against the Company or any of its Subsidiaries could result in the Company or any of its Subsidiaries being convicted of a felony or the equivalent thereof.  Neither the Company nor any of its Subsidiaries nor any of their respective properties or assets is or are subject to any order, writ, judgment, injunction, decree or award that individually or, with respect to related matters, in the aggregate, would, or would reasonably be expected to (x) prevent or delay the Company from performing its obligations under this Agreement or (y) result in Damages payable to or by the Company or any of its Subsidiaries in an amount, individually or, with respect to related matters, in the aggregate, in excess of $100,000.

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Section 3.12   Tax Matters.  Except as set forth on Section 3.12 of the Company Disclosure Schedules:

(a)           Tax Returns.  Each of the Company and its Subsidiaries has filed (or has had filed on its behalf) with the appropriate taxing authorities all Income Tax Returns and all other material Tax Returns required to be filed through the date hereof. All such Tax Returns filed are complete and accurate in all material respects. Neither the Company nor any Subsidiary is currently the beneficiary of any extension of time within which to file any Tax Return.  Since January 1, 2006, no written claim has been delivered to the Company by any taxing authority in a jurisdiction where the Company or any Subsidiary does not file Tax Returns that the Company or such Subsidiary is or may be subject to taxation by that jurisdiction.

(b)           Payment of Taxes.  All Taxes due and owing by the Company and its Subsidiaries (whether or not shown on any Tax Return) have been paid (other than Taxes not currently payable and Taxes subject to a bona fide dispute, which Taxes in either case have been adequately reserved), except where the failure to pay such Taxes would not be reasonably likely to have a Material Adverse Effect.  The unpaid Taxes of the Company and its Subsidiaries did not, as of March 31, 2010, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Company’s balance sheet as of such date (rather than in any notes thereto).  Neither the Company nor any of its Subsidiaries is party to, bound by, or currently has any liability for any Taxes of any person (other than the Company or any of its Subsidiaries) under any (i) Tax sharing agreement, (ii) Tax indemnity agreement (iii) or similar agreement or arrangement with respect to Taxes.

(c)           Disputes or Claims; Audits.  There is no material dispute, claim or audit concerning any Tax liability of the Company or any of its Subsidiaries claimed or raised by any Governmental Authority, in respect of which the Company or any Subsidiary has received a written notice from any such Governmental Authority.  Section 3.12 of the Company Disclosure Schedules lists all Income Tax Returns filed with respect to the Company or any of its Subsidiaries for taxable periods ended on or after January 1, 2007, indicates those of such Income Tax Returns that have been audited, and indicates those of such Income Tax Returns that currently are the subject of audit (in each case, to the extent the Company has been delivered a written notice from the applicable Governmental Authority regarding such audit).  Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Income Taxes or agreed to any extension of time with respect to an Income Tax assessment or deficiency, which waiver or extension has not lapsed or expired, as applicable.

(d)           Liens. There are no Liens for Taxes (other than for Taxes not yet due and payable) on any of the assets of the Company or any of its Subsidiaries.

(e)           Affiliated Groups.  None of the Company or any Subsidiary is and has ever been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or any group that has filed a combined, consolidated or unitary Tax Return (other than a group the common parent of which is or was the Company).

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(f)           Tax Sharing Agreements.  Neither the Company nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement.

(g)          No FIRPTA Withholding.  The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897 of the Code.

(h)          Withholding.  The Company and each of its Subsidiaries has complied with all applicable Laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or any comparable provision of any state, local or foreign law) and has, within the time and in the manner prescribed by applicable Law, withheld from and paid over to the proper Governmental Authorities all amounts required to be so withheld and paid over under applicable Laws, except, in each case, where the failure to so comply or so withhold, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

(i)           Income Recognition.  Neither the Company nor any of its Subsidiaries shall be required to include in a Taxable period ending after the Closing Date taxable income attributable to income that, as an economic matter, accrued in a prior Taxable period but was not recognized in any prior Taxable period as a result of (i) (the installment method of accounting or an open transaction, (ii) the completed contract method of accounting, (iii) the long-term contract method of accounting, (iv) an intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code, (v) a change in method of accounting for a taxable period ending on or prior to the Closing Date or (vi) prepaid amounts received on or prior to the Closing Date).

(j)           Disclosure.  The Company has delivered or made available to Parent for inspection (i) complete and correct copies of all material Tax Returns of the Company and each of its Subsidiaries for all Taxable periods for which the applicable statute of limitations has not yet expired, and (ii) complete and correct copies of all Tax rulings (including private letter rulings), revenue agent reports, information document requests, notices of proposed deficiencies, deficiency notices, protests, petitions, closing agreements, settlement agreements, pending ruling requests, transfer pricing studies, valuation studies and any similar documents, submitted by, received by or agreed to by or on behalf of any of the Company or its Subsidiaries, or, to the extent related to the income, business, assets, operations, activities or status of any of the Company or its Subsidiaries, submitted by, received by or agreed to by or on behalf of any affiliated group of which any of the Company or its Subsidiaries is or has ever been a part, and relating to Taxes for all Taxable periods for which the statute of limitations has not yet expired.

(k)           Listed Transactions.  Neither the Company nor any of its Subsidiaries has been a party to a “listed transaction” within the meaning of Section 6707A(c)(2) of the Code and Treasury Regulation Section 1.6011-4(b)(2).

(l)           Section 482.  Neither the Company nor any of its Subsidiaries is party to any cost-sharing agreement or similar arrangement that is not in compliance with Treasury Regulation Section 1.482-7T (or any applicable prior Treasury Regulations) and any comparable provision of any federal, state, local, domestic or foreign Tax Law

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(m)           Section 355 Matters.  Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in (A) any distribution of stock qualifying or intended to qualify for tax-free treatment under Section 355 of the Code within the two-year period ending on the date of this Agreement, or (B) in a distribution that constitutes part of a “plan” or “series of related transactions” (within the meaning of Section 355(e)(2) of the Code) in conjunction with the transactions contemplated by this Agreement.

Section 3.13   Compliance with Laws and Permits.

(a)           Each of the Company and its Subsidiaries has at all times been in compliance with all applicable statutes, rules, regulations and requirements of all federal, state, and local commissions, boards, bureaus and agencies having jurisdiction over the Company or such Subsidiary and their operations, including, without limitation, laws relating to certificates of need, false claims, false representations, anti-kickback and other provisions of the Medicare/Medicaid fraud and abuse laws (42 U.S.C. § 1320a-7 et seq.), the Health Insurance Portability and Accountability Act of 1996, and the physician self-referral provisions of the Stark Law (42 U.S.C. § 1395nn), except for failures to comply that, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.  Neither the Company nor any Subsidiary has engaged in false billing or a pattern of negligent billing with respect to Medicare or Medicaid, and, to the  Company’s Knowledge, no Person with which the Company or any Subsidiary has a Contract has engaged in any of the foregoing.  Each of the Company and each of its Subsidiaries has timely and accurately filed all reports, returns, data, and other information required by federal, state, municipal or other governmental authorities which control, directly or indirectly, any of the Company’s or such Subsidiary’s activities to be filed with any commissions, board, bureaus and agencies and has paid all sums heretofore due with respect to such reports or returns.  Except as set forth on Section 3.13 of the Company Disclosure Schedules, neither the Company nor any Subsidiary has been in the past five (5) years subject to any audit, investigation or order by any Governmental Authority, including, without limitation, The Centers for Medicare and Medicaid Services or the Office of the Inspector General.  In addition, to the Company’s Knowledge (without, in the case of this Section 3.13, any obligation to inquire of any Person with which the Company or any Subsidiary has a Contract), no Person with which the Company (including any Subsidiary) has a Contract has been the subject of an audit, investigation, recoupment demand or request, or any review by any State or Federal agency, or any third party payer,  as the result of or related to the relationship between that Person and the Company, or any charges, bills or records submitted which reflect the financial or clinical relationship between such Person and the Company, or the charges made by the Company to such Person.  No employee or independent contractor of the Company or any Subsidiary has ever been excluded from a federal health care program, including, without limitation, Medicare or Medicaid.  No Person holding a 5% or greater equity interest or a debt interest in the Company or any Subsidiary is in a position to make referrals, to or generate business for the Company or any Subsidiary, or make referrals to or generate business for any Person (other than the Company or any Subsidiary) which is a party to a Hospital Contract, and each of the Company and each of its Subsidiaries represents and warrants that such Persons have not made such referrals or generated such business.

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(b)           Neither the Company, any of its Subsidiaries nor any directors, officers, agents or employees of the Company or any of its Subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iii) made any other payment prohibited by applicable Law.

(c)           The Company and each of its Subsidiaries have all material permits, licenses, authorizations, consents, certificates, approvals, permissions, notifications, waivers, orders, exemptions and franchises from Governmental Authorities required to own, lease and operate their properties and conduct their businesses as currently conducted and as proposed to be conducted in accordance with current plans previously disclosed to Parent in writing (“Permits”), other than Permits the failure to possess which would not be reasonably likely to have a Material Adverse Effect.  Such Permits are in full force and effect, and all applications, notices or other documents have been timely filed as required to effect timely renewal, issuance or reissuance of such Permits.  There has occurred no material violation of, suspension, reconsideration, imposition of penalties or fines or default (with or without notice or lapse of time or both) under, or event giving rise to any right of termination, amendment or cancellation of, with or without notice or lapse of time or both, any such Permit that is currently in effect, in each case to the extent uncured or otherwise unresolved, other than an expiration of a Permit in the ordinary course of business.

Section 3.14   Environmental Matters. With respect to the generation, transportation, treatment, storage, disposal or other handling of Medical Waste, each of the Company and its Subsidiaries have complied with all Medical Waste Laws, other than failures to comply which individually or in the aggregate would not be reasonably likely to have a Material Adverse Effect.  Except as set forth Section 3.14 of the Company Disclosure Schedules, (a) the Company has not used, nor to the Company’s Knowledge, none of the Company’s or any Subsidiary’s properties or assets, including without limitation any Center now or previously operated by the Company or any Subsidiary, has ever been used by any other Person, in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport was in violation of any Environmental Law, (b) neither the Company nor any of its Subsidiaries has utilized any transporters or disposal facilities for the transport or disposal of Hazardous Materials, other than Medical Waste, (c) none of the properties or assets operated by Company or any Subsidiary, or to the Company’s Knowledge, any assets or properties owned by another Person and on which the Company or any Subsidiary has now or previously operated any Center, has ever been designated or identified in any manner pursuant to any Environmental Law as a Hazardous Materials release or disposal site, (d) none of the Company or any Subsidiary has received written notice that a Lien arising under any Environmental Law has attached to any revenues or to any real property now or previously owned or operated by the Company or any Subsidiary including without limitation any Center, (e) none of the Company or any Subsidiary has received a summons, citation, notice, directive, order or inquiry from the Environmental Protection Agency or any other federal, state or local governmental agency concerning any action or omission by the Company or any Subsidiary resulting in the release or disposing of Hazardous Materials into the environment or with respect to the presence or release of Hazardous Materials on, under, in or from the Company’s or any Subsidiary’s current or former Properties or assets including without limitation the Centers, and (f) the Company has not, and to the Company’s Knowledge, no other Person has, caused any Hazardous Materials to be present on, in or under any of the Company’s or any Subsidiary’s properties or assets, including without limitation any Center now or previously operated by the Company or any Subsidiary, except for Medical Waste or any types or amounts of Hazardous Waste that do not require material remediation, mitigation, monitoring or other control under any Environmental Law.

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Section 3.15   Proprietary Rights.

(a)           Section 3.15(a) of the Company Disclosure Schedules sets forth (i) a complete and correct list of all of the Company’s and each of its Subsidiary’s registered Proprietary Rights, material unregistered Proprietary Rights, Internet domain names and material software included in the Company’s or any Subsidiary’s Proprietary Rights; (ii) all written material licenses for which the Company or any Subsidiary is a party either as a licensee or licensor (specifying its status); and (iii) any other material agreements under which the Company or any Subsidiary grants or receives any rights to Proprietary Rights.  All licenses listed on Section 3.15(a) of the Company Disclosure Schedules are in full force and effect and will remain in full force and effect upon the consummation of the transactions contemplated by this Agreement.

(b)           The Company and each of its Subsidiaries owns, or is licensed to use, all Proprietary Rights necessary for the conduct of its business as currently conducted and as proposed to be conducted, except as set forth in Section 3.15(b) of the Company Disclosure Schedules and except for any Proprietary Rights as to which the failure to own or license would not be reasonably likely to cause a Material Adverse Effect.  The Proprietary Rights owned by the Company or any Subsidiary, and to the Company’s  Knowledge, the Proprietary Rights used by the Company or any Subsidiary and owned by any other Person, are valid, subsisting, in full force and effect, and have not been cancelled, expired or abandoned.  Except for the Permitted Liens, the Company’s Proprietary Rights are not subject to any Liens and are not subject to any restrictions or limitations regarding use or disclosure other than pursuant to written license agreements applicable thereto. Other than as set forth in Section 3.15(b) of the Company Disclosure Schedules, no claim has been asserted or is pending by any Person challenging or questioning the use of any Proprietary Right or the validity or effectiveness of any Proprietary Right, nor does the Company or any Subsidiary have any knowledge of any valid basis for any such claim.  To the Company’s Knowledge, neither the use of Proprietary Rights by the Company and each of its Subsidiaries nor the continued operation of the Company’s and each of its Subsidiaries’ businesses as presently conducted and as proposed to be conducted will infringe on, interfere with, impinge upon, misappropriate, or otherwise come into conflict with, any rights of any Person in any material respect.  To the Company’s Knowledge, no Person has infringed, misappropriated or otherwise conflicted with any of the Company’s Proprietary Rights, and no such claims have been brought or threatened against any Person by the Company or any Subsidiary.

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(c)           Set forth on Section 3.15(c) of the Company Disclosure Schedules is a list of all material third party software licenses of the Company, each of which shall continue in full force and effect following the Closing without the payment of any additional fee.  Such third party software licenses are fully-paid up and are sufficient to conduct the Company’s business as presently being conducted.  The Company is not presently using, and has not in the past used, any unlicensed copies of any third-party software in the operation of its business except public domain software, nor has the Company failed to properly license and pay for any software  used in the operation of its business.

Section 3.16   Title to Assets; Real Property.

(a)           The Company and its Subsidiaries have good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of their tangible properties and assets, real, personal and mixed, used or held for use in their business, free and clear of any Liens, except for Permitted Liens.

(b)           The assets (tangible and intangible, real and personal) owned and leased by the Company and its Subsidiaries are, as of the date hereof, and will be, on the Closing Date, sufficient in all material respects for the Company and its Subsidiaries to carry their business as currently conducted and as proposed to be conducted.

(c)           Neither the Company nor any of its Subsidiaries owns any real property.

(d)           The Company and its Subsidiaries enjoy peaceful and undisturbed possession under all leases of real property to which the Company or any of its Subsidiaries are a party or under which the Company or any of its Subsidiaries are operating.  Section 3.16 of the Company Disclosure Schedules sets forth a complete and accurate list of all such leases.  All of such leases are valid and subsisting and no material default by the Company or any Subsidiary exists under any of them.

(e)           To the Company’s Knowledge, neither its operations nor the operations of its Subsidiaries on any leased real property, nor such real property, including improvements thereon, violate in any material respect any applicable building code zoning requirement, or classification, and such non-violation is not dependent, in any instance, on so-called non-conforming use exceptions.

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Section 3.17   Hospital and Medical Provider Contracts; Relationships with Customers and Suppliers.

(a)           Section 3.17 of the Company Disclosure Schedules sets forth a complete and accurate list of all Hospital Contracts and Medical Provider Contracts and any amendments thereto, and any Hospital Contracts and Medical Provider Contracts in process.  Since March 31, 2010, there has been no material adverse change in the business relationship or prospects of the Company or any of its Subsidiaries with any customer or supplier. The Company is neither aware nor has any reason to believe that any of the Company’s customers or suppliers has terminated, or intends to materially reduce or terminate, the amount of its business with the Company, and the Company has no reason to believe that such termination or alteration would occur as a result of the consummation of the Merger and the transactions contemplated by this Agreement.

(b)           Neither the Company nor any Subsidiary is excluded from participation in the Medicare program.

(c)           Neither the Company nor any Subsidiary is excluded from participation in the Medicaid program.

(d)           Neither the Company nor any Subsidiary is excluded from participation in the TRICARE (f/k/a CHAMPUS) program, any commercial or workers compensation contracting arrangement, or any other state or federal health care program.

Section 3.18   Inventory and Equipment; Accounts Receivable. The Company and each of its Subsidiaries keeps accurate, correct and complete records itemizing and describing the type, quality, and quantity of its inventory and equipment and the book value thereof.  All of the equipment is used or held for use in the Company or the Subsidiary’s business and is, in the reasonable judgment of the Company, fit for such purposes in all material respects. The inventories of the Company and its Subsidiaries are, except as adequately reserved for on the financial statements provided to the Purchaser, in good and marketable condition, not obsolete, slow moving or defective, and with respect to such inventories as of the Effective Time, useable or saleable in the ordinary course of business.  All accounts receivable of the Company and its Subsidiaries have arisen from bona fide transactions by the Company and its Subsidiaries in the ordinary course of its business.  Except as set forth in Section 3.18 of the Company Disclosure Schedules, all accounts and notes receivable reflected in the SEC Documents are (i) valid, genuine and existing, (ii) subject to no defenses, setoffs or counterclaims, (iii) collectible in the ordinary course of business, net of applicable reserves as disclosed in the financial statements included in the SEC Documents, and (iv) will be paid in full, net of reserves, in the ordinary course of business.  No customer of the Company with an account balance is involved in voluntary or involuntary bankruptcy proceedings or has notified the Company or any Subsidiary that such customer will not pay its account.

Section 3.19   Contracts.

(a)           Each material Contract to which the Company or any Subsidiary is a party is legal, valid, binding and enforceable against the parties thereto in accordance with its terms and is in full force and effect as of the date hereof and will be so in effect on the Closing Date.  All parties to each such material Contract are in compliance with the material terms thereof, and no default or event of default by the Company or any Subsidiary or, to the Company’s Knowledge, any counterparty to such Contract, exists thereunder.  Neither the Company nor any Subsidiary is a party to any Contractual Obligation that restricts it from carrying on its business or any part thereof, or from competing in any line of business or with any other Person in any material respect.

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(b)           Except as set forth on Section 3.19 of the Company Disclosure Schedules (which Section may include cross-references to other sections of the Company Disclosure Schedules where such Contracts are listed), neither the Company nor any Subsidiary is a party to or bound by:

(i)           any employment or consulting agreement, Contract or commitment with any officer, director, employee, or member of the Company’s Board of Directors, other than those that are terminable by the Company or any Subsidiary on no more than thirty (30) days’ notice without liability or financial obligation;

(ii)          any Contract of indemnification;

(iii)         any Contract relating to Indebtedness or to the granting of a Lien on any assets, or any guaranty of any obligation in respect of Indebtedness or otherwise;

(iv)        any agreement, Contract or commitment relating to the disposition or acquisition of (x) a material amount of assets or (y) assets outside the ordinary course of the Company’s business;

(v)         any Contract or group of Contracts which provide for the purchase of goods or services from any one Person under which the undelivered balance of such goods or services has a purchase price in excess of $100,000;

(vi)        any partnership, joint venture or joint marketing, or development agreement;

(vii)       any Contracts which involve commitments to make capital expenditures in excess of $100,000 in the aggregate; or

(viii)      any other material Contract or commitment of the Company or its Subsidiaries not otherwise identified in a schedule hereto.

Section 3.20   Fairness Opinion. Prior to the execution of this Agreement, Gleacher & Company Securities, Inc. (formerly known as Broadpoint Capital, Inc.), the Company’s financial advisor (the “Financial Advisor”), has rendered its opinion to the Company’s Board of Directors to the effect that, as of the date the Company’s Board of Directors approved this Agreement, and based upon and subject to the various assumptions, limitations, qualifications and other matters set forth therein, the Per Share Merger Consideration to be received by holders of Participating Shares in the Merger pursuant to this Agreement was fair to the such holders of Common Stock, from a financial point of view (the “Fairness Opinion”); it being agreed that neither Parent nor Merger Sub (nor any of their affiliates) shall be entitled to rely on the Fairness Opinion. The Company has been authorized by the Financial Advisor to include, subject to the prior review and consent by the Financial Advisor (such consent not to be unreasonably withheld), the Fairness Opinion (and references thereto) in the Proxy Statement.

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Section 3.21   Indebtedness.  Set forth on Section 3.21 of the Company Disclosure Schedules are the principal of, and interest on, the Signature Bank Indebtedness and the Bison Notes, (collectively, the “Repaid Indebtedness”) outstanding on the date hereof, and the amount of the such Repaid Indebtedness anticipated to be outstanding on a monthly basis during the period beginning on the date hereof and ending on the Outside Date.

Section 3.22   Brokers.  No agent, broker, investment banker, financial advisor or other firm or Person is or shall be entitled, as a result of any action, agreement or commitment of the Company or any of its Affiliates, to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the transactions contemplated by this Agreement, other than the Financial Advisor, whose fees and expenses shall be paid by the Company.  The fee provisions of the Company’s agreement with the Financial Advisor relating to the transactions contemplated by this Agreement have previously been disclosed to the Parent.

ARTICLE IV
REPRESENTATIONS AND
WARRANTIES OF PARENT AND MERGER SUB

Except as disclosed in the disclosure schedules delivered by Parent to the Company with respect to this Agreement on the date hereof (the “Parent Disclosure Schedules”), Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

Section 4.01   Organization and Qualification; Certificate of Incorporation; Bylaws.  Each of Parent and Merger Sub is a duly organized and validly existing organization in good standing under the Requirements of Law of its jurisdiction of formation, with all requisite entity power and authority to own its properties and conduct its business as currently conducted.  Each of Parent and Merger Sub is duly qualified and in good standing as a foreign entity authorized to do business in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified has not and would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.  All of the issued and outstanding capital stock of Merger Sub is owned directly or indirectly by Parent.  True, correct and complete copies of the certificate of incorporation, bylaws or other organizational documents, each as amended to date, of each of Parent and Merger Sub have been provided to the Company.  Each such certificate of incorporation, bylaws or other organizational document is in full force and effect. Each of Parent and Merger Sub is in compliance in all respects with its respective certificate of incorporation and bylaws (or similar governing documents).

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Section 4.02   Authority for this Agreement.  Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, except as has not and would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.  The execution and delivery of this Agreement by Parent and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate proceedings on the part of Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by Merger Sub and the consummation by Merger Sub of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Merger Sub and no other corporate proceedings on the part of Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than the adoption of this Agreement by the sole stockholder of Merger Sub and the filing of the Articles of Merger with the Nevada Secretary.  Parent will cause the shares of Merger Sub to be voted in favor of adoption of this Agreement by Merger Sub immediately following the execution of this Agreement.  This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub enforceable against each of Parent and Merger Sub in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Requirements of Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Section 4.03   Consents and Approvals; No Violation.

(a)           Neither the execution and delivery of this Agreement by Parent or Merger Sub nor the consummation of the transactions contemplated hereby will (i) violate or conflict with or result in any Breach of any provision of the respective organizational documents of Parent or Merger Sub, (ii) assuming all consents, approvals and authorizations contemplated by clauses (i) and (ii) of subsection (b) below have been obtained and are effective, all applicable waiting periods have expired and all filings described in such clauses have been made, conflict with or violate any Requirements of Law binding upon the Parent or Merger Sub or any of their respective assets or properties, or (iii) violate or conflict with or result in a Breach of any provision of, or require any consent, waiver or approval, or result in a default or result in the loss of benefit under, or give rise to any right of termination, cancellation, modification or acceleration (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default or give rise to any such right) under any of the terms, conditions or provisions of any Contract to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of its or their respective properties or assets may be bound, except in the case of clauses (ii) and (iii), which would not prevent or materially delay the consummation of the transactions contemplated hereby.

(b)           The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation of the transactions contemplated hereby by each of Parent and Merger Sub do not and will not require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) the adoption of this Agreement by the sole stockholder of Merger Sub (which Parent is obligated to cause to occur pursuant to Section 4.02), (ii)  the filing of the Articles of Merger with the Nevada Secretary, and (iii)  any such consent, approval, authorization, permit, filing, or notification the failure of which to make or obtain would not prevent or materially delay the consummation of the transactions contemplated hereby.

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Section 4.04   Financial Capability.

(a)           Sverica agrees, subject to the satisfaction of the conditions set forth in Sections 6.01 and 6.02, to purchase or cause its Affiliates to purchase up to $20,828,912 of capital stock in the Parent (the “Equity Investment”).

(b)           The Parent has received (i) a commitment letter from Signature Bank (“Senior Lender”) dated September 30, 2010 (the “Senior Lender Commitment Letter”) and (ii) a commitment letter from BNY Mezzanine Partners, L.P. (“Junior Lender”) dated September 28, 2010 (the “Junior Lender Commitment Letter”; the Junior Lender Commitment Letter together with the Senior Lender Commitment Letter, the “Commitment Letters”; the Senior Lender, together with the Junior Lender, the “Lenders”), each relating to the several commitments of the Lenders to provide the debt financing, and with respect to the Junior Lender, equity financing of $3,000,000, required to consummate the Merger on the terms contemplated by this Agreement (the “Financing”).

(c)           The proceeds of the Equity Investment, together with the proceeds of the Financing, will provide Parent with adequate equity and debt financing to consummate the transactions contemplated hereby, including the Merger, and to pay the aggregate Merger Consideration, the Option Consideration, the Warrant Consideration and the Bison Warrant Consideration, and to make the payments required in satisfaction of the condition set forth in Section 6.03(d).

Section 4.05   Solvency of the Surviving Corporation.  Immediately following the Effective Time and after giving effect to the Merger, the Surviving Corporation and each of its Subsidiaries will not (i) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair market value of its assets or because the fair saleable value of its assets is less than the amount required to pay its probable liability on its existing debts as they mature); (ii) have unreasonably small capital with which to engage in its business; or (iii) have incurred debts beyond its ability to pay them as they become due, in each case assuming (x) the accuracy of the representations and warranties of the Company set forth in Article III hereof, and (y) that the Company was solvent (as defined in clauses (i), (ii) and (iii) above) immediately prior to the Effective Time.

Section 4.06   Operations of Parent and Merger Sub.  Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and, prior to the Effective Time, will have engaged in no other business activities and will have incurred no Liabilities or obligations other than as contemplated herein.  As of the date hereof and through the Effective Time, Parent has and will continue to have sufficient working capital to meet its pre-Closing obligations hereunder, including but not limited to, funds to pay any commitment fees, filing fees and the costs of applying for, and obtaining, all approvals from Governmental Authorities, and to advance, pay or reimburse the Company for all fees, costs and expenses required to be advanced or reimbursed by Parent pursuant to any provision of this Agreement or in connection with any transaction contemplated by this Agreement.

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Section 4.07   Brokers.  No agent, broker, investment banker, financial advisor or other firm or Person is or shall be entitled, as a result of any action, agreement or commitment of Parent, Merger Sub or any of their respective Affiliates, to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the transactions contemplated by this Agreement.

ARTICLE V
COVENANTS

Section 5.01   Conduct of Business of the Company.  Except as required or contemplated by this Agreement, required by applicable Requirements of Law or consented to in writing by Parent, which consent shall not be unreasonably withheld or delayed, or as set forth in Section 5.01 of the Company Disclosure Schedules, during the period from the date of this Agreement to the Effective Time or the date on which this Agreement is terminated pursuant to Section 7.01, (i) the Company will conduct and will cause each of its Subsidiaries to conduct its operations according to its ordinary course of business consistent, in all material respects, with past practice, (ii) the Company will use and will cause each of its Subsidiaries to use commercially reasonable efforts to preserve intact its business organization, to keep available the services of its current officers and employees, and to preserve the goodwill of and maintain satisfactory relationships with those Persons having business relationships with the Company or any of its Subsidiaries, except where the failure to preserve or maintain such relationships would not be material to the Company and its Subsidiaries, and (iii) the Company will not and will not permit any of its Subsidiaries to:

(a)           adopt or propose any amendments to its Articles of Incorporation or Bylaws or the respective certificates of incorporation, bylaws or other similar governing documents of any Subsidiary of the Company;

(b)           issue, sell, grant options or rights to purchase, deliver, transfer, pledge, encumber or otherwise subject to any Lien or agree or commit to or authorize or propose to issue, sell, grant options or rights to purchase, deliver, transfer, pledge, encumber or otherwise subject to any Lien, any equity securities of the Company or equity interests in any Subsidiary of the Company, other than issuances of Shares pursuant to the exercise of Options or Warrants (including the Bison Warrants) that are outstanding as of the date of this Agreement;

(c)           acquire or redeem, directly or indirectly, or amend the terms of, any equity securities of the Company or equity interests in any Subsidiary of the Company (other than securities of Wholly-Owned Subsidiaries);

(d)           (i) adjust, split, combine, recapitalize or reclassify its capital stock, or (ii) declare, set aside, make or pay any dividend or distribution (whether in cash, stock or property or any combination thereof) on any shares of its capital stock (other than dividends or other distributions by Wholly-Owned Subsidiaries of the Company);

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(e)          make any change to any of the accounting methods, principles or practices used by it, except as required by any applicable Requirement Law or GAAP;

(f)          settle or compromise any U.S. or non-U.S. federal, state or local income Tax Liability in excess of $50,000 individually or $100,000 in the aggregate;

(g)          with respect to any officer, employee or director of the Company, except as provided in Section 5.01 of the Company Disclosure Schedules, or as required by the terms of any existing agreement between the Company or any of its Subsidiaries and such officer, director or employee, or any Benefit Plan as in effect on the date hereof, (i) grant any loan or increase in compensation (including incentive compensation), benefits or perquisites, (ii) grant any increase in severance or termination pay or termination benefits, (iii) enter into any employment, loan, retention, consulting, indemnification, or similar agreement, (iv) enter into any change of control, severance, termination or similar agreement, (v) amend, waive or otherwise modify in any material respect any of the terms of any employee stock option or stock option plan of the Company, or (vi) establish or amend any Benefit Plan or trust agreement or other operative document relating to any Benefit Plan;

(h)         enter into any material new line of business outside of its existing business; or enter into any agreement or arrangement that limits or otherwise restricts the Company or any of its Subsidiaries or any successor thereto from engaging or competing in any line of business or in any geographic area;  or enter into any partnership arrangements, joint venture arrangements or strategic alliances;

(i)           (A) commence any Proceeding, or (B) compromise, settle or agree to settle any Proceeding other than compromises, settlements or agreements that involve the payment of monetary Damages not in excess of $50,000 individually or $100,000 in the aggregate and do not concede any fault on the part of the Company or any of its Subsidiaries or impose any material restrictions on any of their future activities;

(j)           except for Permitted Liens, sell, pledge, dispose of, transfer, lease, license or encumber, or authorize the sale, pledge, disposition, transfer, lease, license or encumbrance of, any property or assets of the Company or any of its Subsidiaries valued in excess of $100,000 individually or in the aggregate;

(k)          incur or modify any Indebtedness, except for Indebtedness under the Company’s existing credit facilities (or renewals or refinancings thereof with the same lenders);

(l)           (i) adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries other than a liquidation of a Wholly-Owned Subsidiary in connection with which all Liabilities of such Subsidiary are assumed by the Company or any of its Wholly-Owned Subsidiaries, or (ii) acquire (by merger, amalgamation, consolidation, or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any material equity interest therein;

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(m)        authorize or make any new capital expenditures (i) in excess of $50,000 individually or $100,000 in the aggregate, or (ii) which are not made in the ordinary course of business consistent with past practice and current plans previously disclosed to Parent in writing;

(n)         amend, modify, extend, renew or terminate, other than in accordance with its terms in effect as of the date hereof, any existing real property lease, or enter into any new lease, sublease, license or other agreement for the use or occupancy of any real property with a term longer than five years or a total rental obligation over the term of such lease, sublease, license or other agreement of $50,000 individually or $100,000 in the aggregate for the same properties, other than leases or other Contractual Obligations with Hospitals relating to new Centers entered into in the ordinary course of business on terms materially consistent with past practice and current plans previously disclosed to Parent in writing;

(o)         write up, write down, or write off the book value of any assets material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole, other than in the ordinary course of business consistent with past practice or as required by GAAP;

(p)         enter into any material transaction or contract except in the ordinary and usual course of business consistent with past practice;

(q)         enter into any transaction or take any other action that would reasonably be expected to prevent or materially delay the completion of the Merger or result in any of the conditions set forth in Article VI not being satisfied;

(r)          fail to timely file any SEC Document required to be filed by the Company; or

(s)         authorize, commit or agree to take any of the foregoing actions.

Section 5.02    Control of Operations Pending the Effective Time. Nothing contained in this Agreement will give Parent, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time.  Prior to the Effective Time, the Company will exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operation.

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Section 5.03   No Solicitation.

(a)           From the date of this Agreement until the Effective Time or, if earlier, the termination of this Agreement pursuant to Section 7.01, the Company shall not, and shall cause its Subsidiaries and its Representatives not to, directly or indirectly:  (i) solicit, initiate or knowingly encourage or facilitate (including by way of furnishing information) the submission of any inquiries, proposals or offers that constitute or could reasonably be expected to lead to, any Acquisition Proposal or engage in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations or provide access to the books, records, properties or employees of the Company or its Subsidiaries or furnish to any Person any nonpublic or confidential information or data with respect to any Acquisition Proposal or (ii) approve or recommend, or publicly propose to approve or recommend, an Acquisition Proposal or any agreement, arrangement or understanding relating to an Acquisition Proposal (or resolve or authorize or propose to agree to do any of the foregoing), or enter into any merger agreement, letter of intent, confidentiality agreement (other than an Acceptable Confidentiality Agreement solely in accordance with Section 5.03(b) below), agreement in principle, share purchase agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement, understanding or arrangement relating to an Acquisition Proposal or enter into any agreement, understanding or arrangement, whether or not in writing or binding on any party, requiring the Company to abandon, terminate or fail to consummate the transactions contemplated hereby or Breach its obligations hereunder or resolve, authorize, propose or agree to do any of the foregoing.  The Company shall, and shall cause each of its Subsidiaries and Representatives to, immediately cease and terminate any solicitation, knowing encouragement, discussion or negotiation with any Persons conducted by the Company, its Subsidiaries or any of their Representatives prior to the date of this Agreement with respect to any Acquisition Proposal.  The Company shall promptly request that each Person that has heretofore executed a confidentiality agreement in connection with its consideration of any Acquisition Proposal, return all confidential information heretofore furnished to such Person by or on behalf of the Company or any of its Subsidiaries.

(b)           Notwithstanding anything to the contrary contained in Section 5.03(a), if at any time following the date of this Agreement and prior to obtaining the Company Stockholder Vote (i) the Company has received an Acquisition Proposal from any Person that the Board of Directors of the Company believes in good faith to be bona fide and which was not solicited subsequent to the date hereof or received as a result of any Breach of Section 5.03(a), and (ii) the Board of Directors of the Company determines in good faith, after taking into consideration the advice of its financial advisors and outside counsel, that such Acquisition Proposal constitutes or would reasonably be expected to result in a Superior Proposal, then, subject to compliance with this Section 5.03, the Company may (A) furnish information (including non-public information) with respect to the Company and its Subsidiaries to the Person making such Acquisition Proposal and (B) participate in discussions or negotiations with the Person making such Acquisition Proposal regarding such Acquisition Proposal; provided that the Company (x) will not, and will not allow its Subsidiaries or Representatives to, disclose any non-public information to such Person without first entering or having entered into an Acceptable Confidentiality Agreement and (y) will simultaneously provide to Parent any material non-public information concerning the Company or its Subsidiaries provided by the Company to such other Person that was not previously made available to Parent.

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(c)           From and after the date of this Agreement, the Company shall promptly (but in any event within forty-eight (48) hours) following the receipt by the Company or any of its Representatives of any Acquisition Proposal of the type described in Section 5.03(b)(i) above or request by any Person for any information (or access to information) in connection with a possible Acquisition Proposal, and shall identify the Person making such Acquisition Proposal or request and set forth the material terms thereof, in each case, to the extent the Company is able to do so without breaching any confidentiality agreement.  The Company shall keep Parent reasonably informed on a current basis of the status of any such proposal or request and any such discussions or negotiations, including with respect to any material modifications to the terms thereof and any meeting of the Board of Directors (or any committee thereof) at which the Board of Directors (or any such committee) is reasonably expected to consider any of the foregoing, and shall promptly (but in any event within forty-eight (48) hours) notify Parent in writing that it intends to take any action described in Section 5.03(b)(ii) above.  Neither the Company nor its Subsidiaries will enter into any confidentiality agreement with any Person subsequent to the date of this Agreement that prohibits the Company or any of its Subsidiaries from providing such information to Parent.

(d)           Notwithstanding anything to the contrary contained in Section 5.03(a), the Board of Directors of the Company may, at any time prior to obtaining the Company Stockholder Vote (i) withdraw, modify, qualify, or propose publicly to withdraw, modify or qualify in a manner adverse to Parent or Merger Sub, the Company Board Recommendation (a “Change of Board Recommendation”), or (ii) approve, endorse or recommend or enter into a letter of intent or similar agreement in principle or any definitive agreement contemplating or otherwise relating to, a Superior Proposal (a “Superior Proposal Endorsement”) if, but only if, (A) in each case the Board of Directors of the Company concludes in good faith, after taking into consideration the  advice of outside counsel, that failure to take such action would be inconsistent with its fiduciary obligations under applicable Law, (B) in the case of any Superior Proposal Endorsement, the Company has given Parent prompt (but in any event at least forty-eight (48) hours) prior written notice that the Company’s Board of Directors intends to make a Superior Proposal Endorsement (a “Notice of Superior Proposal”), which Notice of Superior Proposal shall specify in reasonable detail the material terms and conditions of such Superior Proposal, and shall have negotiated in good faith with Parent during such forty-eight (48) hour period (to the extent Parent desires to negotiate) to make adjustments to the terms and conditions of this Agreement such that such Acquisition Proposal would no longer be determined in good faith by the Board of Directors of the Company, after consultation with its outside counsel and financial advisors to constitute a Superior Proposal; provided, however, that the Company shall not be entitled to make a Change of Board Recommendation or a Superior Proposal Endorsement or enter into any letter of intent or similar agreement in principle or any definitive agreement contemplating or otherwise relating to a Superior Proposal, unless this Agreement is concurrently terminated by its terms pursuant to Section 7.01(h).

(e)           Nothing contained in this Section 5.03 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to the Company’s stockholders if, in the good faith judgment of the Board of Directors of the Company, taking into consideration the  advice of outside counsel, failure to make such disclosure would be reasonably likely to be inconsistent with applicable Requirements of Law.

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Section 5.04   Access to Information.

(a)           From the date of this Agreement until the Effective Time or the date this Agreement is terminated pursuant to Section 7.01, the Company will (i) give Parent and Merger Sub and their respective Representatives reasonable access (during regular business hours upon reasonable notice) to all employees, offices and other facilities and to all books, Contracts, commitments and records (including Tax returns) of the Company and its Subsidiaries as Parent or Merger Sub may reasonably request, (ii) permit Parent and Merger Sub to make such inspections of the Company and its Subsidiaries and their respective properties and assets as they may reasonably require and (iii) cause its officers and those of its Subsidiaries and use its commercially reasonable efforts to cause its Representatives (including legal and accounting) to furnish Parent and Merger Sub and their respective Representatives with such financial and operating data and other information with respect to the business, properties and personnel of the Company and its Subsidiaries as Parent or Merger Sub may from time to time reasonably request other than (x) information concerning Acquisition Proposals, which shall be governed by Section 5.03, (y) information that may not be disclosed pursuant to a protective order or confidentiality agreement entered into prior to the date of this Agreement and listed on Section 5.04 of the Company Disclosure Schedules (other than confidentiality agreements with parties which were engaged in discussions with the Company regarding possible Acquisition Proposals, which need not be listed), and (z) such portions of documents or materials that are subject to an attorney/client or an attorney work product privilege the provision of which, as determined by the Company’s counsel, may eliminate the privilege pertaining to such portion of such documents, only, in the case of this clause (z), after the Company has endeavored in good faith to enter into arrangements with Parent that would permit the Company to make such document or information available to Parent without eliminating the privilege (in whole or in part).  No investigation by Parent or Merger Sub pursuant to this Section 5.04 or otherwise shall affect or be deemed to modify any representation or warranty made by the Company.

(b)           Prior to the Closing, the Company shall deliver, or cause to be delivered, to Parent as soon as practicable after the end of each month, unaudited consolidated monthly financial statements of the Company and its Subsidiaries.

(c)           The information obtained by Parent or Merger Sub pursuant to Section 5.03 and/or Sections 5.04(a) and (b) shall be subject to the provisions of the Confidentiality Agreement.

(d)           Nothing in this Section 5.04 shall require the Company to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company would (i) violate any of its respective obligations with respect to confidentiality, provided that the Company shall use its commercially reasonable efforts to obtain the consent of such third party to such inspection or disclosure, or (ii) result in a violation of applicable Requirements of Law, including federal or state securities Laws or any Antitrust Laws.

Section 5.05   Company Stockholder Approval; Company Proxy Statement.

(a)           Promptly following the date of this Agreement and unless this Agreement has been terminated pursuant to Section 7.01, the Company shall call a meeting of the stockholders of the Company that own Shares entitled to vote (including any adjournments or postponements thereof, the “Company Stockholders’ Meeting”) for the purpose of obtaining the Company Stockholder Vote, and the Company shall not submit any Acquisition Proposal (other than this Agreement) to the vote of Company’s stockholders or recommend any such Acquisition Proposal for adoption by Company’s stockholders.  Except as permitted by Section 5.03(d), the proxy statement delivered to the stockholders of the Company in connection with the Company Stockholders’ Meeting (the “Company Proxy Statement”) shall include the Company Board Recommendation, as well as the Fairness Opinion.

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(b)           Once the Company Stockholders’ Meeting has been called and noticed, the Company shall not postpone or adjourn the Company Stockholders’ Meeting without the consent of Parent (which consent shall not be unreasonably withheld), other than (i) for the absence of a quorum or (ii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which Company believes in good faith is necessary under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by Company’s stockholders prior to the Company’s Stockholders’ Meeting.

(c)           The Company shall use all commercially reasonable efforts to prepare and file with the SEC the Company Proxy Statement in preliminary form as promptly as reasonably practicable after the date of this Agreement.  The Company shall use all commercially reasonable efforts to respond as promptly as reasonably practicable to any comments of the SEC with respect to such preliminary Company Proxy Statement, to prepare and file with the SEC the definitive Company Proxy Statement as promptly as reasonably practicable thereafter and to cause the definitive Company Proxy Statement to be mailed to the Company’s stockholders as promptly as reasonably practicable following the filing of the definitive Company Proxy Statement.  The Company shall notify Parent promptly upon the receipt of any comments from the SEC or its staff or any request by the SEC or its staff for amendments or supplements to the Company Proxy Statement and shall provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, the SEC and its staff, on the other hand.  Parent shall use all commercially reasonable efforts to cooperate with the Company and to promptly provide any information or responses to comments or other assistance reasonably requested in connection with the foregoing.  Prior to filing the Proxy Statement with the SEC in preliminary or final form, mailing the definitive Company Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide Parent a reasonable opportunity to review and comment on such document or response and (ii) shall give reasonable consideration to all comments proposed by Parent.  Parent shall perform its review and provide its comments to the Company as promptly as reasonably practicable.

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Section 5.06   Commercially Reasonable Efforts; Consents and Governmental Approvals; Cooperation.

(a)           Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its respective commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.  Without limiting the foregoing, each of the Company, Parent and Merger Sub agrees to use all commercially reasonable efforts to (i) as promptly as practicable, make or obtain (as applicable), from all Governmental Entities or other Persons (in the case of the Company, pursuant to Material Provider Contracts, Hospital Contracts or other Contracts to which the Company or any Subsidiary is a party), all notices, filings, consents, waivers, approvals, authorizations, permits or orders required to be made or obtained by the Company, Parent and Merger Sub in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, (ii) prevent the issuance of, or lift or rescind, any judgment, injunction, order, decree or ruling or the taking of any action by any Governmental Authority that could materially adversely affect the ability of the parties hereto to consummate the transactions contemplated by this Agreement, (iii) not take any action, or knowingly omit to take any action (except, in the case of the Company, as otherwise permitted by Section 5.02), that would be reasonably likely to result in any of the conditions to the consummation of the Merger set forth in Article VI hereof not being satisfied, and (iv) in the event that any action, suit, proceeding or investigation relating to the transactions contemplated hereby is commenced, whether before or after the date of this Agreement, cooperate to defend vigorously against it and respond thereto; provided, however, that nothing in this Section 5.06 shall require, or be construed to require, the Parent to proffer to, or agree to, sell or hold separate and agree to sell, before or after the Effective Time, any material assets, businesses or any interest in any material assets or businesses of the Parent, the Company or any of their respective Subsidiaries or Affiliates (or to consent to any sale, or agreement to sell, by the Company of any of its material assets or businesses) or to agree to any material change in or material restriction on the operations of any such assets or businesses; provided, further, that nothing in this Section 5.06 shall require, or be construed to require, a proffer or agreement that would, in the reasonable judgment of the Parent, be likely to have a material adverse effect on the anticipated financial condition, properties, business, results of operations or prospects of the Parent and its Subsidiaries (including the Company and its Subsidiaries) after the Merger, taken as a whole, in order to obtain any necessary or advisable consent, registration, approval, permit or authorization from any Governmental Authority.  Each of the Company and the Parent shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by the Parent or the Company, as the case may be, or any of their respective Subsidiaries, from any third party and/or any Governmental Authority alleging that the consent of such third party or Governmental Authority is or may be required with respect to the Merger and the other transactions contemplated by this Agreement.

(b)           Each of the Company and the Parent shall give prompt notice to the other of (i) the occurrence or non-occurrence of any fact or event which would be reasonably likely (x) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or (y) to cause any covenant, condition or agreement under this Agreement not to be complied with or satisfied and (ii) any failure of the Company, the Parent or the Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

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(c)           If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and the Merger Sub, the officers and directors of the Company, the Parent and the Merger Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

Section 5.07   Indemnification and Insurance.

(a)           Parent agrees that after the Closing it shall cause the Surviving Corporation to continue to indemnify and hold harmless each of the present and former directors, officers, employees and agents of the Company, in their capacities as such, from and against all damages, costs and expenses actually incurred or suffered in connection with any threatened or pending action, suit or proceeding at law or in equity by any Person or any arbitration or administrative or other proceeding relating to the business of the Company and its Subsidiaries or the status of such individual as a director, officer, employee or agent prior to the Closing, to the fullest extent permitted by any applicable Law.  Parent shall retain in the Articles of Incorporation and By-Laws of the Surviving Corporation any indemnification provision or provisions, including provisions respecting the advancement of expenses, in effect on the Closing Date for the benefit of the (current or former) officers, directors, employees and agents as of Closing (the “Indemnified Persons”), and shall not thereafter amend the same as it relates to such Indemnified Persons (except to the extent that such amendment preserves or broadens the indemnification or other rights theretofore available to such officers, directors employees and agents).  This Section 5.07(a) shall continue for a period of six (6) years following the Closing and is intended to benefit each director, officer, agent or employee who has held such capacity on or prior to the Closing Date and is now or hereafter entitled to indemnification or advancement of expenses pursuant to any provisions contained in the Articles of Incorporation or By-Laws of the Company as of the date hereof.

(b)           Parent shall cause the Surviving Corporation to either (i) maintain, at no expense to the beneficiaries, in effect for six years from the Effective Time, the current policies of the directors’ and officers’ liability insurance maintained by the Company with respect to matters pertaining to the Company’s or its Subsidiaries’ directors and officers existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), or (ii) purchase a six-year extended reporting period endorsement with respect to the current policies of the directors’ and officers’ liability insurance maintained by the Company that contains terms and conditions (including, without limitation, coverage amounts) that are at least as favorable in the aggregate as the terms and conditions of such current policies, and maintain such endorsement in full force and effect for its full term.  The Company may (with the consent of Parent, such consent not to be unreasonably withheld) obtain such “tail” or extended period policy prior to the Effective Time, in which case, such policy shall be subject in all respects to clause (b)(i) above.

(c)           If a claim for indemnification or advancement of expenses by an Indemnified Person is not paid in accordance with the provisions set forth in this Section 5.07, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.

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(d)           This Section 5.07 shall survive the consummation of the Merger and continue in full force and effect and is intended to benefit, and shall be enforceable as third party beneficiaries by each Indemnified Person (notwithstanding that such Persons are not parties to this Agreement) and their respective heirs and legal representatives.  The indemnification provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Person is entitled, whether pursuant to Law, Contract or otherwise.

(e)           In the event that the Surviving Corporation, Parent or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation or Parent or the properties and assets thereof, as the case may be, shall expressly assume and succeed to the obligations set forth in this Section 5.07.

Section 5.08   Employee Matters.

(a)           Except as set forth below or in Section 5.08 of the Company Disclosure Schedules, (i) prior to the Effective Time, the Company will, and will cause its Subsidiaries to, honor, in accordance with their terms, all existing employment, change in control, severance or other agreements between the Company or any of its Subsidiaries, and any officer, director or employee of the Company or any of its Subsidiaries, each of which is listed in Section 3.10 of the Company Disclosure Schedules and (ii) from and after the Effective Time, Parent will, and will cause the Surviving Corporation and each of its Subsidiaries to, honor, in accordance with their terms, all existing employment, change in control, severance or other agreements between the Company or any of its Subsidiaries and any officer, director or employee of the Company or any of its Subsidiaries, except in each case, as the same may be and are legally amended or terminated in accordance with their respective terms; provided, however, that the amount of  any Change in Control Payments made or required to be made by the Company at or prior to the Closing, or which may be required to be made by the Surviving Corporation at or following the Closing, shall be included as a deduction on the Closing Date Adjustment Schedule.

(b)           Parent shall cause the Surviving Corporation and each of its Subsidiaries, for the period commencing at the Effective Time and ending on the first anniversary of the Closing Date, to maintain for the individuals employed by the Company or any of its Subsidiaries at the Effective Time (the “Current Employees”) compensation, incentive plans, severance and benefits (excluding any equity-based compensation or benefits) that are substantially comparable in the aggregate to the benefits maintained for and provided to Current Employees as a group immediately prior to the Effective Time; provided that nothing herein shall (i) prevent the amendment or termination of any Plan or interfere with the Surviving Corporation’s right or obligation to make such changes as are necessary to conform with applicable Requirements of Law; or (ii) require Parent, the Surviving Corporation or any of its Subsidiaries to continue to employ any Current Employee from and after the Effective Time.  The provisions of this Section 5.08(b) shall not apply with respect to any Current Employee who enters into a new employment or consulting agreement with the Company or the Surviving Corporation effective as of or following the Closing Date.

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(c)           Parent will, and will cause the Surviving Corporation to, cause service rendered by Current Employees of the Company and its Subsidiaries prior to the Effective Time to be taken into account for vesting, eligibility and benefits purposes (but excluding for benefits accruals purposes with respect to any existing defined benefit plans or where such credit would result in a duplication of benefits) under any employee benefit plan of Parent, the Surviving Corporation and its Subsidiaries (“Successor Plans”) which is made available to any Current Employee, to the same extent as such service was or should have been taken into account under the corresponding Plan (if any) of the Company and its Subsidiaries for those purposes, except where it would result in a duplication of benefits.  Parent will use its reasonable commercial efforts to provide that (i) Current Employees will not be subject to any waiting period or pre-existing condition limitation under any Successor Plan for any condition for which they would have been entitled to coverage under the corresponding Benefit Plan of the Company or its Subsidiaries in which they participated prior to the Effective Time, except to the extent of any waiting periods that had not been met as of the Effective Time; and (ii) the Surviving Corporation and its Subsidiaries will credit any covered expenses incurred by Current Employees, for any plan period prior to the Effective Time, toward any co-payments and deductibles limits and out-of-pocket maximums under any applicable Successor Plan for the applicable plan year in which the Closing occurs.

Section 5.09   Anti-Takeover Laws.  The Company shall take all reasonable steps to exclude the applicability of, or to assist Parent in any challenge to the validity or applicability to the Merger or any other transaction contemplated by this Agreement of, any “moratorium,” “control share acquisition,” “business combination,” “fair price” or other form of anti-takeover Laws or regulations of any jurisdiction that may purport to be applicable to this Agreement or the transactions contemplated hereby.

Section 5.10   Information Supplied.

(a)           The Company agrees that none of the information included or incorporated by reference in the Company Proxy Statement will, on the date that it is mailed to the Company’s stockholders or at the time of the Company Stockholders’ Meeting, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no covenant is made by the Company with respect to statements made in the Company Proxy Statement based upon information supplied by Parent or Merger Sub in writing specifically for inclusion or incorporation in the Company Proxy Statement.  The Company agrees that the Company Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

(b)           Parent and Merger Sub agree that none of the information supplied or to be supplied by Parent and Merger Sub in writing specifically for inclusion in the Company Proxy Statement will, at the date the Company Proxy Statement is mailed to the Company’s stockholders or at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of circumstances under which they are made, not misleading.

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Section 5.11   Press Releases.  Each of Parent, Merger Sub and the Company agrees that no public release or announcement concerning the transactions contemplated hereby shall be issued by any of them without the prior written consent of Parent and the Company (which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be required by applicable Law or the rules or regulations of any applicable U.S. or foreign securities exchange or Governmental Authority to which the relevant party is subject or submits, wherever situated, in which case the party required to make the release or announcement shall use all commercially reasonable efforts to allow Parent or the Company, as the case may be, reasonable time to comment on such release or announcement in advance of such issuance, it being understood that the final form and content of any such release or announcement, to the extent so required, shall be at the final discretion of the party required to make such disclosure.

Section 5.12   FIRPTA Certificate.  At the Closing, the Company shall deliver to Parent a statement, dated no more than thirty (30) days prior to the Closing Date, issued by the Company pursuant to Treasury Regulations Sections 1.1445-2(c)(3) and 1.897-2(h), certifying that the Company has not been a United States real property holding corporation during the applicable period specified in Section 897 of the Code.

Section 5.13   Payment of Company Indebtedness.  Immediately prior to the Effective Time, Parent shall pay, or caused to be paid, all of the Repaid Indebtedness.

ARTICLE VI
CONDITIONS TO CONSUMMATION OF THE MERGER

Section 6.01   Conditions to Each Party’s Obligation to Effect the Merger.  The respective obligations of the parties to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a)           Stockholder Approval.  This Agreement and the transactions contemplated hereby shall have been duly adopted by the Company Stockholder Vote.

(b)           No Injunctions or Restraints; Illegality.  No order, stay, judgment, injunction or decree issued by any court or Governmental Authority of competent jurisdiction of the federal government of the United States of America or any state thereof making the Merger illegal or otherwise prohibiting the consummation of the Merger shall be in effect, and no Governmental Authority shall have instituted any proceeding seeking any such order, stay, judgment, injunction or decree and such proceeding remains unresolved; provided that prior to invoking this provision, each party hereto agrees to comply with Section 5.06.

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Section 6.02   Conditions to Obligations of Parent and Merger Sub.  The obligation of Parent and Merger Sub to effect the Merger is also subject to the satisfaction, or waiver by Parent, at or prior to the Effective Time, of the following conditions:

(a)          Representations and Warranties.  The representations and warranties of the Company contained in Article III shall be true and correct as of the Closing Date as though made as of such date (unless any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct only as of such earlier date); such representations and warranties shall be deemed to be true and correct unless the respects in which the representations and warranties (without giving effect to any “materiality” or similar limitations or references to Material Adverse Effect set forth therein) are untrue or incorrect, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect.

(b)         Performance of Obligations of the Company.  The Company shall have performed in all material respects the covenants and agreements required to be performed by it under this Agreement at or prior to the Effective Time.

(c)          Officer’s Certificate.  Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer or the Chief Financial Officer certifying as to the matters set forth in Sections 6.02(a) and 6.02(b).

(d)          Consents.  The Company shall have obtained all consents, approvals, authorizations, qualifications and orders of all Governmental Entities and third parties set forth in Section 6.02(d) of the Company Disclosure Schedules.

(e)          Certificates of Good Standing.   Parent shall have received certificates of corporate good standing as of the most recent practicable date from Secretary of State where the Company and each of its Subsidiaries is incorporated.

(f)           No Material Adverse Effect.  Since the date of this Agreement, there shall not have occurred any Material Adverse Effect and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, are reasonably likely to have a Material Adverse Effect.

(g)          Financing.  Parent shall have obtained the Financing in the necessary amounts and on terms that are reasonably acceptable to Parent to permit it, together with the Equity Investment, to satisfy its obligations to pay the aggregate Merger Consideration, the Option Consideration, the Warrant Consideration and the Bison Warrant Consideration, and to make the payments required in satisfaction of the condition set forth in Section 6.03(d), and all conditions precedent to the consummation of the Financing set forth in the documents relating thereto shall have been satisfied or waived in accordance with the terms of such documents (but for any condition precedent which is satisfied solely by the effectiveness of the Merger or the satisfaction of the conditions precedent to the effectiveness of the Merger).  For purposes of this Section 6.02(g) the terms of the Financing shall be deemed to be reasonably acceptable to Parent if, as of the Closing Date, each Lender shall be willing to complete a loan to the Parent (and in the case of the Junior Lender, provide the equity financing, in no less than the amount set forth in its respective Commitment Letter substantially on the terms described therein.

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(h)         Resignations.  Parent shall have received the written resignation, effective as of the Closing, of each director and officer of the Company and its Subsidiaries listed on Section 3.01(b) of the Company Disclosure Schedules.

(i)           Repaid Indebtedness; Payoff Letters.  The amount of the Repaid Indebtedness shall not exceed, as of the Closing Date, the amount listed on Section 3.21 of the Company Disclosure Schedules as “Debt Obligations at Closing - Total” for the month in which the Closing Date occurs.  Parent shall have received payoff letters in a commercially reasonable form with respect to the Repaid Indebtedness which letters provide for the release of all Liens relating to the Repaid Indebtedness following repayment of the Repaid Indebtedness specified in such payoff letters.

(j)           Release of Liens.  All Liens other than Permitted Liens shall have been released.

(k)          Dissenters’ Shares.  No greater than five percent (5%) of the Shares outstanding and entitled to vote at the Company Stockholders’ Meeting shall be Dissenters’ Shares, and the Parent shall have received a certificate to such effect signed by the Chief Executive Officer of the Company.

(l)           Termination of Employment and Consulting Agreements.  Each employment or consulting agreement between the Company or any Subsidiary, on the one hand, and each Person listed on Schedule 6.02(l) attached hereto shall have been terminated;

(m)         Employment and Related Agreements.  Each Person listed on Schedule 6.02(m) attached hereto shall have executed and delivered (i) an employment agreement with the Surviving Corporation in form and substance satisfactory to Parent, and (ii) if applicable, the Stock Purchase Agreement and the Stockholders Agreement.

(n)         Rollover Seller Agreement.   The Rollover Seller shall have executed and delivered the Rollover Contribution Agreement, the Stockholders Agreement and an employment or consulting agreement with the Surviving Corporation in form and substance satisfactory to Parent.

(o)         Management Agreement.  The Surviving Corporation shall have executed and delivered the Management Agreement in form and substance satisfactory to Parent and made the payments required as of the Closing Date thereunder.

(p)         Escrow Agreement.  The Stockholder Representative shall have executed and delivered the Escrow Agreement in form and substance satisfactory to Parent.

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(q)          Decrees, Judgments, etc.  There shall not have been any action taken, or any statute, rule, regulation, judgment, order or injunction promulgated, entered, enforced, enacted, issued or deemed applicable to the Merger by any domestic or foreign court or other Governmental Authority that, in the reasonable judgment of the Parent, would be expected to, directly or indirectly, prohibit or impose any material limitations on, the Parent’s ownership or operation of all or a material portion of the Company’s or any Subsidiary’s businesses or assets, or compel the Parent to dispose of or hold separate any material portion of the business or assets of the Company or any Subsidiary or the Parent or Merger Sub, in each case taken as a whole.

(r)           Legal Opinion.  The Parent shall have received the legal opinion of Butzel Long, a professional corporation, counsel to the Company, in form and substance reasonably satisfactory to the Parent and its counsel, and upon which Lenders providing the Financing may rely.

(s)          Casualty or Other Events.  Since the date of this Agreement, the Company shall not have sustained any damage, destruction or loss by reason of fire, explosion, earthquake, casualty, labor trouble (including but not limited to any claim of wrongful discharge or other unlawful labor practice), requisition or taking of property by any government or agent thereof, windstorm, embargo, riot, act of God or public enemy, flood, accident, revocation of license or right to do business, total or partial termination, suspension, default or modification of Contracts, governmental restriction or regulation, other calamity, or other similar or dissimilar event (whether or not covered by insurance) that has resulted or would be reasonably likely to result in a Material Adverse Effect.

(t)           Other Documents.  Parent shall have received each other document reasonably required to be delivered  to Parent to effectuate the terms of  this Agreement.

Section 6.03   Conditions to Obligations of the Company.  The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

(a)           Representations and Warranties.  The representations and warranties of Parent and Merger Sub contained in Article IV shall be true and correct as of the Closing Date as though made as of such date (unless any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct only as of such earlier date); such representations and warranties shall be deemed to be true and correct unless the respects in which the representations and warranties (without giving effect to any “materiality” or similar limitations or references to Material Adverse Effect set forth therein) are untrue or incorrect, individually or in the aggregate, has prevented or materially delayed, or would reasonably be expected to prevent or materially delay, the consummation of the transactions contemplated by this Agreement.

(b)           Performance of Obligations of Parent and Merger Sub.  Each of Parent and Merger Sub shall have performed in all material respects the covenants and agreements required to be performed by it under this Agreement at or prior to the Effective Time.

(c)           Officer’s Certificate.  The Company shall have received a certificate signed on behalf of Parent by a duly authorized officer certifying as to the matters set forth in Sections 6.03(a) and 6.03(b).

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(d)           Payment of Existing Company Indebtedness.  Parent shall have paid, or caused to be paid, all of the Repaid Indebtedness.

(e)           Other Documents.  The Company shall have received each other document reasonably required to be delivered by the Company to effectuate the terms of  this Agreement.

ARTICLE VII
TERMINATION; AMENDMENT; WAIVER

Section 7.01   Termination.  This Agreement may be terminated and the Merger may be abandoned, at any time prior to the Closing (whether before or after the Company Stockholders’ Meeting, by written notice by the terminating party or parties (with any termination by Parent also being an effective termination by Merger Sub) to the other party or parties specifying the provision or provisions of this Agreement to which such termination is effected:

(a)           by mutual written consent of the Company and Parent;

(b)           by either the Company or Parent if any Governmental Authority of competent jurisdiction shall have issued an order, decree or ruling, or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable; provided that in order for either party to seek to terminate this Agreement pursuant to this Section 7.01(b), it must have used all commercially reasonable efforts to lift and rescind such order, decree, ruling or action in compliance with Section 5.06(a);

(c)           by either the Company or Parent, if the Merger shall not have been consummated on or before the date which is 150 calendar days following the date on which the Company files the preliminary Company Proxy Statement with the SEC (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 7.01(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement materially contributed to, or resulted in, the failure of the Merger to be consummated on or before such date;

(d)           by either the Company or Parent, if the Company Stockholders’ Meeting shall have been convened, a vote with respect to this Agreement and the Merger shall have been taken thereat and the Company Stockholder Vote shall not have been obtained;.

(e)           by the Company, if there shall have been a Breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of Parent or Merger Sub, which Breach, either individually or in the aggregate, would result in, if occurring or continuing at the Effective Time, the failure of either of the conditions set forth in Section 6.03(a) or 6.03(b), as the case may be, and which is not cured within the earlier of (i) the Outside Date and (ii) 30 days following written notice to Parent, or which by its nature or timing cannot be cured within such period; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.01(e) if the Company is then in material Breach of any of its representations, warranties, covenants or agreements contained in this Agreement;

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(f)           by Parent, if there shall have been a Breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the Company (other than with respect to willful Breaches of Section 5.03 or 5.05), which Breach, either individually or in the aggregate, would result in, if occurring or continuing at the Effective Time, the failure of either of the conditions set forth in Section 6.02(a) or 6.02(b), as the case may be and which is not cured within the earlier of (i) the Outside Date and (ii) 30 days following written notice to the Company, or which by its nature or timing cannot be cured within such period; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.01(f) if Parent or Merger Sub is then in material Breach of any of its representations, warranties, covenants or agreements contained in this Agreement;

(g)           by Parent if (A) there shall have been any willful Breach of the Company’s obligations under Sections 5.03 or 5.05, (B) the Board of Directors of the Company (or a committee thereof) fails to make or include in the Company Proxy Statement the Company Board Recommendation or effects a Change of Company Board Recommendation (or publicly announces any intention to do so), or (C) the Board of Directors of the Company (or a committee thereof) approves or recommends, or publicly proposes to approve or recommend, any Acquisition Proposal, or (D) the Company delivers a Notice of Superior Proposal; or

(h)           by the Company if at any time prior to the Company Stockholder Vote, (A) the Company shall have delivered to Parent a Notice of Superior Proposal in accordance with the provisions of Section 5.03(d), (B) following expiration of the forty-eight (48) hour period after delivery of such Notice of Superior Proposal, the Superior Proposal described therein shall continue to constitute a Superior Proposal; and (C) the Company concurrently with such termination pays to the Parent in immediately available funds the Expense Fee and the Termination Fee.

Section 7.02   Effect of Termination.  If this Agreement is terminated prior to the Closing and the Merger is abandoned pursuant to Section 7.01, this Agreement, except for the applicable provisions of Sections 5.11 (Press Releases), 7.02 (Effect of Termination), 7.03 (Fees and Expenses), 7.04 (Limitation on Recovery), 7.05 (Amendment) and 7.06 (Extension; Waiver; Remedies) and Article VIII (Miscellaneous), shall forthwith and immediately upon such termination automatically become null and void and have no effect, without any liability on the part of any party hereto (or any of its Representatives).

Section 7.03   Fees and Expenses.

(a)           Whether or not the Merger is consummated, except as otherwise specifically provided in this Section 7.03, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

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(b)          Notwithstanding the foregoing:

(i)           If the Company terminates this Agreement pursuant to Section 7.01(e), then if the Breach on which such termination is based is a willful Breach of this Agreement, the Company shall have the right to receive from Parent, as liquidated damages and not as a penalty, the Company Expense Fee.  In the event of such termination pursuant to Section 7.01(e), Sverica agrees to unconditionally guarantee or cause its Affiliates to unconditionally guarantee payment of the Company Expense Fee by Parent.

(ii)          If Parent terminates this Agreement pursuant to Section 7.01(f), then if the Breach on which such termination is based is a willful Breach of this Agreement, Parent shall have the right receive from the Company, as liquidated damages and not as a penalty, the Parent Expense Fee.

(iii)         If (i) Parent terminates this Agreement pursuant to Section 7.01(g) or (ii) the Company terminates this Agreement pursuant to Section 7.01(h), then the Company shall pay Parent, Merger Sub and/or one of its Affiliates, as designated in writing by Parent, the Parent Expense Reimbursement and the Termination Fee.

(iv)         Following the Closing, the Surviving Corporation shall pay the Parent Expense Fee to the Parent, Merger Sub, Sverica and/or their respective Affiliates, as designated in writing by Parent.

(c)          “Termination Fee” means an amount in cash equal to $1,000,000.

(d)          “Parent Expense Fee” means an amount in cash equal to all out-of-pocket costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement by or on behalf of Parent and Merger Sub.  For avoidance of doubt, the Parent Expense Fee shall not include any fees payable to Sverica or any of its Affiliates.

(e)          “Company Expense Fee” means an amount in cash equal to all out-of-pocket costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement by or on behalf of the Company from and after the letter of intent between Sverica and the Company dated as of June 30, 2010 (the “LOI”) related to the transactions contemplated by this Agreement, but shall not include (i) any fees payable to the Financial Advisor or (ii) any success or similar fees payable to any other Person which would be payable upon or in connection with the consummation of the transactions contemplated by this Agreement.  For avoidance of doubt, the Company Expense Fee shall not include any expenses incurred by or on behalf of the Company related to any other Acquisition Proposal either before or after the date of the LOI.

(f)          Except with respect to payments required to be made simultaneously with any termination by the Company pursuant to Section 7.01(h), all payments pursuant to this Article VII shall be made by the applicable party as promptly as reasonably practicable (and, in any event within two (2) Business Days) following the date of termination of this Agreement pursuant to Section 7.01, by wire transfer of immediately available funds to an account designated by the recipient.

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(g)           Each of the Company, Parent and Merger Sub acknowledges that the agreements contained in this Section 7.03 are an integral part of the transactions contemplated by this Agreement.  In the event that the applicable party shall fail to make any payment pursuant to this Article VII when due, the party which fails to make such payment when due shall reimburse the party to whom such payment is due for all reasonable costs and expenses actually incurred by the party to whom payment is due (including reasonable fees and expenses of counsel) in connection with the collection under and enforcement of this Section 7.03, together with interest on the unpaid amount at the rate announced by Citibank, N.A. as its “reference rate” in effect on the date such payment was required to be made.

Section 7.04   Limitation on Recovery.  If this Agreement is terminated pursuant to Sections 7.01(g) or 7.01(h) then:  (i) the sole and exclusive remedy of the Parent and Merger Sub against the Company and its former, current and future direct or indirect equity holders, controlling Persons, stockholders, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners or assignees for Damages shall be to receive the Termination Fee and the Expense Fee as provided by Section 7.03(b); and (ii) no former, current and future direct or indirect equity holders, controlling Persons, stockholders, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners or assignees of the Company shall have any further Liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement; provided, however, that notwithstanding anything else to the contrary in this Agreement, nothing in this Agreement shall relieve any party from Liability or Damages for its willful and material Breach of this Agreement.

Section 7.05   Amendment.  To the extent permitted by applicable Law, this Agreement may be amended by the parties, at any time before or after adoption of this Agreement by the Company Stockholder Vote but, after any such Company Stockholder Vote, no amendment shall be made that requires the approval of the stockholders of the Company without the approval of such stockholders under the NRS.  This Agreement may not be amended, changed, supplemented or otherwise modified except by an instrument in writing signed on behalf of all of the parties.

Section 7.06   Extension; Waiver; Remedies.

(a)           Each party hereto, by action taken or authorized by their respective Boards of Directors or equivalent governing body, as applicable, may to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein made or to be made by any other party hereto or in any document delivered pursuant hereto by any other party hereto, or (iii) waive compliance by any other party hereto with any of the agreements or conditions contained herein.  Any such extension or waiver shall not be deemed an amendment to this Agreement.  Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

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(b)           The failure of any party hereto to exercise any rights, power or remedy provided under this Agreement, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

ARTICLE VIII
MISCELLANEOUS

Section 8.01   Nonsurvival of Representations and Warranties.  None of the representations and warranties in this Agreement shall survive the Effective Time.  This Section 8.01 shall not limit any covenant or agreement of the parties that by its terms contemplates performance after the Effective Time.

Section 8.02   Entire Agreement; Assignment; No Additional Representations.

(a)           This Agreement, together with the Company Disclosure Schedules, the Parent Disclosure Schedules, the Confidentiality Agreement and the other documents to be delivered pursuant to this Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to subject matter hereof and thereof.  The Agreement and any rights or obligations hereunder shall not be assigned or transferred by any party directly or indirectly by operation of law, contract or otherwise without the prior written consent of the other parties.

(b)           Except for the representations and warranties contained in Article IV or the Parent Disclosure Schedules, the Company acknowledges and agrees that none of Parent, Merger Sub or any other Person on behalf of Parent or Merger Sub makes any other express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any other information provided by Parent or Merger Sub.  Neither Parent nor Merger Sub nor any other Person will have or be subject to any Liability or indemnification obligation to the Company or any other Person resulting from the distribution to the Company, or the Company’s use of, any such information, except as may be required by Law with respect to information provided by Parent in writing specifically for inclusion in the Company Proxy Statement.

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(c)           Each of Parent and Merger Sub acknowledges and agrees that (i) none of the Company or its Subsidiaries, or any other Person has made any representation or warranty, expressed or implied, as to the Company, its Subsidiaries or the accuracy or completeness of any information regarding the Company or its Subsidiaries furnished or made available to Parent, Merger Sub and their respective Representatives, except as expressly set forth in this Agreement or the Company Disclosure Schedules, (ii) neither Parent nor Merger Sub has relied on any representation or warranty from the Company or any other Person in determining to enter into this Agreement, except as expressly set forth in this Agreement or the Company Disclosure Schedules and (iii) none of the Company or its Subsidiaries or any of their respective officers, directors, stockholders, Affiliates or agents shall have or be subject to any Liability to Parent, Merger Sub or any other Person resulting from the distribution to Parent, Merger Sub or their respective Representatives, or the use by Parent, Merger Sub or their respective Representatives of, any information, documents or material (including financial statements) made available to or provided to Parent, Merger Sub or their respective Representatives in any “data rooms”, management presentations or in any other form in connection with the transactions contemplated hereby.  Without limiting the generality of the foregoing, each of Parent and Merger Sub understands that any cost estimates, projections or other predictions contained or referred to in any of the foregoing or which otherwise have been made available to or provided to Parent or Merger Sub or their respective Subsidiaries by or on behalf of the Company or its Subsidiaries are not and shall not be deemed to be representations or warranties of the Company or its Subsidiaries, except to the extent any such information is (a) set forth or incorporated in this Agreement or in the Company Disclosure Schedules or (b) included or incorporated by reference in any SEC Document.  Each of Parent and Merger Sub acknowledges that (w) there are uncertainties inherent in attempting to make such estimates, projections and other predictions, (x) it is familiar with such uncertainties and (y) it has not relied on such estimates, projections or predictions on behalf of the Company or any of its Subsidiaries.

Section 8.03   Validity; Specific Performance.

(a)           Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Requirements of Law; but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

(b)           Except as set forth in Section 7.04, the parties hereto agree that irreparable Damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise Breached and that such Damages would not be fully compensable by an award of money Damages.  It is accordingly agreed that, except as set forth in Section 7.04, the parties hereto shall be entitled to an injunction or injunctions to prevent Breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement without posting a bond or other undertaking, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 8.04   Notices.  All notices, requests, claims, demands and other communications hereunder shall be given (and shall be deemed to have been duly received if given) by hand delivery in writing or if by internationally recognized courier service two Business Days following sending by overnight delivery, or, upon delivery by facsimile transmission (with receipt confirmed) during the hours of 9:00 A.M. and 5:00 P.M. in the recipient’s time zone as follows:

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if to Parent or Merger Sub (or the Surviving Corporation after the Effective Time):

CFWH HOLDING CORPORATION
c/o SVERICA INTERNATIONAL MANAGEMENT, LLC
800 Boylston Street, 33rd Floor
Boston, Massachusetts 02199

Attention: David Finley
Phone: (617) 695-0221
Facsimile: (617) 507-1057

with copies to:

Foley & Lardner LLP
111 Huntington Avenue
Boston, Massachusetts 02199
Attention:  Jarvis P. Kellogg, Esq. and Paul D. Broude, Esq.

Phone: (617) 342-4000
Facsimile: (617) 342-4001

if to the Company (prior to the Effective Time):

The Center for Wound Healing, Inc.
155 White Plains Road, Suite 200
Tarrytown, New York 10591
Attn:  Chief Executive Officer

Phone:  (914) 372-3150
Facsimile: (914) 372-3161

with copies to:

Butzel Long, a professional corporation
380 Madison Avenue
New York, New York  10017
Attention:  Barry N. Seidel, Esq. and Richard S. Green, Esq.

Phone: (212) 818-1110
Facsimile: (212) 818-0494

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or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 8.05   Governing Law; Jurisdiction; Venue.  This Agreement shall be governed by and construed in accordance with the Laws of the State of New York (without giving effect to conflict of law principles thereof), provided that any matters of corporate law related to the Merger, the Company and the Merger Sub shall be governed by the NRS.  Each of the parties hereto (i) consents to submit itself to the exclusive personal jurisdiction of the state and federal courts sitting in the County of New York, State of New York, in the event any dispute arises out of this Agreement or any transaction contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or any transaction contemplated by this Agreement in any court other than any such court and (iv) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any transaction contemplated by this Agreement.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby or thereby in any such court, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 8.06   Descriptive Headings; Rules of Construction.

(a)           The descriptive headings herein (including the Table of Contents) are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

(b)           References to any U.S. legal term shall, in respect of any jurisdiction other than the U.S., be construed as references to the term or concept that most nearly corresponds to it in that jurisdiction.

(c)           The parties to this Agreement have been represented by counsel during the negotiation and execution of this Agreement and waive the application of any Requirements of Laws or rule of construction providing that ambiguities in any agreement or other document will be construed against the party drafting such agreement or other document.

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(d)           The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context otherwise clearly requires (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified in accordance with the terms hereof and thereof; provided that with respect to any agreement, instrument or other document listed in the Company Disclosure Schedules all such amendments, modifications or supplements must also be listed in the appropriate schedule; (ii) any reference herein to a statute means such statute as amended from time to time and includes any successor legislation thereto and regulations promulgated thereunder; (iii) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns; (iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; (v) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement; (vi) “writing”, “written” and comparable terms shall be construed to refer to writing, printing, typing and other means (including electronic and computer means) of reproducing information in a visible form; (vii) the terms “day” and “days” mean and refer to calendar day(s) and the terms “year” and “years” mean and refer to calendar year(s); (viii) the word “or” is inclusive and not exclusive; and (ix) “$” means U.S. dollars.

(e)           Any action required hereunder to be taken within a certain number of days shall, except as may otherwise be expressly provided herein, be taken within that number of calendar days; provided, however, that if the last day for taking such action falls on a Saturday, a Sunday, or a legal holiday, the period during which such action may be taken shall automatically be extended to the next Business Day.

Section 8.07   Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement, except for Sections 5.07 and Articles VII and  VIII and only to the extent expressly set forth therein.

Section 8.08   No Personal Liability.  This Agreement shall not create or be deemed to create any personal liability or obligation on the part of any direct or indirect stockholder of the Company, the Parent or Merger Sub, or any of their respective officers, directors, employees, agents or representatives.

Section 8.09    Company Disclosure Schedules.  The inclusion of any information in the Company Disclosure Schedules shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material, has resulted in or would result in a Material Adverse Effect or is outside the ordinary course of business.

Section 8.10    Counterparts.  This Agreement may be executed in two or more counterparts (including by facsimile or by an electronic scan delivered by electronic mail), each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto delivered to the other parties, it being understood that all parties need not sign the same counterpart.

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Section 8.11   Certain Definitions.  In addition to terms defined elsewhere in this Agreement, for purposes of this Agreement, the following terms shall have the following meanings:

“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains confidentiality provisions that, in the good faith judgment of the Board of Directors of the Company, are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement.

“Acquisition Proposal” means any inquiry, proposal or offer from any Person (other than Parent or any of its Affiliates) relating to any direct or indirect acquisition, in one transaction or a series of transaction, including by way of any merger, consolidation, tender offer, exchange offer, binding share exchange, business combination, recapitalization, restructuring, investment, liquidation, dissolution or similar transaction, of (i) assets or that constitute or represent 20% or more of the total assets or total revenues of the Company and its Subsidiaries, taken as a whole, or (ii) 20% or more of the Common Stock outstanding on a fully diluted basis (giving effect to the exercise of all Options and Warrants, including the Bison Warrants).

“Affiliate” of a Person means any corporation, limited liability company, partnership or other entity that controls, is controlled by, or is under common control with such Person.  For purposes of this definition of “Affiliate”, “control” means (a) in the case of corporate entities, direct or indirect ownership of more than fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of more than fifty percent (50%) of the equity interests with the power to direct the management and policies of such non-corporate entities.

“Affiliated Persons” means (i) any director or officer of the Company or any Subsidiary, (ii) any Affiliate of the Company or any Subsidiary or (iii) with respect to the individual referred to in the foregoing clause (i), any member of the immediate family of any of such individual and any Person that, directly or indirectly, is controlled by such immediate family member.

“Articles of Incorporation” means the articles of incorporation of the Company, as in effect on the date of this Agreement.

“Bison” means Bison Capital Equity Partners II-A, L.P. and Bison Capital Equity Partners II-B, L.P.

“Bison Note” means the Company’s 15% Senior Secured Subordinated Promissory Note dated March 31, 2008, in the original principal amount of $20,000,000 issued to Bison pursuant to the Bison Securities Purchase Agreement.

“Bison Securities Purchase Agreement” means the Securities Purchase Agreement dated as of March 31, 2008 between Bison and the Company, as amended from time to time.

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“Breach” means, with respect to any representation, warranty, covenant, obligation or other provision of any agreement, that there has occurred (or a claim has been made that there has occurred) an inaccuracy in or breach of, or a failure to perform or comply with, such representation, warranty, covenant, obligation or other provision, as the case may be; for the avoidance of doubt, the failure of a condition to be satisfied by itself shall not constitute a Breach.

“Business Day” shall have the meaning given to such term in Rule 14d-1(g) under the Exchange Act.

“Bylaws” means the By-Laws of the Company, as in effect on the date of this Agreement.

“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Centers” means centers owned, operated or managed by the Company or any of its Subsidiaries that provide wound care treatment or hyperbaric oxygen treatment.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. 9601 et seq.), as amended from time to time, and any successor statute thereto.

“COBRA” means the Consolidated Omnibus Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code and Part 6 of Title I of ERISA.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute thereto.

“Common Stock” means, collectively, the Common Stock, par value $0.001 per share, of the Company.

“Company Stockholder Vote” means the approval of this Agreement and the Merger by the affirmative vote of a majority of the issued and outstanding shares of Common Stock.

“Company’s Knowledge” or a similar phrase means the actual knowledge of any of Andrew G. Barnett, David Walz and Michael Jakolat, or information which should reasonably have been known to such Persons after due inquiry of the employees of and consultants and advisors to the Company and its Subsidiaries, in each case who are likely to have knowledge of the matter in question.

“Confidentiality Agreement” means the confidentiality agreement dated as of November 20, 2009, as amended through the date of this Agreement, by and between the Company and Sverica.

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“Contingent Obligation” as applied to any Person, means any direct or indirect Liability, contingent or otherwise, of that Person: (i) with respect to any underlying indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that the underlying indebtedness, lease, dividend or other obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; or (iii) under any foreign exchange Contract, currency swap agreement, interest rate swap agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, or to maintain working capital or equity capital of such other Person or otherwise to maintain the net worth or solvency of such other Person, (c) any liability of such Person for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another, and (d) otherwise to assure or hold harmless the owner of any of the foregoing obligations against loss in respect thereto. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

“Contractual Obligations” means as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, Contract, indenture, mortgage, deed of trust or other instrument or arrangement to which such Person is a party or by which it or any of such Person's property is bound.

“Contract” means any note, bond, mortgage, indenture, contract, agreement, lease, license, permit or other instrument or obligation.

“Damages” means any and all losses, Liabilities, claims, damages, reasonable expenses (including costs of investigation, defense and related reasonable attorneys fees), awards, assessments, fines, costs, reasonable fees, Taxes, penalties, deficiencies, judgments or other amounts paid or incurred, whether in defense or settlement of any Proceeding or otherwise.

“Defined Benefit Plan” means a defined benefit plan within the meaning of Section 3(35) of ERISA or Section 414(j) of the Code, whether funded or unfunded, qualified or non-qualified (whether or not subject to ERISA or the Code).

“Environmental Laws” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on the Company or any of its Subsidiaries, relating to the environment, health and safety, or Hazardous Materials, including, without limitation, CERCLA; the Resource Conservation and Recovery Act, 42 USC 6901 et seq. ("RCRA"); the Federal Water Pollution Control Act, 33 USC § 1251 et seq.; the Toxic Substances Control Act, 15 USC, § 2601 et seq.: the Clean Air Act, 42 USC § 7401 et seq.; the Safe Drinking Water Act, 42 USC § 3803 et seq.; the Oil Pollution Act of 1990, 33 USC § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC § 11001 et seq.; the Hazardous Material Transportation Act, 49 USC § 1801 et seq.; and the Occupational Safety and Health Act, 29 USC §651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time,

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“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute thereto, and the regulations issued thereunder.

“Escrow Agent” means a mutually agreeable escrow agent to be selected by Parent and the Company.

“Escrow Agreement” means a mutually agreeable escrow agreement to be entered into among Parent, the Stockholder Representative and the Escrow Agent.

“Escrow Amount” means $200,000.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute thereto, and the rules and regulations of the SEC thereunder.

“Excluded Share” means each Share owned by Parent, Merger Sub or any of their respective Subsidiaries or Affiliates or owned by any Subsidiary of the Company or held in the treasury of the Company, and each Rollover Share.

“GAAP” means United States generally accepted accounting principles in effect within the United States, consistently applied.

“Governmental Authority” means any foreign, federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or the regulations thereunder as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity," (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of poly chlorinated biphenyls in excess of 50 parts per million.

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“Hospital Contract” means any Contractual Obligation of the Company or any of its Subsidiaries, with any other Person operating a hospital (a "Hospital”), obligating the Company to furnish the facility or technical component of wound care and/or hyperbaric oxygen therapy to the Hospital's admitted or registered patients, or obligating the Company to furnish specified wound care and/or hyperbaric oxygen therapy facility management services to the Hospital, as applicable, and any Contractual Obligation of the Company with the Hospital that is ancillary to such Contractual Obligation.

‘‘Income Tax’’ means any federal, state, local, or non-U.S. income tax measured by or imposed on net income, including any interest, penalty, or addition thereto, whether disputed or not.

‘‘Income Tax Return’’ means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Indebtedness” means with respect to any Person, without duplication (a) indebtedness of such Person for borrowed money, (b) any obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, including purchase money obligations or other obligations relating to the deferred purchase price of property (other than trade payables incurred in the ordinary course of business), (c) Liabilities of Persons (other than the Company and its Subsidiaries) secured by a Lien (other than a Permitted Lien) on any asset of the Company or any of its Subsidiaries, (d) Liabilities under or in respect of letters of credit and bank guarantees (including reimbursement obligations with respect thereto, (e) Liabilities under lease obligations required to be classified and accounted for as Capital Leases and Liabilities under any sale and leaseback transaction, any synthetic lease or tax ownership operating lease transaction or any other transaction that is the functional equivalent of or takes the place of borrowing but that does not constitute a liability on the balance sheet, and (f) Liabilities in the nature of guarantees of obligations of the type described in the foregoing clauses of any other Person.

“Laws” means any U.S. or non-U.S., federal, state or local statute, law, directive, ordinance, rule, regulation, order, writ, judgment, decree, code, stipulation, determination, award or requirement of a Governmental Authority.

“Liabilities” means any Indebtedness, liabilities, claims, demands, expenses, commitments or obligations of every kind and description.

“Lien” means any lien, charge, mortgage, pledge, easement, encumbrance, security interest, adverse claim or any other title defect or restriction of any kind, including any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest is based on the common law, statute, or Contract, whether such interest is recorded or perfected, and whether such interest is contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting real property.

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“Losses” means any and all losses, claims, damages, liabilities, judgments, expenses and costs, including, without limitation, reasonable attorneys' fees, costs of collection and other fees and expenses, (but not including punitive, exemplary, consequential or indirect damages and liability of any kind.)

“Management Agreement” means the agreement between the Surviving Corporation and Sverica to be effective following the Merger.

“Material Adverse Effect” means any event, development or circumstance that has caused or would (with or without notice or the passage of time, or both) reasonably be expected to cause a material adverse change in or effect on: (a) the consummation of the transactions contemplated hereby, or (b) the condition (financial or otherwise), results of operations, assets or liabilities of the Company and its Subsidiaries, taken as a whole; provided that Material Adverse Effect shall not include any change or effect due to: (i)  changes in general economic conditions or the securities or financial markets; (ii) the execution and delivery of the Agreement, the announcement of the Agreement or the transactions contemplated thereby, or the performance of the Agreement and the transactions contemplated thereby, (iii) changes in Laws or in GAAP (or the interpretation thereof), (iv) any outbreak or escalation of hostilities or war or any act of terrorism or any weather-related or other force majeure event (except to the extent that such event results in the occurrence of any change described in subsections (a) or (b) of this paragraph), or (v) any decrease in the market price of the Common Stock.

“Medical Provider Contracts” means any Contract of the Company or any of its subsidiaries with a network of healthcare providers or a third party payor, including, without limitation, employers and insurance companies, to provide healthcare service to patients.

“Medical Waste” means any medical waste, including without limitation (a) pathological waste, (b) blood, (c) sharps, (d) wastes from surgery or autopsy, (e) dialysis waste, including contaminated disposable equipment and supplies, (f) cultures and stocks of infectious agents and associated biological agents, (g) contaminated animals, (h) isolation wastes, (i) contaminated equipment, (j) laboratory waste, (k) various other biological waste and discarded materials contaminated with or exposed to blood, excretion, or secretions from human beings or animals and (1) any substance, pollutant, material, or contaminant listed or regulated under the Medical Waste Tracking Act of 1988, 42 U.S.C. §§6992, et seq. ("MWTA").

“Medical Waste Law” means the following, including regulations promulgated and orders issued thereunder, all as may be amended from time to time: (i) the MWTA, (ii) the U.S. Public Vessel Medical Waste Anti-Dumping Act of 1988, 33 USCA §§2501 et seq., (iii) the Marine Protection, Research, and Sanctuaries Act of 1972, 33 USCA §§1401 et seq., (iv) the Occupational Safety and Health Act, 29 USCA §§651 et seq., (v) the United States Department of Health and Human Services, National Institute for Occupational Self-Safety and Health Infectious Waste Disposal Guidelines, Publication No. 88-119, and (vi) any other federal, state, regional, county, municipal, or other local laws, regulations, and ordinances insofar as they purport to regulate Medical Waste, or impose requirements relating to Medical Waste.

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“NRS” means Nevada Revised Statutes.

“Participating Share” means each Share other than an Excluded Share.

"PBGC” means the Pension Benefit Guaranty Corporation (as defined in Title IV of ERISA).

“Permitted Liens” means (i) Liens securing the obligations of the Company with respect to the Signature Bank Indebtedness, (ii) Liens securing the obligations of the Company under the Bison Notes; (iii) Liens for unpaid Taxes that either are not yet due and payable or are being contested in good faith; (iv) Liens set forth in Section 5.01(j) of the Company Disclosure Schedules; (v) purchase money Liens or the interest of lessors under Capital Leases to the extent that such Liens or interests secure purchase money Indebtedness and so long as (w) such Liens attach only to the asset purchased or acquired and the proceeds thereof, (x) the Indebtedness secured thereby does not exceed the purchase price of the asset purchased or acquired and is not thereafter increased, (y) such Liens are created substantially simultaneously with the acquisition of such asset and, (z) the amount of the Indebtedness secured thereby does not exceed the amount of Repaid Indebtedness in the aggregate at any time; (vi) Liens, which either are for sums not yet delinquent or are being contested in good faith arising by operation of law in favor of warehouses, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money; (vii) Liens arising from deposits made in connection with obtaining worker’s compensation or other unemployment insurance; (viii) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of business in the aggregate not exceeding $50,000 at any one time outstanding and not in connection with the borrowing of money; (ix) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, in the aggregate not to exceed $50,000 at any time outstanding; (x) with respect to any real property, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use of operation thereof; and (xi) Liens that are replacements of Permitted Liens to the extent that (w) the original Indebtedness is refinanced, renewed or extended Indebtedness, (x) the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness, (y) the amount of the Indebtedness or other obligations secured thereby is not greater than the original Indebtedness, and (z) the Person granting the replacement Lien is the same Person that granted the Lien being replaced.

 “Person” means any individual, corporation, limited liability company, partnership, association, trust, estate, other entity or organization or group (as defined in Section 13(d)(3) of the Exchange Act).

“Proceeding” means any action, arbitration, audit, hearing, investigation, litigation, suit (whether civil, criminal, administrative, investigative or otherwise) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

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“Proprietary Rights” of any Person means all of such Person's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent applications, trademark applications, service mark applications, and all licenses and rights related to any of the foregoing, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

“Representatives” means, when used with respect to any Person, the directors, officers, employees, consultants, accountants, legal counsel, investment bankers, agents and other representatives of such Person and its Subsidiaries.

"Requirements of Law" means as to any Person, provisions of the Governing Documents or other organizational or governing documents of such Person, or any law, treaty, policy, code, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of such Person's property or to which such Person or any of such Person's property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

“Rollover Amount” means $600,000.

“Rollover Contribution Agreement” means the agreement by and among the Parent and the Rollover Seller related to the contribution of the Rollover Shares to the Parent in exchange for securities of the Parent immediately prior to the Closing.

“Rollover Seller” means John V. Capotorto.

“Rollover Share” means each Share to be contributed to Parent by the Rollover Seller immediately prior to the Closing.  The number of Rollover Shares shall equal (a) the Rollover Amount divided by (b) the Per Share Merger Consideration.

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

“Share” means a share of Common Stock of the Company.

“Signature Bank Loan Agreement” means the Amended and Restated Loan Agreement dated as of June 17, 2005 among the Company, the Subsidiaries of the Company parties thereto, and Signature Bank, as amended from time to time.

“Signature Bank Indebtedness” means the Indebtedness of the Company and its Subsidiaries under the Signature Bank Loan Agreement.

“Stockholder Representative” means Douglas B. Trussler.

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“Stockholders Agreement” means the agreement by and among the Parent, the Rollover Seller and the other stockholders of Parent party thereto related to the ownership of securities of the Parent.

“Stock Purchase Agreement” means the agreement by and among the Parent and the Persons named therein pursuant to which such Persons will purchase securities of the Parent immediately prior to the Closing.

“Subsidiary” means, when used with reference to an entity, any other entity of which (a) securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other Persons performing similar functions, or (b) 50% or more of the outstanding securities of which, are owned directly or indirectly by such entity.

“Superior Proposal” means a bona fide Acquisition Proposal (except the references therein to “at least 20%” shall be replaced by “more than 50%”) made in writing that (a) the Board of Directors of the Company has determined by a majority vote in its good faith judgment (after consultation with its financial advisors and outside counsel and after taking into account the Person making the Acquisition Proposal and all legal, financial, regulatory and other aspects of the proposal, including the financing terms thereof), is (i) reasonably likely to be completed on a timely basis and (ii) more favorable from a financial point of view to the Company’s stockholders than the transactions contemplated by this Agreement, and (b) did not result from a Breach or violation of Section 5.03.

“Sverica means Sverica International Capital III LLC, a Delaware limited liability company.

“Tax” or “Taxes” means any federal, state, local, or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code §59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

“Tax Returns” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

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“Termination Event” means (i) the Company or any of its Subsidiaries, any Benefit Plan or any fiduciary (within the meaning of Section 3(21) of ERISA being subject to the assertion of a material claim (other than routine claims for benefit(s) against any Benefit Plan or the assets thereof, or against the Company and its Subsidiaries or any of their respective ERISA Affiliates in connection with any Benefit Plan; (ii) the Internal Revenue Service giving notice that it intends to revoke the Tax-qualified status of any Benefit Plan, (iii) the occurrence of a “Reportable Event” described in Section 4043 of ERISA with respect to a Benefit Plan, regardless of whether the PBGC has waived the notice requirements with respect to such event in its regulations; (iv) the imposition, nor notice of imposition, of liability (whether absolute or contingent) on the Company or any of its Subsidiaries or any of their respective ERISA Affiliates as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) the receipt of a notice to terminate a Benefit Plan in a distress termination under Section 4041(c) of ERISA or to appoint a trustee pursuant to Section 4042 of ERISA, or the occurrence of any event or set of circumstances that might reasonably constitute grounds for the PBGC to do either; (vii) the restoration of a Benefit Plan by the PBGC pursuant to Section 4047 of ERISA; (vii) the restoration of a Benefit Plan by the PBGC pursuant to Section 4047 of ERISA, (viii) any of the Company or its Subsidiaries withdrawal from a single-employer plan during the plan year in which it is a substantial employer pursuant to Section 4063 of ERISA; (ix) the existence with respect to any Benefit Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 402 of ERISA), whether or not waived, the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Benefit Plan or the failure by the Company and its Subsidiaries or any of their ERISA Affiliates to make any required contribution to a Multiemployer Plan; (x) the filing pursuant to Section 412(d) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Benefit Plan; (xi) the incurrence by the Company or any of its Subsidiaries or any of their respective ERISA Affiliates of any liability under Title IV or ERISA with respect to the termination of any Benefit Plan; (xii) a determination that a Multiemployer Plan in which the Company or any of its Subsidiaries or any of their respective ERISA Affiliates participates or has participated is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (xiii) the making of any amendment to any Benefit Plan that could result in the imposition of a lien or the posting of a bond or other security; and (xiv) the occurrence of a nonexempt “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 of ERISA) that could result in liability to the Company or any of its Subsidiaries; or (xv) the imposition of a lien pursuant to Section 401(a)(29) or 412(n) of the Code or pursuant to ERISA with respect to any Benefit Plan.

 “Treasury Regulations” means the U.S. Treasury Department tax regulations promulgated under the Code, as such regulations may be amended from time to time.  References to specific provisions of the Treasury Regulations shall be deemed to include the corresponding provisions of succeeding provisions of the Treasury Regulations.

“U.S.” means the United States of America.

“Voting Agreement” means the agreement by and among the Parent, the Rollover Seller and the other Persons named therein pursuant to which such Persons have, among other things, agreed with respect to the Shares owned by such holders to vote in favor of the Merger.

“Wholly-Owned Subsidiary” means a Subsidiary of the Company all of whose capital stock or other equity ownership interests (other than director’s qualifying shares, securities or interests, and/or other shares, securities or interests that are required by applicable Laws to be owned or held by other Persons) are owned by the Company or one or more of its Wholly-Owned Subsidiaries.

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all at or on the day and year first above written.

CFWH HOLDING CORPORATION

By:	/s/ David E. Finley
Name: David E. Finley
Title: President

CFWH MERGER SUB, INC.

By:	/s/ David E. Finley
Name: David E. Finley
Title: President

THE CENTER FOR WOUND HEALING, INC.

By:	/s/ Andrew G. Barnett
Name: Andrew G. Barnett
Title: Chief Executive Officer

SVERICA INTERNATIONAL CAPITAL III LLC (solely for the purposes of Sections 4.04(a) and 7.03(b)(i))

By:	/s/ David E. Finley
Name: David E. Finley
Title: Managing Director

September 30, 2010

Board of Directors
The Center for Wound Healing, Inc.
155 White Plains Road Suite 20
Tarrytown, New York 10591

Members of the Board of Directors:

We understand that The Center for Wound Healing, Inc., a Nevada corporation (the “Company”), proposes to enter into an Agreement and Plan of Merger  (the “Merger Agreement”) by and among CFWH Holding Corporation, a Delaware corporation (“Parent”), CFWH Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company, pursuant to the terms of which Merger Sub will be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Transaction”), and each share of common stock, par value $0.001 of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares, shares of Company Common Stock owned by Parent, Merger Sub or any of their respective Subsidiaries or Affiliates or owned by any Subsidiary of the Company or held in the treasury of the Company)  will be converted into the right to receive $.60 in cash, without interest thereon (the “Per Share Merger Consideration”), subject to adjustment as provided in the Merger Agreement. You have advised us that Parent and Merger Sub were formed by or at the request of Sverica International (“Sverica”) for purposes of effecting the Transaction and that one or more members of the Company’s management (the “Excluded Persons”) will contribute shares of Company Common Stock to Parent immediately prior to the closing of the Transaction in exchange for equity interests in Parent. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

You have asked for our opinion, as of the date hereof, as to the fairness from a financial point of view to the holders of the Company Common Stock other than the Excluded Persons of the Per Share Merger Consideration to be received by such holders in the Transaction pursuant to the Merger Agreement.

For purposes of the opinion set forth herein, we have:

(i)	reviewed certain publicly available financial statements and other business and financial information of the Company, including research analyst reports;

(ii)	reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

(iii)	analyzed certain financial forecasts (including adjustments thereto) prepared by the management of the Company;

Board of Directors
The Center for Wound Healing, Inc.
September 30, 2010

(iv)	discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

(v)	reviewed the reported prices and trading activity for the Company Common Stock;

(vi)
compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other publicly traded companies and their securities that we considered to be generally relevant;

(vii)	reviewed the financial terms, to the extent publicly available, of certain transactions that we considered to be relevant;

(viii)	reviewed a draft, dated September 29, 2010, of the Merger Agreement; and

(ix)	performed such other analyses, studies and investigations, and considered such other factors, as we have deemed appropriate.

We have assumed and relied upon without independent verification the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information provided to, reviewed by or discussed with us (including information that is available from public sources) for the purposes of this opinion.  With respect to the financial projections (including adjustments thereto) provided to us, with your consent, we have assumed that such forecasts, as so adjusted, have been reasonably prepared on bases that reflect the best currently available estimates and judgments of senior management of the Company as to the future financial performance of the Company and the other matters covered thereby.  We assume no responsibility for and express no view as to such forecasts or any estimate, judgment or assumptions on which they are based, and we have relied upon the assurances of the senior management of the Company that they are unaware of any facts or circumstances that would make the information provided to or reviewed by us incomplete or misleading. We have not performed any independent valuation or appraisal of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company or its subsidiaries nor have we been furnished with any such valuations or appraisals.  In particular, we do not express any opinion as to the value of any asset or liability (contingent or otherwise) of the Company or any of its subsidiaries, whether at current market prices or in the future.  We have not assumed any obligation to conduct, nor have we conducted, any physical inspection of the properties or facilities of the Company.  In arriving at our opinion, we have not taken into account any litigation that is pending or may be brought against the Company or any of its affiliates or representatives.  In addition, we have not evaluated the solvency of any party to the Merger Agreement under any state or federal laws or rules, regulations, guidelines or principles relating to bankruptcy, insolvency or similar matters.

Board of Directors
The Center for Wound Healing, Inc.
September 30, 2010

For purposes of rendering our opinion, we have assumed that there has not occurred any material change in the assets, liabilities, financial condition, results of operations, business or prospects of the Company or any of its subsidiaries since the respective dates on which the most recent financial statements or other information, financial or otherwise, relating to the Company or any of its subsidiaries, was made available to us.  We have also assumed, with your consent, that the final executed Merger Agreement will not differ in any material respect from the draft Merger Agreement reviewed by us, that the representations and warranties of each party set forth in the Merger Agreement are true and correct, that each party to the Merger Agreement will perform all of the covenants and agreements required to be performed by it thereunder and that all conditions to the Transaction set forth in the Merger Agreement will be timely satisfied and not modified or waived and that the Transaction will be consummated in accordance with the terms set forth in the Merger Agreement without modification, waiver or delay, except, in each case, as would not be material to our analyses.  We have also assumed, at the direction of the Company, that any adjustments to the Per Share Merger Consideration pursuant to the Merger Agreement will not in any way be material to our analyses or this Opinion. In addition, we have assumed, with your consent, that any governmental, regulatory or third party consents, approvals or agreements necessary for the consummation of the Transaction will be obtained without any imposition of a delay, limitation, restriction or condition that would, in any respect material to our analyses, have an adverse effect on the Company or the contemplated benefits of the Transaction.  In addition, we are not legal, accounting, regulatory or tax experts and with your consent we have relied, without independent verification, on the assessment of the Company and its advisors with respect to such matters.  Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.  It should be understood that, although subsequent developments may affect this opinion and the assumptions used in preparing it, we do not have any obligation to update, revise or reaffirm this opinion.  We do not express any view or opinion as to the price at which any share of Company Common Stock or any other security may trade at any time, including subsequent to the date of our opinion.

Our opinion addresses only the fairness, from a financial point of view, to the holders of Company Common Stock other than the Excluded Persons of the Per Share Merger Consideration to be received by such holders in the Transaction pursuant to the Merger Agreement, and we do not express any view as to the fairness of the Transaction to, or any consideration of, the holders of any other class of securities of the Company, creditors or other constituencies of the Company or its Subsidiaries or any group thereof or of any other term of the proposed Transaction or the other matters contemplated by the Merger Agreement.  We have not been asked to, nor do we, offer any opinion as to any other term or aspect of the Merger Agreement or any other agreement or instrument contemplated by or entered into in connection with the Transaction or the form or structure of the Merger Agreement or the likely timeframe in which the Transaction will be consummated.  Furthermore, we express no opinion with respect to the amount or nature of, or any other aspect relating to, any compensation to any officers, directors or employees of any party to the Transaction or otherwise, or any class of such persons, relative to the Per Share Merger Consideration to be received by the holders of Company Common Stock in the Transaction or with respect to the fairness of any such compensation.  We do not express any opinion as to any tax or other consequences that may result from the transactions contemplated by the Merger Agreement, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand the Company has received such advice as it deems necessary from qualified professionals, and which advice we have relied upon in rendering our opinion.  We express no view or opinion as to the financing of the Transaction or the terms or conditions upon which it is obtained.  Our opinion does not address the underlying business decision of the Company to engage in the Transaction or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company.

Board of Directors
The Center for Wound Healing, Inc.
September 30, 2010

We have acted as financial advisor to the Company in connection with the Transaction.  We will receive a fee for our services as financial advisor to the Board of Directors of the Company in connection with the Transaction, a substantial portion of which will become payable only if the Transaction is consummated and a portion of which is payable upon the rendering of this opinion.  In addition, the Company has agreed to reimburse certain of our expenses and indemnify us and certain related parties for liabilities relating to or arising out of our engagement.  In addition, we and certain of our affiliates, and certain of our and their respective employees, may have invested in companies affiliated or associated with the Company and Sverica and investment funds managed by entities affiliated or associated with them.  We and our affiliates may have in the past provided, and may in the future provide, financial advice and services to the Company, Parent and their respective affiliates, including Sverica, or any company that may be involved in the Transaction for which we and our affiliates would expect to receive compensation.  In the ordinary course of business Gleacher & Company Securities, Inc. (“Gleacher & Company”) and certain of its affiliates may trade the securities of the Company for their own account and for accounts of customers, and may at any time hold a long and short position in any such securities.

Our opinion expressed herein is provided for the information and assistance of the Board of Directors of the Company (solely in its capacity as such) in connection with its consideration of the Transaction and does not constitute a recommendation as to whether the Board of Directors of the Company or the Company should proceed with the Transaction, nor does it constitute advice or a recommendation to any holder of Company Common Stock as to how such holder should vote or act with respect to the Transaction or any matter related thereto.

 Based upon and subject to the foregoing and such other matters as we consider relevant, we are of the opinion that, as of the date hereof, the Per Share Merger Consideration to be received by the holders of Company Common Stock other than the Excluded Persons in the Transaction pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.  The issuance of this opinion has been approved by the Fairness Committee of Gleacher & Company.

Board of Directors
The Center for Wound Healing, Inc.
September 30, 2010

Very truly yours,

GLEACHER & COMPANY SECURITIES, INC.

Annex C

NEVADA REVISED STATUTES

RIGHTS OF DISSENTING OWNERS

      NRS 92A.300  Definitions.  As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.
      (Added to NRS by 1995, 2086)

      NRS 92A.305  “Beneficial stockholder” defined.  “Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.
      (Added to NRS by 1995, 2087)

      NRS 92A.310  “Corporate action” defined.  “Corporate action” means the action of a domestic corporation.
      (Added to NRS by 1995, 2087)

      NRS 92A.315  “Dissenter” defined.  “Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.
      (Added to NRS by 1995, 2087; A 1999, 1631)

      NRS 92A.320  “Fair value” defined.  “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.
      (Added to NRS by 1995, 2087)

      NRS 92A.325  “Stockholder” defined.  “Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation.
      (Added to NRS by 1995, 2087)

      NRS 92A.330  “Stockholder of record” defined.  “Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation.
      (Added to NRS by 1995, 2087)

      NRS 92A.335  “Subject corporation” defined.  “Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.
      (Added to NRS by 1995, 2087)

      NRS 92A.340  Computation of interest.  Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.
      (Added to NRS by 1995, 2087)

      NRS 92A.350  Rights of dissenting partner of domestic limited partnership.  A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.
      (Added to NRS by 1995, 2088)

      NRS 92A.360  Rights of dissenting member of domestic limited-liability company.  The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.
      (Added to NRS by 1995, 2088)

      NRS 92A.370  Rights of dissenting member of domestic nonprofit corporation.
      1.  Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.
      2.  Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.
      (Added to NRS by 1995, 2088)

      NRS 92A.380  Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.
      1.  Except as otherwise provided in NRS 92A.370 and 92A.390, any stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:
      (a) Consummation of a conversion or plan of merger to which the domestic corporation is a constituent entity:
             (1) If approval by the stockholders is required for the conversion or merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the conversion or plan of merger; or
             (2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.
      (b) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if his shares are to be acquired in the plan of exchange.
      (c) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.
      (d) Any corporate action not described in paragraph (a), (b) or (c) that will result in the stockholder receiving money or scrip instead of fractional shares except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207.
      2.  A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.
      3.  From and after the effective date of any corporate action described in subsection 1, no stockholder who has exercised his right to dissent pursuant to NRS 92A.300 to 92A.500, inclusive, is entitled to vote his shares for any purpose or to receive payment of dividends or any other distributions on shares. This subsection does not apply to dividends or other distributions payable to stockholders on a date before the effective date of any corporate action from which the stockholder has dissented.
      (Added to NRS by 1995, 2087; A 2001, 1414, 3199; 2003, 3189; 2005, 2204; 2007, 2438)

      NRS 92A.390  Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.
      1.  There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:
      (a) The articles of incorporation of the corporation issuing the shares provide otherwise; or
      (b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:
             (1) Cash, owner’s interests or owner’s interests and cash in lieu of fractional owner’s interests of:

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                   (I) The surviving or acquiring entity; or
                   (II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner’s interests of record; or
             (2) A combination of cash and owner’s interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).
      2.  There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.
      (Added to NRS by 1995, 2088)

      NRS 92A.400  Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.
      1.  A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.
      2.  A beneficial stockholder may assert dissenter’s rights as to shares held on his behalf only if:
      (a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and
      (b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.
      (Added to NRS by 1995, 2089)

      NRS 92A.410  Notification of stockholders regarding right of dissent.
      1.  If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters’ rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.
      2.  If the corporate action creating dissenters’ rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters’ rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430.
      (Added to NRS by 1995, 2089; A 1997, 730)

      NRS 92A.420  Prerequisites to demand for payment for shares.
      1.  If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights:
      (a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and
      (b) Must not vote his shares in favor of the proposed action.
      2.  If a proposed corporate action creating dissenters’ rights is taken by written consent of the stockholders, a stockholder who wishes to assert dissenters’ rights must not consent to or approve the proposed corporate action.
      3.  A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his shares under this chapter.
      (Added to NRS by 1995, 2089; A 1999, 1631; 2005, 2204)

      NRS 92A.430  Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents.
      1.  The subject corporation shall deliver a written dissenter’s notice to all stockholders entitled to assert dissenters’ rights.
      2.  The dissenter’s notice must be sent no later than 10 days after the effectuation of the corporate action, and must:
      (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;
      (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

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      (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not he acquired beneficial ownership of the shares before that date;
      (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and
      (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.
      (Added to NRS by 1995, 2089; A 2005, 2205)

      NRS 92A.440  Demand for payment and deposit of certificates; retention of rights of stockholder.
      1.  A stockholder to whom a dissenter’s notice is sent must:
      (a) Demand payment;
      (b) Certify whether he or the beneficial owner on whose behalf he is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and
      (c) Deposit his certificates, if any, in accordance with the terms of the notice.
      2.  The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.
      3.  The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his shares under this chapter.
      (Added to NRS by 1995, 2090; A 1997, 730; 2003, 3189)

      NRS 92A.450  Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder.
      1.  The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.
      2.  The person for whom dissenter’s rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.
      (Added to NRS by 1995, 2090)

      NRS 92A.460  Payment for shares: General requirements.
      1.  Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:
      (a) Of the county where the corporation’s principal office is located;
      (b) If the corporation’s principal office is not located in this State, in Carson City; or
      (c) At the election of any dissenter residing or having its principal office in this State, of the county where the dissenter resides or has its principal office.
Ê The court shall dispose of the complaint promptly.
      2.  The payment must be accompanied by:
      (a) The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year and the latest available interim financial statements, if any;
      (b) A statement of the subject corporation’s estimate of the fair value of the shares;
      (c) An explanation of how the interest was calculated;
      (d) A statement of the dissenter’s rights to demand payment under NRS 92A.480; and
      (e) A copy of NRS 92A.300 to 92A.500, inclusive.
      (Added to NRS by 1995, 2090; A 2007, 2704)

      NRS 92A.470  Payment for shares: Shares acquired on or after date of dissenter’s notice.
      1.  A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

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      2.  To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters’ right to demand payment pursuant to NRS 92A.480.
      (Added to NRS by 1995, 2091)

      NRS 92A.480  Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.
      1.  A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.
      2.  A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.
      (Added to NRS by 1995, 2091)

      NRS 92A.490  Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.
      1.  If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
      2.  A subject corporation shall commence the proceeding in the district court of the county where its principal office is located. If the principal office of the subject corporation is not located in the State, it shall commence the proceeding in the county where the principal office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located. If the principal office of the subject corporation and the domestic corporation merged with or whose shares were acquired is not located in this State, the subject corporation shall commence the proceeding in the district court in Carson City.
      3.  The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.
      4.  The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
      5.  Each dissenter who is made a party to the proceeding is entitled to a judgment:
      (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or
      (b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.
      (Added to NRS by 1995, 2091; A 2007, 2705)

      NRS 92A.500  Legal proceeding to determine fair value: Assessment of costs and fees.
      1.  The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.
      2.  The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:
      (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

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      (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.
      3.  If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.
      4.  In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.
      5.  This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.
      (Added to NRS by 1995, 2092)

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Annex D

EXERCISE OF DISSENTER’S RIGHTS AND
DEMAND FOR PAYMENT

Date:________

The Center For Wound Healing, Inc.
155 White Plains Road
Tarrytown, NY 10591
Attention:  Corporate Secretary

To Whom It May Concern:

The undersigned stockholder of The Center For Wound Healing, Inc., a Nevada corporation (the “Company”) hereby dissents from the merger (the “Merger”) of CFWH Merger Sub, Inc., a Nevada corporation (“Merger Sub”),  with and into the Company pursuant to the Agreement and Plan of Merger dated as of October 5, 2010, by and among CFWH Holding Corporation, a Delaware corporation, Merger Sub and the Company, and hereby demands payment of the fair value of my shares of common stock, par value $0.001 per share (“Common Stock”) of the Company.

The undersigned demands payment of the fair value of the following shares of Common Stockof the Company capital stock (the “Shares”):

Certificate Number	Number of Shares

Total:

The undersigned agrees and acknowledges that the date of the first announcement to the news media or to the stockholders of the Company of the terms of the Merger was October 6, 2010, and the undersigned acquired beneficial ownership of the Shares before such date.

The undersigned understands and acknowledges that this demand notice must be delivered to the Company, together with all stock certificates representing the Shares, if any, on or prior to____________, 2010 in order to receive payment of the fair value of the Shares.

[remainder of page intentionally left blank]

The undersigned requests that payment or an offer of payment be sent to the address set forth below the following signature.

STOCKHOLDER:

_______________________________________
(Signature)

_______________________________________

(Name of Stockholder)

_______________________________________
(Title of Signatory if Applicable)

Address:  ______________________________
_______________________________________
______________________________________